Exhibit 10.30

EXECUTION COPY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

MILFORD WIND PARTNERS, LLC

dated as of September 28, 2009

i

ANNEX I	Definitions
ANNEX II	Membership Interests

SCHEDULES
Schedule 3.4(a)	Project Site
Schedule 4.2(d)	Initial Capital Account
Schedule 8.2(b)	Required Reserves
Schedule 8.4	Insurance
Schedule 9	Transfer Representations and Warranties
Schedule 10	Shared Facilities Plan

EXHIBITS
Exhibit A	Form of Certificate for Class A Membership Interest
Exhibit B	Form of Certificate for Class B Membership Interest
Exhibit C	Form of Working Capital Revolving Loan Note
Exhibit D	Form of MWCI Operating Agreement
Exhibit E	Form of Project Company Operating Agreement

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

MILFORD WIND PARTNERS, LLC

This First Amended and Restated Limited Liability Company Agreement (this “Company LLC Agreement”) of Milford Wind Partners, LLC, a Delaware limited liability company (the “Company”), dated as of September 28, 2009 (the “Effective Date”), is made and entered into by and between Milford NHC, LLC, a Delaware limited liability company (“NHC”) and Stanton Equity Trading Delaware LLC, a Delaware limited liability company (“Stanton” or the “Initial Non-Affiliated Class B Member”).

Preliminary Statements

WHEREAS, on August 27, 2009, Milford Wind Corridor LLC, a Delaware limited liability company (“Milford”) formed Milford Wind Holdings, LLC, a Delaware limited liability company (the “Holdings”), as a wholly-owned subsidiary of Milford, and Holdings formed NHC, as a wholly-owned subsidiary of Holdings;

WHEREAS, the Company was formed by virtue of its certificate of formation filed with the Secretary of State of the State of Delaware on August 27, 2009 (the “Certificate of Formation”), and is governed by the Limited Liability Company Agreement of the Company, dated as of August 27, 2009, by Holdings and NHC as the members of the Company (the “Original Operating Agreement”);

WHEREAS, under the Original Operating Agreement, Holdings owned 100% of the Class B Membership Interests (as defined below) and NHC owned 100% of the Class A Membership Interests (as defined below).

WHEREAS, MWCI Holdings, LLC, a Delaware limited liability company (“MWCI”) owns 100% of the membership interests in Milford Wind Corridor Phase I, LLC (the “Project Company”). The Project Company owns and is developing the Project;

WHEREAS, on August 31, 2009, Milford contributed one hundred percent (100%) of the ownership interests in MWCI to Holdings and Holdings then contributed one hundred percent (100%) of the ownership interests in MWCI to NHC.

WHEREAS, pursuant to the Equity Contribution and Purchase Agreement among NHC, the Company and Stanton, dated as of September 28, 2009 (the

“Contribution Agreement”), (a) Stanton agreed with Holdings to purchase from Holdings the Class B Membership Interests and agreed with NHC to make an Initial Equity Capital Contribution to the Company on the Initial Closing Date on the terms and conditions provided in the Contribution Agreement and (b) NHC agreed to contribute one hundred percent (100%) of the ownership interests in MWCI on the Initial Closing Date;

WHEREAS, pursuant to the Contribution Agreement, Stanton has agreed to make the Second Equity Contribution Amount on the Second Equity Contribution Date subject to the satisfaction or waiver of certain conditions precedent;

WHEREAS, pursuant to the Contribution Agreement, Stanton has agreed, if necessary, to make the Third Equity Contribution Amount on the Third Equity Contribution Date subject to the satisfaction or waiver of certain conditions precedent; and

WHEREAS, NHC and Stanton each desire for Stanton to be admitted as a Member of the Company as of the Initial Closing Date and for the Original Operating Agreement to be amended and restated as stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, notwithstanding any contrary provision of the Original Operating Agreement or this Company LLC Agreement, effective as of the Initial Closing Date (as defined below), that:

A.            the sale by Holdings of the Class B Membership Interests to the Initial Non-Affiliated Class B Member pursuant to the Contribution Agreement is approved;

B.            the Initial Non-Affiliated Class B Member is admitted as a Member of the Company, holding all of the outstanding Class B Membership Interests in the Company;

C.            NHC continues as a Member of the Company, holding all of the outstanding Class A Membership Interests (as defined below) in the Company;

D.            the Initial Non-Affiliated Class B Member and NHC are the sole Members of the Company; and

E.             the Original Operating Agreement is amended and restated in its entirety as described herein.

ARTICLE I

DEFINITIONS

Section 1.1.       Definitions. Capitalized terms used but not otherwise defined in this Company LLC Agreement have the meanings given to such terms in Annex I.

ARTICLE II

CONTINUATION; OFFICES; TERM

Section 2.1.       Continuation of the Company. The Members hereby acknowledge the continuation of the Company as a limited liability company pursuant to the Act, the Certificate of Formation and this Company LLC Agreement.

Section 2.2.       Name, Office and Registered Agent.

(a)           The name of the Company shall be “Milford Wind Partners, LLC” or such other name or names the Managing Member may select and promptly notify to the other Members. The principal office of the Company shall be located at c/o First Wind Energy, LLC, 85 Wells Ave., Suite 305, Newton, Massachusetts 02459. The Managing Member may change the location of the principal office of the Company to another location, provided that the Managing Member gives prompt written notice of any such change to the registered agent of the Company and all Members.

(b)           The registered office of the Company in the State of Delaware is located at c/o CT Corp, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is CT Corp. The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act provided that the Managing Member gives prompt written notice of any such change to all Members. The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.

Section 2.3.       Purpose. The nature of the business or purpose to be conducted or promoted by the Company is: (i) to acquire, own, hold or dispose of the membership interests in MWCI and indirectly the membership interests in the Project Company and the Project; (ii) to engage in the transactions contemplated by the Transaction Documents; (iii) to engage, through subsidiaries, in the business of generating and supplying electricity from wind farms, and (iv) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies organized under the Act in each case that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

Section 2.4.       Term. The term of the Company commenced on August 27, 2009, and shall continue until such date that the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “LLC Agreement Termination Date”).

Section 2.5.       Organizational and Fictitious Name Filings; Preservation of Limited Liability. The Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as are necessary or appropriate for the conduct of the Company’s operation of its business. The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.

Section 2.6.       No Partnership Intended. The Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement other than for tax purposes under the Code, the applicable Treasury Regulations and any state, municipal or other income tax law or regulation, and this Company LLC Agreement shall not be construed to suggest otherwise.

ARTICLE III

RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 3.1.       Membership Interests.

(a)           The Membership Interests comprise 951 Class A Membership Interests and 49 Class B Membership Interests, all of which are issued and outstanding. The holders of the outstanding Membership Interests are set forth on Annex II to this Company LLC Agreement. The Manager shall periodically update Annex II from time to time to reflect any change in the ownership of the Membership Interest resulting from the issuance, redemption or transfer of Membership Interests in accordance with this Company LLC Agreement.

(b)           The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Company LLC Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit A and Exhibit B, respectively, or such other form as may be prescribed from time to time by any Applicable Law; (iii) be recorded in a register of Membership Interests, which register the Managing Member shall cause the Manager to maintain; (iv) be transferable only on recordation of such Transfer in the register of Membership Interest, which recordation the Managing Member shall cause the Manager to make, upon compliance with the provisions of ARTICLE IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with ARTICLE IX; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.

(c)           The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b), as the Member for all purposes of this Company LLC Agreement, except that the Manager may record in the register of Membership Interest any security interest of a secured party pursuant to any security interest permitted by this Company LLC Agreement.

(d)           If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms set forth in ARTICLE IX, the transferor shall automatically cease to be a Member.

Section 3.2.       Actions by the Members.

(a)           Except as otherwise permitted by this Company LLC Agreement (including Section 3.2(e)), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason without further action by the Managing Member and, in the alternative, shall be called by the Managing Member within 10 days following the written request of a Member. The Members may conduct any Company business at any meeting that is permitted under the Act or this Company LLC Agreement, whether such meeting is called by the Managing Member or by any Member. All meetings shall be at a reasonable time and place. Accurate minutes of any meeting shall be taken and filed with the minute books of the Company. Following each meeting, the minutes of the meeting shall be sent promptly to each Member.

(b)           Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

(c)           The presence in person or by proxy of Members owning more than 50 percent of the aggregate Class A Membership Interests and more than 50 percent of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members provided, that in the event a quorum is not present or otherwise represented at a meeting of the Members duly called in accordance with this Section 3.2(c), the Members present at such a meeting shall have the power to adjourn such meeting and to call another meeting no fewer than 10 days nor more than 15 days from such meeting (and notice thereof shall be promptly provided to all Members by the Managing Member (and the Members present at such second meeting shall be deemed to constitute a quorum). For the avoidance of doubt, no Major Decision shall be agreed at any meeting, or otherwise taken, without a Class Majority Vote.

(d)           Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member or of the Member calling such meeting, to each Member of record entitled to vote at such meeting not less than 5 Business Days nor more than 30 days prior to the meeting. Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.

(e)           Any action may be taken by the Members without a meeting if such action is authorized or approved by the written consent of Members representing sufficient Membership Interests to authorize or approve such action pursuant to this Company LLC Agreement. The Members may conduct any Company business or take any action required of Members under this Company LLC Agreement through written consent. Where action is authorized by written consent no prior notice is required and no meeting of Members needs to be called or noticed. A copy of any action taken by written consent shall be sent promptly to all Members and all actions by written consent shall be filed with the minute books of the Company.

(f)            Each Class A Membership Interest and each Class B Membership Interest shall be entitled to one vote for purposes of any vote, consent or approval of Members required under this Company LLC Agreement or the Act. With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of Members owning more than 50 percent of the outstanding Membership Interests (the “Majority Vote”) shall be required to authorize or approve any such matter; provided that for Major Decisions (such term being used as defined prior to, or following, the Flip Date, as the case may be) the affirmative vote, consent or approval of Members owning more than 50 percent of each of the outstanding Class A Membership Interests of the Company and the outstanding Class B Membership Interests of the Company, voting as separate classes, shall be required to authorize or approve such Major Decision in addition to any other approval required by this Company LLC Agreement or the Act (a “Class Majority Vote”). Prior to the Second Equity Capital Contribution, the consent of a Class B Member with respect to a requested Major Decision shall not be unreasonably withheld. Except for a Class Majority Vote or as otherwise expressly provided in this Company LLC Agreement, no separate vote, consent or approval of either Class A Members, acting as a class, or Class B Members, acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Company LLC Agreement.

Section 3.3.       Management Rights. No Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever. Except as otherwise provided herein, the Managing Member shall not hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company. A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Company LLC Agreement or the Act.

Section 3.4.       Other Activities.

(a)           Notwithstanding any duty otherwise existing at law or in equity, but subject to the express provisions of Section 3.4(b), any Member or the Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Company LLC Agreement in and to such independent ventures or any income, profits or property derived from them, including the development of additional wind projects in the areas around the Project site described in Schedule 3.4(a). Without limiting the generality of the foregoing, the Members recognize and agree that they and their respective Affiliates currently engage in certain activities involving the generation, transmission, distribution, marketing and trading of electricity and other energy products (including futures, options, swaps, exchanges of future positions for physical deliveries and commodity trading), and the gathering, processing, storage and transportation of such products, as well as other commercial activities related to such products, and that these and other activities by Members and their Affiliates (herein referred to as “Outside Activities”) may be made possible or more profitable by reason of the Company’s activities. The Members agree that, subject to the express provisions of Section 3.4(b), (i) no Member or Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Outside Activities, and (ii) no Member or its Affiliates shall have any duty or obligation, express or implied, to account to, or to share the results or profits of such

Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Outside Activities. Notwithstanding the provisions of this Section 3.4, the provisions of this Section 3.4 shall in no way waive a Member’s obligations under the other provisions of this Company LLC Agreement.

(b)           The Members and the Company agree that Sponsor and its Affiliates have the right to build additional wind projects (each, an “Expansion Project”) in the areas around the Project site described in Schedule 3.4(a), subject to the procedures set forth in this Section 3.4(b):

(i)        Prior to, the commencement of work under any contract for the erection of turbines on site for any Expansion Project, the Class A Members shall cause the Expansion Parties to promptly deliver to the Members at the cost of the Expansion Parties (A) if the Expansion Project (other than Phase II) is located within 50 rotor diameters of the closest Turbine of the Project, a wind study to be performed by a nationally recognized wind consultant reasonably acceptable to the Class B Members holding a majority of the Class B Membership Interests, which wind study shall be sufficient to allow the Independent Engineer to analyze and determine, on a preliminary basis, the Expansion Project Effect, and (B) in the case of an Expansion Project other than Phase II that utilizes the Gen Lead Substation Assets and Transmission Line Assets, a system impact study from a nationally recognized power transmission consultant reasonably acceptable to the Class B Members holding a majority of Class B Membership Interests, which system impact study shall be sufficient to allow the Independent Engineer to calculate and determine the detriment to the Project from the loss of capacity to the Project resulting from such use of the Gen Lead Substation Assets and Transmission Assets (the “Transmission Effect”). The Managing Member or shall cause the Manager to, in conjunction with the Independent Engineer, aggregate the Expansion Project Effect and Transmission Project Effect and shall or shall cause the Manager to re-run the Base Case Model, changing only the assumptions necessary to give effect to the aggregate of the Expansion Project Effect and Transmission Effect (such model, the “Preliminary Comparison Model”). The Preliminary Comparison Model shall be compared to the Base Case Model and the detriment, if any, resulting from such aggregate of the Expansion Project Effect and the Transmission Project Effect demonstrated by the comparison shall be expressed as the present value of the financial reduction in the Project’s gross revenues through at least the twentieth (20th) year following Commercial Operation calculated using a present value discount rate of *****% (the “Preliminary Cash Adjustment”). The Managing Member shall, or shall cause the Manager to, promptly present to the Company and the Members the determination of the Preliminary Cash Adjustment, together with the calculations relating thereto. If the Preliminary Cash Adjustment shows a decrease in net present value of less than 1%, no Preliminary Cash Adjustment payment shall be required to be made and no further action shall be required under this Section 3.4(b)(i). If the Preliminary Cash Adjustment shows a decrease in net present value of 1% or greater, the Managing Member shall, or shall cause the Manager to, notify the Expansion Parties to promptly pay the amount of such Preliminary Cash Adjustment (the “Preliminary Cash Adjustment Payment”) to the Company; provided, however, that the Managing Member shall, or shall cause the Manager to, segregate such Preliminary Cash Adjustment Payment when received by the Company from the other revenues of the Company pending the determination of the Final Cash Adjustment in accordance with Section 3.4(b)(iii).

(ii)       If the event that the Expansion Project is Phase II, prior to the transfer of any Gen Lead Substation Assets and Transmission Assets to the Expansion Party undertaking Phase II, the Class A Member shall provide written confirmation as to whether or not the use of the Shared Facilities by Phase II will be in accordance with the Shared Facilities Plan and, if not, setting forth the proposed changes to the Shared Facilities Plan.

(iii)      Upon completion of the construction of any Expansion Project (other than Phase II), the Managing Member shall, or shall cause the Manager to, cause the Independent Engineer to calculate, on a final basis, the Expansion Project Effect (for any such Expansion Project within 50 rotor diameter of the closest Turbine of the Project) and the Transmission Effect (for any such Expansion Project that utilizes the Gen Lead Substation Assets and Transmission Assets). The Managing Member shall, or shall cause the Manager to, in conjunction with the Independent Engineer, aggregate the final Expansion Project Effect and final Transmission Project Effect and shall, or shall cause the Manager to, re-run the Base Case Model, changing only the assumptions necessary to give effect to the aggregate of the final Expansion Project Effect and final Transmission Effect and the final design and construction timetable (including changes in the projected operations date) (the “Final Comparison Model”). The Final Comparison Model shall be compared to the Base Case Model and the result of the comparison shall be used to determine on a final basis the detriment (if any) to the Company, expressed as the present value of the financial reduction in the Project’s gross revenues through at least the twentieth (20th) year following Commercial Operation calculated using a present value discount rate of *****%. Such amount (if any) shall be the (the “Final Cash Adjustment”). If the Final Cash Adjustment shows a decrease in net present value of less than 1%, the Final Cash Adjustment shall be deemed to be zero. The Managing Member shall, or shall cause the Manager to, promptly determine the difference between the Final Cash Adjustment and the Preliminary Cash Adjustment Payment and present such information, together with the calculation of the Final Cash Adjustment, to the

Company and the Members. If the difference between the Final Cash Adjustment and the Preliminary Cash Adjustment Payment is positive, the Managing Member shall, or shall cause the Manager to, notify the Expansion Parties to promptly pay the amount of such positive amount to the Company. If such difference is negative, the Managing Member shall, or shall cause the Manager to, promptly pay the absolute value of such negative amount to the Expansion Parties by withdrawing such amount from the segregated Preliminary Cash Adjustment Payment.

(iv)     Notwithstanding anything to the contrary in this Company LLC Agreement, the Class B Members holding a majority of the Class B Membership Interests may dispute or disagree with the Preliminary Cash Adjustment or Final Cash Adjustment and any underlying calculation relating thereto by providing written notice to the Class A Members within 15 Business Days of any of the Preliminary Cash Adjustment or Final Cash Adjustment being presented to the Company and the Members. In the event of such a written notice, the matter under dispute will be resolved in accordance with the dispute resolution procedures in Section 12.11. Prior to the resolution of any such dispute, the implementation of the applicable Expansion Project may proceed in accordance with the other terms and conditions of this Company LLC Agreement as if the Preliminary Cash Adjustment or Final Cash Adjustment or underlying calculations thereto had not been disputed; provided, however, that upon the resolution of the applicable dispute pursuant to Section 12.11, the Preliminary Cash Adjustment or the Final Cash Adjustment, as the case may be, (and related underlying calculations that were under dispute) shall be adjusted as necessary to give effect to such dispute’s resolution. For the avoidance of doubt, if the Class B Members do not provide written notice to the Class A Members of their decision to dispute or disagree with the Preliminary Cash Adjustment or Final Cash Adjustment within 15 Business Days of such Preliminary Cash Adjustment or Final Cash Adjustment being presented to the Company and the Members, the Class B Members shall be deemed to have confirmed the Preliminary Cash Adjustment or Final Cash Adjustment and the implementation of the applicable Expansion Project may proceed on such a basis.

(v)      Should an Expansion Project other than Phase II utilize the Gen Lead Substation Assets and Transmission Line Assets, the Managing Member shall cause the Company to enter into a transmission agreement with the Expansion Parties developing such Expansion Project that will provide for compensation to the Company for the Transmission Effect in accordance with the procedures set forth in Section 3.4(b)(i) and Section 3.4(b)(iii).

(vi)     For purposes of this Company LLC Agreement, under no circumstances shall any assumptions in the Base Case Model pursuant to this Section 3.4(b) be modified to reflect the historical performance of the Project.

(c)           The Members further agree that each Expansion Party shall be a third-party beneficiary of Section 3.4(b) and shall have the right to enforce the provisions of Section 3.4(b) against the Members or the Company only to the extent such Expansion Party is seeking to defend a claim or to obtain relief with respect to any action of the Company or the Members in contravention of Section 3.4(b) that seek to hinder or prevent or otherwise interfere with the rights of the Expansion Parties to develop the Expansion Projects; provided that a Member shall only be liable with respect to actions taken by such Member in contravention of Section 3.4(b) and shall not be liable for the actions or inactions by any other Member or the Company.

(d)           Prior to the commencement of construction work to erect any turbines on site for any Expansion Project (other than Phase II) that is within 50 rotor diameters of the closest Turbine of the Project, or the permitting by the applicable Expansion Party of the filing of any lien, security interest or other encumbrance against any such Expansion Project, the Class A Member will cause the Expansion Party owning such Expansion Project and the Project Company to execute (1) an agreement which obligates such Expansion Party to pay to the Project Company any Preliminary Cash Adjustment and any Final Cash Adjustment as provided in Section 3.4(b), which agreement will run with and burden such Expansion Project and run with and benefit the Project and (2) a memorandum of such agreement to be placed of record in the counties in which such Expansion Project and the Project are located.

(e)           To the extent any Expansion Project will use any Shared Facilities, the Class A Member will cause the Expansion Party owning such Expansion Project and the Project Company to execute an agreement(s) governing the shared use of such Shared Facilities, (1) which agreement(s) shall be substantially consistent with the Shared Facilities Plan and (2) which agreement(s) will run with, benefit and burden such Expansion Project and run with, benefit and burden the Project and (3) which agreement(s) (or a memorandum thereof) will be placed of record in the counties in which such Expansion Project and the Project are located. To the extent that any use of Shared Facilities involves the sale of any interest in such Shared Facilities, the purchase price for such sale shall be paid in a manner consistent with the Shared Facilities Plan. No sale or other conveyance of any Shared Facilities intended to be continued to be used by the Project Company shall be made in a manner which would permit the termination of the Project Company’s rights to use such Shared Facilities except upon a default by the Project Company under any agreement for the shared use of such Shared Facilities.

Section 3.5.       No Right to Withdraw. Except in the case of Transfers in accordance with ARTICLE IX, no Member shall have any right to resign voluntarily or otherwise withdraw from the Company without the prior written consent of each of the remaining Members of the Company in their sole and absolute discretion.

Section 3.6.       Limitation of Liability of Members.

(a)           Anything in this Company LLC Agreement to the contrary notwithstanding, the Managing Member does not guarantee any tax credits or Cash Grant or any outcome or event or that the Company will in fact comply with any applicable legal or contractual obligation; provided that this Section 3.6(a) does not release the Managing Member from its obligation to perform in accordance with the terms of this Company LLC Agreement, and the Managing Member shall be required to perform its duties and obligations hereunder (i) in instances not involving the direct or indirect operation and management of the Project and the Company, in good faith and in a manner reasonably believed to be in the best interest of the Company and (ii) in accordance with the Prudent Operator Standard. The Members shall be required to perform their duties and obligations hereunder in good faith.

(b)           Each Member’s liability shall be limited as described in the Act and other Applicable Law. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company. In respect of any specific matter or circumstance requiring interpretation, application, or enforcement of Material Contracts, the Managing Member may rely on the advice of legal counsel and qualified industry consultants engaged to advise the Managing Member or the Company with respect to such matter or circumstance. The Managing Member shall have no liability to the Company or any Member in respect of any election made in good faith pursuant to Section 7.4. In no event shall any Member be liable under this Company LLC Agreement to another Member for any consequential, punitive, special or incidental damages (including lost profits) incurred by, such Member arising from a breach of this Company LLC Agreement; provided that this limitation shall in no way limit any such liability of a Member under any other Transaction Document.

(c)           Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any officer or employee of the Company, or by any other individual as to matters that such Member reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(d)           To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Company LLC Agreement, such Member, acting under this Company LLC Agreement shall not be liable to the Company or to any Member or other Person bound by this Company LLC Agreement for its good faith reliance on the provisions of this Company LLC Agreement; provided that this Section 3.6(d) shall not be construed to limit obligations or liabilities therefor, in each case as expressly stated in this Company LLC Agreement or any other Transaction Document. The provisions of this Company LLC Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member.

(e)           NHC, in its capacity as a Member, or Managing Member, shall not have any liability for breach of contract (except as provided in (i) or (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any other Person that is a party to or is otherwise bound by this Company LLC Agreement, in each case, to the fullest extent permitted by the Act; provided that this Company LLC Agreement shall not limit or eliminate liability for any (i) obligations expressly imposed on NHC, as Member, or Managing Member, pursuant to this Company LLC Agreement or any other Transaction Document or (ii) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or gross negligence, willful misconduct or fraud. The Managing Member, in its capacity as the Managing Member, shall have no liability to the Company or to the other Members for actions taken, or decisions not to act taken, with the approval of the Members representing a Class Majority Vote for Major Decisions. The Managing Member shall have no liability resulting from any economic losses, reduced revenues of the Project Company or reduced generation of electricity at the Project resulting solely from the actual level of wind resource available at the Project at any given time. Except with respect to liability resulting from gross negligence, fraud or willful misconduct, NHC, in its capacity as a Member, or Managing Member, shall not have any liability of any kind under this Company LLC Agreement for monetary damages in an amount that, taken together with any amounts it has paid, or may then be required to pay, as indemnification under the Contribution Agreement, would exceed the amount it would be required to pay at such time if such liability under this Company LLC Agreement was a Investor Indemnified Cost (as defined in the Contribution Agreement) and subject to all applicable provisions of ARTICLE 5 of the Contribution Agreement relating to indemnification of

Investor Indemnified Costs. For the avoidance of doubt, the Parties hereto acknowledge that the provisions of ARTICLE 5 of the Contribution Agreement shall include any amounts that may be payable to an Investor Indemnified Party as a result of a breach of NHC’s obligations and representations hereunder or under any other Transaction Documents and that any such amounts shall constitute “Investor Indemnified Costs.”

(f)            NHC, in its capacity as a Member, or Managing Member, shall not have any liability to the Company, any Class B Member or any other Person bound by this Company LLC Agreement for damages resulting from a breach or breaches by (i) the Manager of any of its obligations, covenants or agreements under any Management Services Agreement or the Administrative Services Agreement or (ii) the Operator of any of its obligations, covenants or agreements under any O&M Agreement; provided that this Section 3.6(f) shall not be construed to limit the obligations of the Member or Managing Member to perform in accordance with the terms of this Company LLC Agreement.

Section 3.7.       Liability for Deficits. None of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company, except to the extent otherwise provided by law with respect to third-party creditors of the Company and except that the Class B Members have agreed to a deficit restoration obligation up to the limit described in Section 10.2(g).

Section 3.8.       Company Property. All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Section 3.9.       Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member. The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company. The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Company LLC Agreement to Transfer its Membership Interest. A successor in interest to a Member shall not become a substituted Member except as provided in this Company LLC Agreement.

Section 3.10.     Withdrawal of Capital. No Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except distributions described in ARTICLE VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Company LLC Agreement and applicable provisions of the Act. No Member shall be entitled to demand or receive any interest on its Capital Contributions.

Section 3.11.     Representations and Warranties.

(a)           Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after the time it becomes a Member):

(i)        That the Member is duly incorporated, organized or formed (as applicable), validly existing, and in good standing under the law of the jurisdiction of its incorporation, organization or formation; if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that the Member has full power and authority to execute and deliver this Company LLC Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Company LLC Agreement by that Member have been duly taken.

(ii)       That the Member has duly executed and delivered this Company LLC Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that the Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(iii)      That the Member’s authorization, execution, delivery, and performance of this Company LLC Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that the Member is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that the Member is subject, except in the case of clause (B) and clause (C) to the extent that such conflict, breach, default or violation would not reasonably be expected to have a material adverse effect on such Member’s ability to perform its obligations hereunder; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

(iv)     That the Member is a “United States person,” as defined in section 7701(a)(30) of the Code, and is not subject to withholding under section 1446 of the Code.

(v)      That the Member is not a Tax-Exempt Person.

(vi)     No part of the aggregate Capital Contribution made by that Member, constitutes assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§2510.3-101 et seq.) or assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest.

Section 3.12.     Covenants.

(a)           Each Member hereby covenants to the Company and each other Member that (i) it will be a “United States person,” as defined in section 7701(a)(30) of the Code, (ii) it will not be subject to withholding under section 1446 of the Code, (iii) it will remain a corporation taxed under subchapter C of the Code throughout the Recapture Period and, (iv) during the Recapture Period, it will not make any express election, agreement or arrangement with any Governmental Authority that would result in the reimbursement or recapture of the Cash Grant.

(b)           Each Class A Member hereby covenants to the Company and each other Member that: (i) all electricity produced by the Project Company will be through the use of wind energy from the Project and (ii) no part of the assets of the Company or the Project Company is or will be (A) used predominately outside of the United States or (B) “tax-exempt use property” within the meaning of Section 168(h) of the Code unless the property becomes “tax-exempt use property” due to an act or omission of a Class B Member or as a result of any of the Fixed Tax Assumptions (other than clause (a) thereof) being incorrect or untrue.

(c)           Each Member hereby covenants to the Company and each other Member that it shall:

(i)        elect to be treated, take all other actions to be treated, and take no actions that would cause it not to be treated as a corporation, or as an association taxable as a corporation, for U.S. federal income tax purposes; and

(ii)       not elect to be treated or take any actions that would cause it to be treated as a Tax-Exempt Person; and

(iii)      not, at any time prior to August 31, 2011, permit the Member to be owned by persons that would cause such Member to be treated as a tax-exempt entity within the meaning of section 168(h) of the Code.

Section 3.13.     Cash Flow Prior to the Second Equity Capital Contribution Date. (a) The Managing Member hereby covenants to the Company and each other Member that all cash flow generated by the Project Company prior to the Commercial Operation Date shall be for the account of the Project Company and the Managing Member covenants to cause such cash flow to be used to pay construction costs, operating costs or other such costs of the Project Company. Such cash flow will not be required to be distributed by the Project Company.

(b)           In the event that any construction costs remain to be paid after the Commercial Operation Date, to the extent that additional disbursements may be requested under the Existing Financing Credit Agreement and any applicable conditions to such disbursement can be satisfied, the Managing Member shall cause the Project Company to request the disbursement of additional loans under the Existing Financing Credit Agreement and use the proceeds of such loans (and not cash flow generated by the Project Company after the Commercial Operation Date) to pay such remaining construction-related costs. If loan proceeds are not available to pay construction costs of the Project after the Commercial Operation Date, cash flow generated by the Project Company will be used to pay such amounts.

(c)           Cash flow of the Project Company may be used at any time to cover operating costs of the Project Company regardless of the availability of additional disbursements under the Existing Financing Credit Agreement.

Section 3.14.     Matters Pertaining to the Cash Grant.

(a)           Prior to the Second Equity Capital Contribution Date or the Third Equity Capital Contribution Date, as applicable, the Managing Member shall provide the Class B Member with (i) the Cost Segregation Report, in accordance with Sections 2.7 and 2.10 of the Contribution Agreement, which Cost Segregation Report will be used by the Members to determine the applicable Estimated Cash Grant Amount, and (ii) the documentation reasonably necessary to calculate the Estimated Cash Grant Amount. Prior to paying any Special Funded Distribution, the Managing Member shall cause the Company to deposit an amount equal to the Holdback Amount for Cash Grant Shortfall into a designated account in the Company’s name. During the 60 day period beginning on the Second Equity Capital Contribution Date, the Managing Member shall: (x) use commercially reasonable efforts to complete and file, or cause to be completed and filed at the Company level (or Project Company level if filing at the Company level is not possible or is reasonably likely to be rejected), the initial Grant Application in a manner consistent with the conclusions set forth in the Cost Segregation Report (as such report may be updated as of the date on which the Grant Application is filed), and (y) as soon as commercially reasonable after all the Specified Energy Property that will be included in such Grant Application has been Placed In Service: (A) provide the Accounting Firm the information it needs to issue the Accountant’s Certificate and (B) provide the Independent Engineer or the Turbine Supplier the information it needs to issue a certificate that all such Turbines have been installed, tested and are capable of being used for their intended purposes. To the extent permitted by applicable law (and provided that it would not likely cause the Grant Application to be rejected or materially delayed), the Grant Application will request that the Cash Grant be wired or otherwise sent directly to an escrow account. The Members will cooperate to seek confirmation from the appropriate Governmental Authorities with respect to the ability to have such escrow account established in the name of the Company. To provide for the possibility that the Cash Grant will have to be funded to an account of the Project Company, promptly following the Initial Closing Date, the Managing Member shall use reasonable best efforts (which in no event shall require the expenditure of more than $300,000) to cause the Project Company, at its cost, to cause the Existing Financing lenders and collateral agent to allow the Project Company to establish an escrow account in the name of the Project Company which would not be subject to any lien or security interest or restriction on distribution other than the hereinafter described escrow agreement. Whether or not the escrow account is at the Project Company or Company level, (a) the escrow account shall be at financial institution which is not an affiliate of the Class B Member selected by the Class B Member, (b) the escrow account shall be subject to an escrow agreement in form and substance reasonably acceptable to the Class B Member, the Class A Member, the escrow agent and either the Project Company or the Company, as applicable, which shall provide that upon receipt of any funds in the escrow account, the escrow agent will immediately distribute to the Class B Member an amount up to the Estimated Cash Grant Amount and will distribute any excess over such amount to the Company for distribution in accordance with the provisions of this Company LLC Agreement. Promptly following the filing of any Cash Grant application, the Class B Member and the Project Company or the Company, as applicable, shall notify the Escrow Agent of the Estimated Cash Grant Amount for the next expected Cash Grant. Any distribution made from the escrow account to a Member will be deemed to be a Company distribution for all purposes of this Agreement, including, without limitation, for purposes of maintaining Capital Accounts and determining the Calculated Amount. If the initial Grant Application is not filed within the 60 day period beginning on the Second Equity Capital Contribution Date, (a) the Managing Member shall provide the Class B Member with a written notice explaining the status of the Grant Application, the reason for the delay in filing the Grant Application and the date on which the Managing Member expects the Grant Application to be filed and (b) shall thereafter use its best efforts to get the Grant Application filed as promptly as practicable thereafter.

(b)           At least 10 days prior to filing a Grant Application, the Managing Member shall deliver to the Class B Member a copy of the proposed Grant Application, which shall include the proposed filing date for the Grant Application. The Class B Member shall have the right to raise reasonable objections to the proposed Grant Application within 5 days after the Class B Member’s receipt thereof. If the Class B Member raises any objections to the proposed Grant Application within such 5 day period, the Managing Member and the Class B Members shall use commercially reasonable efforts to resolve such objections. In the event the Managing Member and the Class B Member are unable to resolve any such objections within a reasonable period of time, the Managing Member and the Class B Member shall jointly engage a nationally recognized law firm, to be agreed to between the Managing Member and the Class B Member, to provide an opinion or other form of written advice, reasonably acceptable to both parties, advising as to the proper resolution of the objections raised by the Class B Member.

(c)           To the Knowledge of the Managing Member, after due inquiry, all factual information and factual statements contained in the Grant Application including amounts relating to the costs incurred with respect to the Project shall be true, correct and complete in all material respects. For the avoidance of doubt, this representation and warranty shall not be construed as a representation as to the legal matters or legal conclusions such as (but without limitation) the date construction began or whether the Project has been Placed in Service or what portion of the property comprising the Project constitutes Specified Energy Property, in each case, for purposes of the Code or the American Recovery and Reinvestment Act of 2009.

(d)           The Managing Member shall respond to all written requests from any Governmental Authority for additional or supplemental information relating to the Grant Application and shall make all required filings and responses in consultation with the Class B Member.

(e)           Upon receipt by the Company of Cash Grant proceeds, the Managing Member shall provide the Class B Member, or cause the Class B Member to be provided with, a Cash Grant Distribution Notice.

Section 3.15.     Separateness.

(a)           The Company has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except for MWCI and the Project Company;

(b)           The Company does not have, shall not have and at no time had any assets other than its membership interests in MWCI and personal property necessary or incidental to its ownership of such membership interests;

(c)           The Company has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit any dissolution, winding up, liquidation, consolidation or merger or any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except in each case as permitted by (i) this Company LLC Agreement and, (ii) any transfer of the Company’s membership interests in connection with the transactions described in the Contribution Agreement;

(d)           The Company shall not incur any additional debt or contingent liabilities except as permitted by this Company LLC Agreement;

(e)           The Company shall not consent to or permit any amendment of the Company LLC Agreement or its formation documents or other organizational documents with respect to the matters set forth in this Section 3.15.

(f)            The Company shall not commingle assets with those of any other entity and shall hold its assets in its own name;

(g)           The Company shall conduct its own business in its own name;

(h)           The Company shall maintain bank accounts (if any), books, records and financial statements in accordance with generally accepted accounting principles and separate from any other person or entity;

(i)        The Company shall observe all formalities of the Company LLC Agreement;

(i)            The Company shall pay its own liabilities out of its own funds (which may include Working Capital Loans, payments made or capital contributed by the Members pursuant to ARTICLE IV);

(j)            The Company shall maintain adequate capital in light of its contemplated business operations;

(i)        The Company shall use separate stationery, invoices and checks;

(k)           The Company shall maintain an arm’s-length relationships with its Affiliates;

(l)            The Company shall pay the salaries of its own employees, if any;

(m)          The Company shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, in each case, other than MWCI or the Project Company;

(n)           The Company shall not make any loans to any other person or entity other than in accordance with this Company LLC Agreement;

(o)           The Company shall allocate fairly and reasonably any overhead for shared office space;

(p)           The Company shall not pledge its assets for the benefit of any other entity, other than MWCI, the Project Company or the Project; and

(q)           The Company shall hold itself out as a separate entity, with the exception that the Company shall not be considered separate entities from MWCI or the Project Company for federal, state, and local income tax purposes, and not fail to correct any known misunderstanding regarding its separate identity.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1.       Capital Contributions.

(a)           Except as provided in this Section 4.1 and Section 10.2, no Member will be required to make any Capital Contributions to the Company after the Effective Date.

(b)           Subject to the terms and conditions in the Contribution Agreement, the Members will make their respective Capital Contributions provided for in the Contribution Agreement.

(c)           Payments of Capital Contributions made by the ***** under the ***** shall be deemed to be Capital Contributions by the Class B Members hereunder.

Section 4.2.       Capital Accounts.

(a)           A Capital Account will be established and maintained for each Member in the manner required by the Treasury Regulations under section 704(b) of the Code.

(b)           A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company, (ii) the Gross Asset Value of any

property the Member contributes to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under section 752 of the Code), (iii) the income and gain (or items thereof) that the Member is allocated by the Company, including any income and gain exempted from tax (e.g., income allocated in respect of the Cash Grant) and gain described in Section 4.2(c) and (iv) an amount equal to an allocation of upward basis adjustment to such Member in the event of a recapture of the Cash Grant as described in Treasury Regulation section 1.704-1(b)(2)(iv)(j). A Member’s Capital Account will be decreased by (v) the amount of money distributed to the Member by the Company (including any proceeds from the Cash Grant distributed to such Member but excluding any cash or property distribution to the Class A Member from the sale of the Gen Lead Substation Assets and Transmission Assets), (vi) the Gross Asset Value of any property distributed to the Member by the Company (net of liabilities secured by the property that the Member is considered to assume or take subject to under section 752 of the Code), (vii) any expenditures of the Company described in section 705(a)(2)(B) of the Code (i.e., expenditures that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (viii) losses and deductions (or items thereof) that are allocated by the Company to the Member, including losses described in Section 4.2(c), but the Capital Account will not be reduced again under this clause (viii) for expenditures that already reduced it under clause (vii) and (ix) an amount equal to an allocation of downward basis adjustment to such Member as described in Treasury Regulation section 1.704-1(b)(2)(iv)(j).

(c)           The Gross Asset Values of all the Company assets will be adjusted to equal their respective Gross Fair Market Values upon the occurrence of any of the following events: (i) if any new or existing Member contributes more than a de minimis amount of money or property in exchange for a new or additional Membership Interest, provided that, for the avoidance of doubt, no adjustment will be made to Gross Asset Values in connection with any Capital Contributions described in Section 4.2(b), (c) or (d), (ii) if more than a de minimis amount of money or other property is distributed by the Company to a Member to redeem its Membership Interest, or (iii) if the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Following the occurrence of an event in clauses (i) and (ii) the Managing Member will make an adjustment to Gross Asset Value only if it reasonably determines, after Consultation with the other Members, that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. In addition, the Gross Asset Value of any Company asset that is distributed to a Member will be adjusted to equal the Gross Fair Market Value of the asset on the Distribution Date. In the event the Gross Asset Value of any item of the Company’s property is adjusted as described in this Section 4.2(c), then the amount of the adjustment will be treated as an item of gain (if the adjustment increases the Gross Asset Value) or an item of loss (if the adjustment decreases the Gross Asset Value) from the disposition of such property.

(d)           For United States federal income tax purposes, on the Initial Closing Date, NHC will be treated as having contributed the Project to the Company in a transaction described in Section 721 of the Code, and the Initial Non-Affiliated Class B Member will be treated as purchasing the Class B Membership Interests from Holdings in a taxable transaction, and making a Capital Contribution in the amount of the Initial Equity Capital Contribution in a transaction described in Section 721 of the Code. The initial Capital Account balance and Percentage Interest or Pro Rata Share of each Member are shown in Schedule 4.2(d). Upon the occurrence of a Second Equity Capital Contribution and if applicable, a Third Equity Capital Contribution, then the Capital Account of each Class B Member will be increased by the amount of Capital Contributions made by such Class B Member on the Closing Date of each such Capital Contribution.

(e)           The Managing Member will update Schedule 4.2(d) after each Capital Contribution and from time to time as necessary to reflect accurately the information therein, provided, however, that, notwithstanding anything in this Company LLC Agreement or the Contribution Agreement to the contrary, failure to update Schedule 4.2(d) in accordance with this Section 4.2(e) shall not impact the actual amounts considered Capital Contributions hereunder, all of which shall be deemed made on the date actually contributed. Any such updating will be consistent with how this ARTICLE IV requires that the Capital Accounts be maintained. Any reference in this Company LLC Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended or should have been amended and in effect from time to time.

(f)            If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Company LLC Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred. The Initial Non-Affiliated Class B Member will succeed to the Capital Account of Holdings on the Initial Closing Date.

(g)           The provisions of this Company LLC Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704 1(b) and 1.704-2, and will be interpreted and applied in a manner consistent with such Treasury Regulations or any successor provisions.

Section 4.3.       Working Capital Loans; Letter of Credit Reimbursement Obligations.

(a)           NHC or any Affiliate of NHC may make (but will have no obligation to make), or any third party may make, loans to the Company or the Project Company, when and as needed (as determined by the Managing Member), sufficient to cover working capital, maintenance and capital expenditure needs of the Company or the

Project Company, and to make available necessary letters of credit (other than letters of credit for the purpose of funding the Required Reserves), in an aggregate principal amount outstanding at any time not to exceed $20,000,000 for the Company and the Project Company combined (any such loan, a “Working Capital Loan”). All Working Capital Loans made by a third party lender may be secured and all Working Capital Loans will be repaid out of available cash flow of the Company (if the Company is the borrower) or the Project Company (if the Project Company is the borrower) before any distributions (other than Special Funded Distributions or Cash Grant Distributions) to members of such entity other than any distribution that is a Special Funded Distribution or a Cash Grant Distribution. Any Working Capital Loans made by NHC or an Affiliate of NHC shall (a) be evidenced by a note substantially in form of Exhibit D hereto and (b) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender.

(b)           If at any time or from time to time the Managing Member determines that there is a shortfall of cash (the “Cash Shortfall”) available to the Project Company, MWCI or the Company to (i) meet their obligations as and when due and payable or (ii) to cover the cost of work that is necessary or advisable to maintain the Project in accordance with the Prudent Operator Standard, or to prevent or cure a default or breach under a Material Contract, the Managing Member may provide written notice to the Members of the projected amount of such shortfall and a description of the related expenses. If NHC or any Affiliate of NHC do not exercise their right to make a Working Capital Loan to cover such a Cash Shortfall within 20 Business Days of the determination that a Cash Shortfall exists, the Class B Member shall also have the right to make (but will have no obligation to make) Working Capital Loans, on commercially reasonable terms, to cover such Cash Shortfall.

(c)           In the event that NHC or an Affiliate of NHC provides PPA Credit Support or other credit support expressly permitted under this Company LLC Agreement, which shall be provided under arms-length commercial terms, in each such case as required for the operation of the Project on behalf of the Company, MWCI or the Project Company, then NHC or such Affiliate will be entitled to reimbursement (to be repaid out of available cash flow, after operating expenses of the Company, MWCI or the Project Company, as applicable, are paid, and before any distributions to the members of such entity are distributed) of the cost of all PPA Credit Support obligations. In such event, NHC or an Affiliate will also receive from the Company (and be paid in the same order of priority as such costs) a guaranty fee, which guaranty fee shall be in the amount of either (i) 1% per annum of the guaranteed amount of the PPA Credit Support or other credit support provided if the amount is known and quantifiable or (ii) if the guaranteed amount of the PPA Credit Support or other credit support is not known or quantifiable at the time provided, (A) 1% times (B) 10% of the present value of the total contract quantity under the contract for which such support is being provided, calculated using the energy estimates in the Base Case Model (as applicable), the contractual prices, and a *****% discount rate.

(d)           In the event that NHC or an Affiliate becomes obligated to reimburse a third party lender other than an Affiliate of NHC that provides PPA Credit Support provided on behalf of the Company, MWCI or the Project Company, such reimbursement obligations or loans shall each be deemed an unsecured loan to the Company, MWCI or the Project Company, as applicable, by NHC or such Affiliate, as applicable, which loan shall be on commercially reasonable terms and will be repaid out of available cash flow after operating expenses of the Company or the Project Company, as applicable, are paid, and before any distributions to the members of such entity are distributed.

ARTICLE V

ALLOCATIONS

Section 5.1.    Allocations. After giving effect to the allocations in Section 5.2 and except as provided in Section 10.2(c), or 10.2(d), for purposes of maintaining Capital Accounts, all items of Company income, loss, gain, deduction and credit (including the Utah PTCs) for any Tax Year will be allocated among the Members as follows:

(a)           For the period through the Flip Date, 99% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 1% to the Class A Members, allocated pro rata in proportion to the Percentage Interest held by each Class A Member, provided, that if the Second Equity Capital Contribution Date has not occurred on or prior to January 31, 2010, all such amounts shall be allocated 97.73% to the Class A Members and 2.27% to the Class B Members.

(b)           And, if the proviso in Section 5.1(a) does not apply, for the period after the Flip Date, (i) 5% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and (ii) 95% to the Class A Members, allocated pro rata in proportion to the Percentage Interest held by each Class A Member.

(c)           No losses or deductions may be allocated to a Member pursuant to this Section 5.1 to the extent the allocation would lead to a deficit in such Member’s Adjusted Capital Account. Losses or deductions that a Member cannot be allocated by reason of this Section 5.1(c) will be allocated to the other Members in the following order and priority:

(i)        first, all items of deduction for Depreciation; and

(ii)       second, all remaining items of loss.

Section 5.2.       Adjustments. The following allocations will be made in the following order to comply with Treasury Regulations Section 1.704-1(b):

(a)           In any Tax Year in which there is a net decrease in Company Minimum Gain, income and gain in the amount of the net decrease will be allocated to Members in the ratio required by Treasury Regulations Section 1.704-2. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(b)           In any Tax Year in which there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt, then income and gain in the amount of the net decrease will be allocated to each Member who was considered to have had a share of such minimum gain at the beginning of the Tax Year in the ratio required by Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This provision is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(c)           In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704 1(b)(2)(ii)(d)(4), (5) or (6), items of gross income will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in the Member’s Adjusted Capital Account as quickly as possible. However, an allocation will be made under this Section 5.2(c) only if and to the extent that the Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in Section 5.1 and 5.2 have been tentatively made as if this Section 5.2(c) were not in this Company LLC Agreement.

(d)           In the event that any Member has a deficit in its Adjusted Capital Account at the end of any Tax Year after all the other allocations in Section 5.1 and 5.2 have been taken into account, then the Member will be specially allocated items of Company income and gain as quickly as possible to eliminate the deficit.

(e)           Nonrecourse Deductions for any Tax Year will be allocated to the Members in the same ratio as other partnership items under Section 5.1 or Section 10.2(c) and 10.2(d), as applicable.

(f)            Any Member Nonrecourse Deductions for any Tax Year will be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(g)           If the Company distributes property to a Member in liquidation of the Membership Interest of the Member and there is an adjustment in the adjusted tax basis of Company property under section 734(b) of the Code, there will be a corresponding adjustment to the Capital Account of the Member receiving the distribution. If the Company distributes cash to a Member in excess of its outside basis in its Membership Interest, leading to an adjustment in the inside basis of the Company property under section 743(b) of the Code, solely for purposes of adjusting Capital Accounts of the Members, the adjustment in the inside basis will be treated as gain or loss and be allocated among the Members in the same ratio as other gain or loss for the Tax Year in which the adjustment occurs. This provision is intended to comply with Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) and (4) and will be interpreted consistently therewith.

(h)           The allocations in this (apart from Section 5.2(g)) are required to comply with the Treasury Regulations. To the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under ARTICLE V and Section 10.2 to each Member will be the net amount that would have been allocated to each Member if this Company LLC Agreement did not have Section 5.2.

Section 5.3.       Tax Allocations.

(a)           All allocations of tax items of Company income, gain, deductions and losses for each Tax Year will be allocated in the same proportions as the allocations of book items of Company income, gain, deductions and losses were made for such Tax Year pursuant to Section 5.1 and 5.2.

(b)           Notwithstanding Section 5.3(a), if, as a result of contributions of property by a Member to the Company or an adjustment to the Gross Asset Value of Company assets pursuant to this Company LLC Agreement, there exists a variation between the adjusted basis of an item of Company property for United States federal income tax purposes and as determined under the definition of Gross Asset Value, allocations of income, gain, loss, and deduction will be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for United States federal income tax purposes and its initial Gross Asset Value using the traditional method with curative allocations pursuant to Treasury Regulations Section 1.704-3(c) as follows. To the extent the “ceiling rule” in Treasury Regulations Section 1.704-3(b) prevents the noncontributing Members from receiving an amount of tax depreciation in any year equal to the Members’ share of Depreciation for the year, then the shortfall will be made up in succeeding years as quickly as possible out of any tax depreciation that would otherwise have been allocated to the contributing Member.

(c)           Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deductions or losses or distributions pursuant to any other provision of this Company LLC Agreement.

(d)           To the extent that an adjustment to the adjusted tax basis of any Company asset is made pursuant to section 743(b) of the Code as the result of a purchase of a Membership Interest in the Company, any adjustment to the depreciation, amortization, gain or loss resulting from such adjustment shall affect the transferee only and shall not affect the Capital Account of the transferor or transferee. In such case, the transferee shall be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the Company’s assets and (ii) the depreciation or amortization method for any step-up in basis to the Company’s assets.

(e)           Solely for purposes of determining a Member’s proportionate share of the “excess non-recourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s share of such liability shall be consistent with the profit sharing percentages then in effect pursuant to Section 5.1(a) or (b), as applicable.

Section 5.4.       Transfer or Change in Company Interest. If the respective Membership Interests or allocation ratios described in this ARTICLE V of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Company LLC Agreement to any other Person (other than the Transfer by Holdings to the Initial Non-Affiliated Class B Member at the Initial Closing) then, for the Tax Year in which the change or Transfer occurs, all income, gains, losses, deductions, credits and other tax incidents resulting from the operations of the Company shall be allocated, as between the Members for the Tax Year in which the change occurs or between the transferor and transferee, by taking into account their varying interests using the proration method permitted by Treasury Regulations Section 1.706-1(c)(2)(ii), unless otherwise agreed by all the Members. Notwithstanding the previous sentence, upon the transfer of the Class B Membership Interests from Holdings to the Initial Non-Affiliated Class B Member on the Initial Closing Date, all income, gains, losses, deductions, credits and other tax incidents resulting from the operations of the Company shall be allocated, as between Holdings and the Initial Non-Affiliated Class B Member for the Tax Year in which the transfer occurs by taking into account their varying interests using the interim closing of the books method as permitted by the Treasury Regulations provided that a different tax accounting method shall be used, if the Class B Member, by written notice to the Company and the Managing Member within a reasonable period of time preceding the filing date of the applicable Tax Return, requests that such different method be used so long as such requested method is permitted under the Treasury Regulations (including Treasury Regulations then in proposed form under Section 706 of the Code).

Section 5.5.       Timing of Allocations. Items of income, gain, loss, deduction and credit will be allocated to the Members pursuant to this ARTICLE V as of the last day of each Tax Year; provided that such items shall also be allocated at such times as the Gross Asset Values of the Company’s assets are adjusted pursuant to Section 4.2(c).

ARTICLE VI

DISTRIBUTIONS

Section 6.1.       Special Distributions.

(a)           Distribution of Cash Grant Proceeds. All proceeds of the Cash Grant received by the Company (or MWCI or the Project Company) with respect to each Grant Application for the Project shall be distributed by the Managing Member to the Members on each Cash Grant Distribution Date as follows:

(i)        first, 100% to the Class B Members distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member, up to an amount equal to the Estimated Cash Grant Amount corresponding to the Grant Application for which the Cash Grant proceeds are being distributed as of such date,

(ii)       thereafter, any remaining proceeds of the Cash Grant shall be distributed 100% to the Class A Members pro rata in proportion to the Percentage Interest held by each such Class A Member.

(b)           The proceeds of the Prepayment, the Second Equity Capital Contribution or Third Equity Capital Contribution which are first available for such use, shall be used to establish the Holdback Amount for Cash Grant Shortfall with respect to each Grant Application at a bank account of the Project Company. The Holdback Amount for Cash Grant Shortfall established with respect to each Grant Application shall be distributed by the Managing Member to the Members on the later of the Special Funded Distribution Date or the Cash Grant Distribution Date with respect to the Grant Application for which the Holdback Amount for Cash Grant Shortfall was established as follows:

(i)        If the distribution to the Class B Member under Section 6.1(a)(i) was less than the maximum amount set forth therein other than as a result of a Class B Recapture Event (the amount, if any by which it is less being referred to as the “shortfall”), then, 100% to the Class B Members distributed pro rata in proportion to the Percentage Interest held by each such Class B Member up to such shortfall;

(ii)       thereafter, or, if there is no shortfall, any remaining proceeds of such Holdback Amount for Cash Grant Shortfall shall be distributed 100% to the Class A Members pro rata in proportion to the Percentage Interest held by each such Class A Member.

(c)           Subject to the prior payment of any distributions provided under Section 6.1(b) that are to be paid on such Special Funded Distribution Date, the Managing Member shall distribute the proceeds of the Special Funded Distribution on the Special Funded Distribution Date and thereafter until fully distributed, 100% to the Class A Member pro rata in proportion to the Percentage Interest held by each such Class A Member until it has received the Special Funded Distribution in full. To the extent any distributions made pursuant to this Section 6.1(c) are made to reimburse the Class A Member for capital expenditures incurred by it during the 2 year period preceding the Initial Closing Date, such distributions shall not be deemed to be in consideration for the sale of any portion of the Project by the Class A Member to the Project.

Section 6.2.       Distribution of Distributable Cash.

(a)           Except as provided otherwise in this Section 6.2, Section 6.6(d), Section 6.6(e) or Section 10.2, Distributable Cash (excluding any distributions described in Section 6.1 hereof) received from MWCI will be distributed to the Members on each Distribution Date, as follows:

(i)        First, 100% to the Class B Members distributed pro rata in proportion to the Percentage Interest held by each such Class B Member until the Class B Members have received an amount of cash equal to the Cash Grant Shortfall; and

(ii)       thereafter, on the Distribution Date following the date on which the Project has achieved Completion (as defined in the Existing Financing Credit Agreement) and all post-Completion punch list amounts have been paid, an amount equal to any Project Completion Excess, if any, shall be distributed to the Class A Members, pro rata in proportion to the Percentage Interest held by each such Class A Member, and if the full amount of such Project Completion Excess is not distributed on such Distribution Date, similar distributions shall be made on subsequent Distribution Dates until the amount of the Project Completion Excess has been fully distributed; and

(iii)      thereafter, prior to and including the Flip Date, (A) for those Distribution Dates on or prior to 48 months following the Second Equity Capital Contribution Date, 40% to the Class A Members distributed pro rata in proportion to the Percentage Interest held by each such Class A Member and 60% to the Class B Member distributed in proportion to the Pro-Rata Shares held by each such Class B Member, and (B) thereafter, 99% to the Class B Members distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member and 1% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each such Class A Member; provided that the amount of any Project Completion Shortfall shall be deducted from the Class A Member’s distributions (and added to the Class B Member’s distributions) pursuant to this clause (ii); and

(iv)     following the Flip Date, 5% to the Class B Members, distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member and 95% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each such Class A Member.

(v)      Distribution of Required Reserves. Notwithstanding anything contained in Section 6.2(a)(i), Section 6.2(a)(ii) or Section 6.2(a)(iii):

(a)        any distribution of cash that was previously held in the Clipper Reserve shall be distributed 50% to the Class B Members, distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member and 50% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each such Class A Member; and

(b)        any amount that was previously held in the O&M Reserve shall be distributed 75% to the Class B Members, distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member and 25% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each such Class A Member.

(vi)     Notwithstanding any other provision of this ARTICLE VI, following January 31, 2010, if (x) the Class B Members have made the Initial Equity Contribution but the conditions for a Second Equity Capital Contribution set forth in Section 2.7 of the Contribution Agreement have not either been satisfied or waived by that date, and (y) the Class A Members have not exercised the Termination Purchase Option pursuant to Section 9.7, then 2.27% to the Class B Members distributed pro rata in proportion to the Pro Rata Shares held by each such Class B Member and 97.73% to the Class A Members distributed pro rata in proportion to the Percentage Interest held by each such Class A Member.

(b)           Distributions under Section 6.2(a) will be made by the Managing Member on each Distribution Date in an amount as determined by the Managing Member in accordance with this Section 6.2, and the provisions of Schedule 8.2(b) and Section 8,2(b) based on the Distributable Cash available for distribution as of the last day of the month immediately preceding such Distribution Date and any additional amounts available for distribution on the Distribution Date as determined by the Managing Member.

(c)           Notwithstanding clause (a) of this Section 6.2, if at the end of any Company taxable year after the Flip Date, (x) a United States federal income tax rate of 35% multiplied by the sum of (1) the cumulative net taxable income allocated to the Class B Members after the Flip Date (including, for the avoidance of doubt, any minimum gain chargeback income attributable to the Class B Members) and (2) any Code Section 731(a) gain incurred by the Class B Members after the Flip Date exceeds, (y) the aggregate cash distributed to the Class B Members after the Flip Date, Distributable Cash that would otherwise be distributed to the Class A Members shall instead be distributed to the Class B Members in accordance with their Pro Rata Shares so that the amounts in clauses (x) and (y) shall be equal.

(d)           In the event there is insufficient Distributable Cash available for the Managing Member to make the distribution described in Section 6.2(c) in any period, the Class B Member shall be entitled to an additional distribution of Distributable Cash, so that when such additional distribution is added to the amount next distributed under Section 6.2(c), the total distribution is sufficient to maintain the Class B Member’s Flip Yield, taking into account the timing of such distribution.

Section 6.3.       Withholding Taxes. If the Company is required to withhold taxes with respect to any allocation or distribution to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 6.3 shall nonetheless be deemed distributed to the Member in question for all purposes under this Company LLC Agreement. If the Company fails to withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company. Each Member agrees to furnish the Company with any representations and forms as may reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 6.4.       Limitation upon Distributions. Notwithstanding anything to the contrary in this ARTICLE VI, no distribution shall be made to any of the Members prior to the earlier of (i) January 31, 2010, and (ii) the date on which the Class B Member makes the Second Equity Capital Contribution to the Company. Furthermore, no distribution shall be made: (a) if such distribution would violate any contract or agreement to which the Company is then a party or any Applicable Law then applicable to the Company, (b) to the extent that, as set forth in the definition of Distributable Cash, the Managing Member determines, in accordance with the Prudent Operator Standard, that all or a portion of any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, MWCI or the Project Company, whether liquidated, fixed, contingent or otherwise, including funding the Clipper Reserve and O&M Reserve and other reserves as set forth in Schedule 8.2(b), or (c) to the extent that the Managing Member, in accordance with the Prudent Operator Standard, determines that the Distributable Cash is insufficient to permit such distribution

Section 6.5.       No Return of Distributions. Any distribution of cash or property pursuant to this Company LLC Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the full extent permitted by law, any Member receiving the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Company LLC Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

Section 6.6.       Calculation of Calculated Amount.

(a)           Tracking Progress. The Managing Member will cause the Manager to calculate at least annually whether the Calculated Amount has equaled zero, and will send the Class B Members, within 120 days after the end of each Tax Year in which the Calculated Amount did not equal zero, a report in the form of the Tracking Model showing where it believes the Class B Members are in relation to the Calculated Amount.

(b)           Notice of Date. The Managing Member will cause the Manager to notify the Class B Members in writing (i) at least 10 Business Days before the Distribution Date following the month in which it concludes the Calculated Amount has equaled zero and the Flip Date occurred or (ii) at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it concludes that the Calculated Amount will equal zero, as a consequence of the liquidating distributions. The notice will include the Tracking Model showing the Manager’s calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Manager proposes to make to the Class B Members under Section 10.2 in light of the calculations. Concurrently with any notification described in clauses (i) and (ii) above, the Managing Member shall cause the Manager to provide the Class B Members with its calculation of the Flip Yield at that point. If the Class B Members holding a majority of the Class B Membership Interests wish to invoke the dispute resolution procedures in Section 12.11 to resolve any disagreements, then they must give notice to that effect to the Managing Member before the Distribution Date, in a case not involving liquidation of the Company, and within 30 days after receipt of notice from the Managing Member in a case involving liquidation.

(c)           Calculation Conventions. The Managing Member will use the following assumptions and conventions to calculate the Calculated Amount and the Flip Yield:

(i)        It will assume that the Fixed Tax Assumptions are correct, unless they are incorrect as a result of breach of a representation or covenant by the Class A Member. In all other respects, items of taxable income, loss, gain, credit and deduction of the Company for any taxable period will be calculated based on the amounts actually allocated in accordance with the United States federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its United States federal income tax reports and returns, or as adjusted on any amended return or as a result of a United States federal income tax audit. Notwithstanding anything in this Company LLC Agreement to the contrary, the calculation of taxable income and loss will not take into account section 199 of the Code.

(ii)       Each Class B Member will be assumed to have owned its Membership Interest since the Effective Date.

(iii)      The items of taxable income, loss, gain, credit and deduction of the Company will be treated as earned ratably during the Tax Year with the result that each Class B Member’s allocated share of the Taxes on such income, gain, losses, credit and deductions will be treated as having been paid or received by such Class B Member in four equal installments on the respective estimated tax payment dates during the tax year for a corporate taxpayer with the tax year end of such Class B Member; provided that the items of taxable income, loss, gain, credit and deduction allocated to the Class B Members for the Tax Year in which the Initial Closing occurs will be allocated ratably to the remaining estimated tax payment dates in the first Tax Year of the Company. For the avoidance of doubt, and consistent with the preceding sentence, in the Tax Year in which the Flip Date occurs, the taxable income, gain, loss, credit or deduction allocated to the Class B Members for the Pre-Flip Period will be allocated ratably to each of the four estimated tax payment dates during the Tax Year, and the post-Flip Date amounts will be treated similarly.

(iv)     United States federal income tax benefits and United States federal income tax detriments will be calculated using a 35% tax rate.

(v)      ***** each Class B Member will be assumed to be able to use immediately and fully the United States federal income tax benefits it is allocated by the Company, subject to the same timing described in Section 6.6(c)(iii).

(vi)     ***** each Class B Member will be assumed to be able to fully and immediately use the United States federal income tax benefits it is allocated by the Company to offset any current or future United States federal income tax or gain (including gain under Section 731(a) of the Code) allocated to it by the Company, subject to the same timing described in Section 6.6(c)(iii).

(vii)    If as a result of a Class B Recapture Event (i) the timing or amount of the Cash Grant received or distributed by the Company differs from the assumption thereof reflected in the Base Case Model, or (ii) the Cash Grant is recaptured in whole or in part, then the Calculated Amount and the Flip Yield shall be calculated as if the Cash Grant was received (or was not recaptured, as the case may be) and Distributable Cash was paid to the Class B Member, at the time and in the amounts assumed in the Base Case Model.

(d)           End-of-Year True Up. If there is any difference in the items of taxable income, loss, gain, credit and deduction for the period through when the Flip Date was assumed to have occurred and was reported by the Company on the United States federal income Tax Return the Company files for the Tax Year in which the Manager concluded that the Calculated Amount equaled zero compared to such items used to calculate when the Calculated Amount actually equaled zero, then the Managing Member will cause the Manager to recalculate when the Flip Date was reached and send a new notice to the Class B Members, but only take into account in the recalculation differences that are not explained by inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section 6.6(c). The Managing Member will cause the Manager to also calculate the shortfall in or excess Distributable Cash, in present-value terms that the Class B Members failed to receive or received as a consequence of the earlier miscalculation (the “Cash Difference”). Once the revised calculation becomes final, the sharing percentages in Section 5.1(b) and Section 6.1 will be adjusted to provide the maximum amount of distributions to the Class B Members to correct, on a present-value basis, the Cash Difference. The revised sharing percentages will remain in effect until the Cash Difference has been eliminated.

(e)           Curative Flip Allocations. If, after filing the United States federal income Tax Return for the year in which the Manager concluded that the Calculated Amount equaled zero, there is a change in the items of taxable income, loss, gain, credit and deduction the Company reported for the period through the end of the month in which the Flip Date was assumed to have occurred for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section 6.6(c) and the Company has not yet made liquidating distributions under Section 10.2, then there will be a “Curative Flip Allocation.” The Managing Member will cause the Manager to determine the amount by which the Calculated Amount is greater than zero through the last Distribution Date the Company distributed cash under Section 6.2(a). The sharing percentages in Section 5.1(b) and 6.2 will be adjusted for subsequent allocations and distributions to the maximum extent necessary to cause the Calculated Amount to equal zero, as of such Distribution Date. Such change in sharing percentages shall remain in effect until, and to the extent necessary so that, the Calculated Amount shall equal zero. The Calculated Amount will be calculated using the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) and the calculation assumptions and conventions in Section 6.6(c). If an event occurs that would have triggered a Curative Flip Allocation but for the fact that the Class A Members have already purchased the Membership Interests of the Class B Members under Section 9.5, Section 9.6 or Section 9.7 of this Company LLC Agreement, then the Class A Members will pay in cash, within 30 days of the occurrence of such event, the economic equivalent of the Curative Flip Allocation as additional purchase price for the Class B Membership Interests.

Section 6.7.       Compelling Distributions. Managing Member will cause MWCI to cause Project Company to use the Prepayment Amount to fund an account to hold the Holdback Amount for Cash Grant Shortfall, if such amount has not already been funded, promptly upon the receipt of the Prepayment Amount. Managing Member will cause MWCI to cause Project Company to promptly distribute all Distributable Cash, the Prepayment Amount proceeds (other than those used to fund the Holdback Amount for Cash Grant Shortfall) and Cash Grant proceeds to MWCI and promptly cause MWCI to distribute all Distributable Cash, such Prepayment Amount proceeds and Cash Grant proceeds to the Company prior to any Distribution Date under this ARTICLE VI.

Section 6.8.       Satisfaction of Certain Recapture-Related Obligations of the Class A Members to the Class B Members.

(a)           Notwithstanding the provisions of Section 6.1, if the Class B Member shall suffer any Recapture Damages, as a result of a Recapture Event, then the Class B Member shall be entitled to collect Recapture Damages from the Class A Member in accordance with this Section 6.8.

(b)           Within 60 days after they become aware that they have incurred Recapture Damages as a result of any matter set forth in Section 6.8(a), the Class B Members shall notify the Company and the Class A Members in writing of its Recapture Claim for such Recapture Damages, specifying in reasonable detail the cause of such Recapture Damages and the Class B Member’s calculation of the amount thereof if reasonably determinable by the Class B Member, or, if not reasonably determinable, an estimate of the range of such Recapture Damages. Within 30 days following receipt of notice of a Recapture Claim, the Class A Members shall notify each of the Class B Member and the Company in writing whether it agrees with or disputes all or a portion of the Recapture Claim, specifying the amount, if any, so agreed to. If the Class A Members shall not deliver such notice within the time specified, it shall be deemed to have delivered a notice on the 30th day disputing the entire amount of such Recapture Claim. The Class B Members shall have all rights and remedies available at law or in equity to the Class B Members to collect any Recapture Damages from the Class A Members.

Section 6.9.       Satisfaction of Certain Recapture-Related Obligations of the Class B Members to the Class A Members.

(a)           Notwithstanding the provisions of Section 6.1, if the Class A Member shall suffer Recapture Damages as a result of a Class B Recapture Event, the Class A Member shall be entitled to collect such Recapture Damages from the Class B Member in accordance with this Section 6.9.

(b)           Within 60 days after they become aware that they have incurred Recapture Damages as set forth in Section 6.9(a), the Class A Member shall deliver to the Company and the Class B Members a Recapture Claim notice for such Recapture Damages, specifying in reasonable detail the cause of such Recapture Damages and the Class A Member’s calculation of the amount thereof if reasonably determinable by the Class A Member, or, if not reasonably determinable, an estimate of the range of such Recapture Damages. Within 30 days following receipt of notice of a Recapture Claim, the Class B Members shall notify each of the Class A Member and the Company in writing whether it agrees with or disputes all or a portion of the Recapture Claim, specifying the amount, if any, so agreed to. If the Class B Members shall not deliver such notice within the time specified, it shall be deemed to have delivered a notice on the 30th day disputing the entire amount of such Recapture Claim. The Class A Members shall have all rights and remedies available at law or in equity to the Class A Members to collect any Recapture Damages from the Class B Members.

(c)           For purposes of calculating the amount of any damages or loss under this Section 6.9, it shall be assumed that the Class A Member is unable to use for its own account any production or investment tax credit otherwise available to it as a result of the loss or recapture of the Cash Grant. The foregoing shall not prevent the Class B Member from attempting to mitigate the Recapture Damages by seeking an investor that could utilize any production or investment tax credit otherwise available, and the Class A Members will reasonably cooperate in any such mitigation provided that such cooperation does not materially adversely impact the Class A Members’ rights or obligations.

ARTICLE VII

ACCOUNTING AND RECORDS

Section 7.1.       Reports.

(a)           The Managing Member shall notify the Class B Members within 5 Business Days of obtaining actual knowledge of any (i) written notice of default delivered by a party to a Material Contract to the Company, Project Company, the Manager or the Managing Member, (ii) material default by a party to any such Material Contract (other than the Company or the Project Company) under such Material Contract, (iii) event or circumstance affecting the Company, Project Company which would be reasonably likely to result in a Material Adverse Effect, (iv) the execution of any amendment to a Material Contract or the operating agreement of any of MWCI or the Project Company (and shall provide, or cause to be provided, a copy of each such amendment) and (v) any written notice (and shall provide a copy thereof) delivered by a Designated Affiliate Agreement Provider to the Company, MWCI or Project Company pursuant to any Designated Affiliate Agreement and that is not also copied to the Class B Members.

(b)           The Managing Member shall prepare or cause to be prepared for each Fiscal Year an operating budget showing the anticipated revenues and expenses of the Company and the Project Companies for such Fiscal Year. Upon the Manager or Managing Member’s preparation or approval of a proposed operating budget for each future fiscal year, the Managing Member shall or shall cause the Manager to, not later than October 10 of each Fiscal Year, submit the proposed operating budget for such succeeding Fiscal Year (the “Annual Budget”). The Managing Member shall prepare or cause to be prepared monthly operating reports to be delivered to Class B Member no later than 30 days after the end of each month.

(c)           The Managing Member shall prepare and deliver, or cause to be prepared and delivered, to each Member, as soon as available and in any event not later than 120 days after the end of each Fiscal Year (beginning for the Fiscal Year ending December 31, 2010), copies of the audited consolidated and unaudited consolidating balance sheets of the Company and its Subsidiaries, in each case, as at the end of such Fiscal Year, together with, in each case, the related audited consolidated and unaudited consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, and the notes thereto, all in reasonable detail and prepared in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes with respect to any consolidating statements) and in the case of each of such audited consolidated financial statements, accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the end of such Fiscal Year and their consolidated results of operations and cash flows for such Fiscal Year in conformity with GAAP; or words substantially similar to the foregoing and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(d)           The Managing Member shall prepare and deliver, or cause to be prepared and delivered, to each Member as soon as available and in any event not later than 60 days after the end of each of the first three fiscal quarters of the Company (beginning for the fiscal quarter ending March 30, 2010, the consolidated and consolidating unaudited financial statements of the Company and its Subsidiaries for such fiscal quarter, including balance sheet as of the last day of such fiscal quarter.

(e)           The Managing Member shall notify the Class B Members, promptly, and in all events within 5 Business Days of obtaining actual knowledge of any Default or of an Event of Default (each as defined by the Existing Financing) with respect to the Existing Financing (such notice and any notice of a default under the Existing Financing received by a Class B Member under the Consent and Agreement, a “Financing Default Notice”).

(f)            Unless the Existing Financing is fully prepaid prior to such date, 30 days prior to the Maturity Date (as defined in the Existing Financing Credit Agreement), the Managing Member shall cause the Manager to reasonably determine whether the

Project Company will have adequate funds to repay the Existing Financing upon Maturity (as defined in the Existing Financing Credit Agreement) of the Existing Financing. If, on such date, the Manager or Managing Member reasonably determines that the Project Company will have insufficient funds to repay the Existing Financing upon Maturity (as defined in the Existing Financing Credit Agreement) of the Existing Financing, then the Managing Member shall promptly, and in no event later than 25 days prior to the Maturity (as defined in the Existing Financing Credit Agreement) of the Existing Financing, notify the Class B Members of such determination and the amount of the predicted shortfall (such notice, an “Insufficient Funds Notice”).

Section 7.2.       Books and Records and Inspection.

(a)           The Managing Member shall cause the Company to keep and shall cause, on behalf of the Company and MWCI, the Manager and shall cause, on behalf of the Project Company, the Administrative Services Provider to maintain, full and accurate books of account, financial records and supporting documents, which shall reflect, completely, accurately and in reasonable detail in all material respects each transaction of the Company, MWCI and the Project Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by law, and all other documents and writings of the Company, MWCI and the Project Company. The books of account, financial records shall be kept and maintained by the Manager at the principal office of the Company. The financial records and reports of the Company, MWCI and the Project Company shall be kept in accordance with GAAP and kept on an accrual basis.

(b)           In addition to and without limiting the generality of Section 7.2(a), the Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain at the Company’s principal office:

(i)        true and full information regarding the status of the financial condition of the Company, MWCI and the Project Company, including any financial statements for the three most recent years;

(ii)       promptly after becoming available, a copy of the federal, state, and local income Tax Returns (if any) of the Company, MWCI and the Project Company for each year;

(iii)      minutes of the proceedings of the Members and the Managing Member;

(iv)     a current list of the name and last known business, residence or mailing address of each Member and the Manager;

(v)      a copy of this Company LLC Agreement and the Company’s Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Company LLC Agreement and such Certificate of Formation and all amendments thereto have been executed and copies of written consents of or other resolutions or proceedings of the Members;

(vi)     a copy of the limited liability company agreement and certificate of formation, and all amendments thereto, of MWCI and the Project Company, and copies of written consents of or other resolutions or proceedings of the members of MWCI and the Project Company;

(vii)    true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member;

(viii)   copies of records that would enable a Member to determine the Member’s relative shares of the Company’s allocations, distributions and the Member’s relative voting rights;

(ix)      true and complete copies of all insurance policies maintained by or for the benefit of the Company, MWCI and the Project Company, with current records of any premium payments and the status of any pending claims under such policies;

(x)       all records related to the production and sale of electricity by the Project Company, the qualification for the Cash Grant pursuant to section 48 of the Code, applicable Treasury Regulations, Revenue Procedures and any other pronouncements by the IRS, the Treasury or any other Governmental Authority, whether currently existing or promulgated in the future, including the Grant Application and any documentation in support thereof (including all documentation filed in accordance with the Guidance); and

(xi)      records reflecting the current Company calculations with respect to the Calculated Amount.

(c)           Upon reasonable prior notice to the Managing Member, all books and records of the Company and the Project Company shall be open to inspection, audit and copying by any of the Members or their Representatives during business hours and at such Member’s expense, for any purpose reasonably related to such Member’s interest in the Company, including for the purpose of determining compliance with Environmental Laws; and any of the Members or their Representatives shall at reasonable times during usual business hours, have the right to inspect the Project and the Project’s site during the development and construction of the Project, and the properties of Project Company, provided that any such inspection or copying of books and records is conducted in a manner which does not unreasonably interfere with the Company’s or Project Company’s business and which is in compliance with all safety protocols.

Section 7.3.       Bank Accounts, Notes and Drafts.

(a)           All funds not required for the immediate needs of the Company shall be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flow needs of the Company. All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Members and the Manager, and the Company’s funds shall not be commingled with any other funds of any Person, including any Manager, any Member or any Affiliate (other than the Company itself) of a Manager or a Member.

(b)           The Members acknowledge that the Managing Member or the Manager may maintain Company funds in Permitted Investments and that neither the Managing Member nor the Manager shall be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution.

(c)           Checks, notes, drafts and other orders for the payment of money shall be signed by such Persons as the Managing Member from time to time may authorize, including the Manager. When the Managing Member so authorizes, the signature of any such Person may be a facsimile.

Section 7.4.       Partnership Status and Tax Elections.

(a)           The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes. The Members hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

(b)           The Company shall make the following elections on the appropriate Tax Returns:

(i)        to the extent permitted under section 706 of the Code, to adopt as the Company’s tax year (“Tax Year”) (a) in initial Tax Year ending December 31, 2009, (B) a subsequent Tax Year ending August 31, 2010, and (C) thereafter

Tax Years running from September 1 of each calendar year (starting with September 1, 2010) to and including August 31 of the following calendar year;

(ii)       to adopt the accrual method of accounting;

(iii)      if a distribution of the Company’s property as described in section 734 of the Code occurs or a transfer of Membership Interest as described in section 743 of the Code occurs, on request by notice from any Member, to elect, at such Member’s cost, pursuant to section 754 of the Code to adjust the basis of the Company’s properties; provided that within 30 days of such transfer, the transferee will provide the Managing Member the notice required by Treasury Regulation section 1.743-1(k)(2);

(iv)     to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by section 709(b) of the Code;

(v)      if approved in writing by Members representing a Class Majority Vote, any other election the Managing Member may deem appropriate; and

(vi)     any election necessary to qualify for the Cash Grant or to claim an investment tax credit or production tax credits on any part of the Project for which a Cash Grant is unavailable.

(c)           The Company shall file an election under section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulations thereunder to treat the Company as a partnership to which the provisions of sections 6221 through 6234 of the Code, inclusive, apply.

Section 7.5.       Company Tax Returns. The United States federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared by the Manager in accordance with the Management Services Agreement and as directed by the Managing Member in Consultation with the other Members. The Managing Member will file Tax Returns that are consistent with the assumptions in the Base Case Model, unless it decides that it cannot do so on the advice of counsel or on the advice of the accountants preparing the Tax Returns, in which case it will act consistently with such advice, but only after Consultation with the other Members. The Managing Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes; provided that, in the event of any such extension, the Managing Member shall provide the other Members with an estimate of the Taxes owed within 20 days of the filing of such extension, provided further, that with respect to each Tax Year ending on or prior to August 31, 2011, the Managing Member will cause Company to prepare preliminary Tax Returns and issue preliminary K-1’s to the Members no later than September 30 of each such Tax Year; provided that for the Tax Year ending December 31, 2009, the Managing Member will cause Company to file its preliminary Tax Returns and issue preliminary K-1’s to the Members no later than March 31, 2010. At the Company’s expense, the Managing Member shall cause the Company to retain an Accounting Firm to prepare or review the necessary federal and state income Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records. At least 30 days prior to filing the federal and state income Tax Returns and information returns, the Managing Member shall cause the Manager to deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns and information returns in the form proposed to be filed for each Tax Year, and shall cause the Manager to incorporate all reasonable changes or comments to such proposed Tax Returns and information returns requested by the Members at least 10 days prior to the filing date for such returns. After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns. Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Tax Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.

Section 7.6.       Tax Audits.

(a)           NHC is hereby designated as the “tax matters partner,” as that term is defined in section 6231(a)(7) of the Code (the “Tax Matters Partner”), of the Company, with all of the rights, duties and powers provided for in sections 6221 through 6234 of the Code, inclusive, but subject to the other provisions of this Section 7.6. NHC is hereby directed and authorized to take whatever steps NHC, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing the Manager to take any of the foregoing actions. NHC shall remain as the Tax Matters Partner so long as it retains any ownership interests in the Company unless NHC requests that it not serve as Tax Matters Partner and such request is approved by (i) a Supermajority in Interest of the Class B Members, if such request is made prior to the Flip Date or (ii) a Majority Vote, if such request is made after the Flip Date. At the request of any Member, the Tax Matters Partner shall take such action as may be necessary to cause, to the extent possible, such other Member to become a “notice partner” within the meaning of section 6223 of the Code.

(b)           The Tax Matters Partner, in close consultation with Members collectively holding at least 50% of the Class B Membership Interests, shall direct, or cause the Manager to direct, the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level, provided, however, that Members collectively holding at least 50% of the Class B Membership Interests shall be entitled to direct the defense of any claims made by the IRS to the extent such claims relate directly to any of the Fixed Tax Assumptions.. For the avoidance of doubt, “direct” for purposes of the preceding sentence shall mean that such Members will be entitled to make all decisions relating to such claims, to use counsel of their choice to defend such claims and to prepare, draft or otherwise supervise documents and any other submissions, discussions or negotiations with the IRS, all without derogation of the Tax Matters Partner’s rights as the representative of the Company with respect to the IRS. The Tax Matters Partner shall cause the Company to retain and to pay the fees and expenses of counsel approved as described in the preceding sentence and to pay the fees and expenses of other advisors chosen by the Tax Matters Partner in Consultation with the other Members. The Tax Matters Partner shall promptly deliver, or shall cause the Manager to promptly deliver, to each Member a copy of all notices, communications, reports and writings received from the IRS by the Company relating to or potentially resulting in an adjustment of Company items, shall promptly advise, or cause the Manager to promptly advise, each Member of the substance of any conversations with the IRS in connection therewith and shall keep, or cause the Manager to keep, the Members advised of all developments with respect to any proposed adjustments that come to its or the Manager’s, as the case may be, attention. In addition, the Tax Matters Partner shall or shall cause the Manager to (i) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing, approved or recommended by Members collectively holding at least 50% of the Class B Membership Interests, timely requested by any Member and (iii) provide each Member with a final copy of correspondence or filing. The Tax Matters Partner will provide, or cause the Manager to provide, each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences.

(c)           Without the approval of Members collectively holding at least 50% of the Class B Membership Interests, the Tax Matters Partner shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or section

6228 of the Code) with respect to a United States federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) intervene in any action as contemplated by section 6226(b) of the Code; (iii) file any request contemplated in section 6227(b) of the Code; (iv) enter into an agreement extending the period of limitations as contemplated in section 6229(b)(1)(B) of Code; or (v) enter into a settlement agreement with the IRS which purports to bind the Members with respect to any matter that could affect the Taxes paid by the Class B Members for the period before the Flip Date. Any cost or expense incurred by the Tax Matters Partner in connection with its duties as Tax Matters Partner shall be paid by the Company.

(d)           If for any reason the IRS disregards the election made by the Company pursuant to Section 7.4(c) and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 7.4(c).

(e)           If any Member intends to file, pursuant to section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under sections 6226, 6228 or other sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least 30 days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.6(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.6(d).

Section 7.7.       Cooperation. Subject to the provisions of this ARTICLE VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Company or the allowance or disallowance of any tax credits arising from the sale by the Project Company of electricity produced by the Project.

ARTICLE VIII

MANAGEMENT

Section 8.1.       Management. Each of the Members acknowledges and agrees that the Manager shall have the authority, powers and responsibilities described in the Management Services Agreement; provided that the Manager may not take any action that would be a Major Decision hereunder without the vote required to approve such Major Decision. The Company hereby ratifies and approves the Management Services Agreement. Except (a) for duties and powers delegated to the Manager hereunder or under the Management Services Agreement, (b) for Major Decisions and (c) as otherwise required by Applicable Law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member, who shall take all actions for and on behalf of the Company not otherwise provided for in this Company LLC Agreement. Each Class B Member agrees that it will not exercise any authority otherwise available to it under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company. Decisions or actions taken in accordance with the provisions of this Company LLC Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, manager, officer and employee of the Company. Decisions or actions taken by the Managing Member in accordance with the provisions of this Company LLC Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, manager, officer and employee of the Company. The Managing Member shall not be entitled to compensation for services rendered pursuant to this Company LLC Agreement in its capacity as Managing Member.

Section 8.2.       Managing Member.

(a)           The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be NHC. The Managing Member covenants to be responsible for enforcing and supervising the performance of the Manager under the Management Services Agreement on behalf of the Company and MWCI, for enforcing and supervising the performance of the Administrative Services Provider under the Administrative Services Agreement and the Affiliate Operator under the Affiliate O&M Agreement on behalf of the Project Company, and supervising of other persons providing operation and maintenance and other services to the Project Company in accordance with the Prudent Operator Standard; provided, however, that in the event that a Designated Affiliate Agreement is terminated and is not replaced, the Managing Member shall perform the work, or engage a third party to perform such work, previously performed by the applicable Designated Affiliate Agreement Provider, as applicable, prior to the termination of such agreement in accordance with the Prudent Operator Standard.

(b)           The Managing Member hereby covenants to (i) the extent the Project Company has cash available, cause the Project Company to fund and maintain the Required Reserves in accordance with the procedures and in the amounts set forth in Schedule 8.2(b); (ii) cause MWCI and the Project Company to implement any Major Decisions approved under this Company LLC Agreement, and not to take any Major Decisions (or comparable decision at the Project Company or MWCI level) without a Class Majority Vote; and (iii) in the event that any of the Required Reserves are funded with a Letter of Credit (as defined in Schedule 8.2(b)) and such Letter of Credit is scheduled to expire and has not been renewed or replaced with a new Letter of Credit or with cash, cause the Project Company to draw on such expiring Letter of Credit at least 5 Business Days prior to its expiry date in an amount equal to the lesser of (x) the face amount of such expiring Letter of Credit and (y) the difference between the applicable Required Reserve amount and the aggregate total amount of all other cash and Letters of Credit standing to the credit of such Required Reserve account. The proceeds of any such draw on a Letter of Credit shall be deposited in the applicable Required Reserve account.

(c)           The Managing Member may, at any time, upon not less than 30 Business Days’ notice to the other Members, resign as Managing Member. The Members, by a Class Majority Vote prior to the Flip Date and by a Majority Vote thereafter, may at any time (i) remove a Managing Member and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise; provided, however, that a majority of the Class B Members, without the consent or approval of the Class A Members, shall be entitled to remove the Managing Member upon (x) a determination in accordance with Section 12.11, that there is Cause for removal or (y) following any Bankruptcy of the Managing Member, or foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member and in any such case, fill any vacancy created by such removal.

(d)           Upon the removal of the Managing Member by the Class B Members pursuant to the preceding Section 8.2(c), then a majority of the Class B Members, without the consent or approval of the Class A Members, shall have the right to appoint a qualified and experienced Person with a national or international reputation to perform the duties of the Managing Member under this Company LLC Agreement, which Person shall not be required to be a Member of the Company.

(e)           A majority of the Class B Members, without the consent or approval of the Class A Members, shall be entitled to remove any counterparty to a Material Contract that is a First Wind Subsidiary (so long as NHC is a Class A Member) or an Affiliate of any Class A Member other than NHC upon a determination in accordance with Section 12.11, that there is Affiliate Material Contractor Cause for removal of such counterparty under such Material Contract; provided, that such removal right shall only apply to the Material Contract for which there is a showing of Affiliate Material Contractor Cause and not to any other Material Contract.

(f)            Upon removal of a contract counterparty by the Class B Members as provided in the Section 8.2(e), then a majority of the Class B Members, without the consent or approval of the Class A Members, shall have the right to appoint a qualified and experienced Person with a national or international reputation to perform the duties of such contract counterparty under such Material Contract, which Person shall not be required to be a Member of the Company.

(g)           If the Managing Member fails to enforce the rights of the Company, MWCI or the Project Company under a Designated Affiliate Agreement in accordance with the Prudent Operator Standard, the Members holding a majority of Class B Membership Interests may direct the Managing Member to cause the Company, MWCI or the Project Company to take actions that are in accordance with the Prudent Operator Standard to enforce the rights of the Company, MWCI or Project Company (as applicable) under such Designated Affiliate Agreement; provided, the Managing Member or Members holding a majority of the Class A Membership Interests may invoke the dispute resolution procedures of Section 12.11 with respect to any course of action directed by a majority of the Class B Members pursuant to this Section 8.2(g); and provided, further, that the Managing Member shall continue to cause the Company, MWCI or Project Company, as applicable, to act in accordance with the direction of the majority of the Class B Members pending resolution of any such dispute.

Section 8.3.       Major Decisions.

(a)           In addition to any other approval required by Applicable Law or this Company LLC Agreement, Major Decisions are reserved to the Members, and none of the Company, the Managing Member, the Manager, or any officer, employee or agent thereof shall do or take or make or approve any Major Decisions without a Class Majority Vote.

(b)           The Managing Member will submit proposed Major Decisions to the Class B Members in writing in accordance with Section 12.11, with each submission setting forth in reasonable detail the Major Decision proposed and the basis for the Managing Member’s recommendation. Upon receipt of the written submission, the Class B Members will have 10 Business Days therefrom to approve or reject the proposal. The decision of each Class B Member as to whether or not to consent to or approve any Major Decision shall be in the reasonable discretion of such Member.

Section 8.4.       Insurance. The Managing Member shall cause the Company, MWCI and Project Company to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance set forth in Schedule 8.4; provided that, if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 8.4 as is then available on commercially reasonable terms. The Class B Members shall be added to such insurance as set forth in Schedule 8.4 as Additional Insured and Loss Payee as their interests may appear, with a waiver of subrogation permitted in their favor (where legally permitted or insurance market practice permits). Such insurance shall require that the Class B Members be provided with 30 days written notice of cancellation (10 days for non-payment of premium). The Managing Member shall cause to be delivered to each Class B Member, promptly after it becomes a Member, certificates from a reputable insurance broker evidencing the maintenance of the insurance required by this Section 8.4, which certificates shall be replaced or updated to reflect any replacement, renewal or other change to the insurance evidenced thereby, or the addition of any policy not then reflected on the most recently delivered certificates.

Section 8.5.       Actions in Respect of the Existing Financing.

(a)           At any time following the Second Equity Capital Contribution Date, the Members holding a majority of Class B Membership Interests may, within 5 Business Days after receipt of a Financing Default Notice or if Class B Member otherwise becomes aware that a written notice of a Default or Event of Default has been delivered to the Project Company under the Existing Financing, direct the Managing Member to cause the Project Company to take actions with respect to the Default or Event of Default (each as defined in the Existing Financing Credit Agreement) described in such Financing Default Notice or other written notice that are not inconsistent with the terms of the Credit Documents (as defined in the Existing Financing Credit Agreement) and that are in accordance with the Prudent Operator Standard in order to effect cure or otherwise resolve such Default or Event of Default, provided, however, that the Manager, Administrative Services Provider, Managing Member or the Project Company shall not be prevented from taking any actions with respect to such Default or Event of Default prior to receipt of such a direction from the majority Class B Members. The Members holding a majority of the Class A Membership Interests may invoke the dispute resolution procedures of Section 12.11 with respect to any course of action directed by a majority of the Class B Members pursuant to this Section 8.5(a); provided, however, that the Managing Member shall continue to cause the Project Company to act in accordance with the direction of the majority of the Class B Members pending resolution of such dispute.

(b)           Upon receipt of an Insufficient Funds Notice or if Class B Member otherwise becomes aware that a written notice of a Default or Event of Default has been delivered to the Project Company under the Existing Financing Credit Agreement, the

Class B Members shall have the right at any time following the Second Equity Capital Contribution Date to (i) make a capital contribution to the Company, or (ii) to make a loan to the Company or Project Company on terms and conditions reasonably acceptable to the Managing Member, in each case in an amount sufficient to remedy the shortfall set forth in the Insufficient Funds Notice or take other corrective action or buy Existing Financing. In the case of a capital contribution or loan made to the Company, the Managing Member shall thereupon promptly cause the Company to either (x) contribute or (y) make an intercompany loan, on terms and conditions reasonably satisfactory to the Managing Member, with the proceeds of the Class B Members’ loan or capital contribution (as applicable) to the Project Company. The Managing Member shall thereafter cause the Project Company to apply the proceeds of any such loans or capital contributions made pursuant to this Section 8.5(b) to repay the Existing Financing.

(c)           In addition to, and without limitation to the rights set forth in Section 8.5(a) and (b), upon receipt of a Financing Default Notice or an Insufficient Funds Notice or if the Class B Members otherwise become aware that a written notice of a Default or an Event of Default has been delivered to the Project Company under the Existing Financing Credit Agreement, the Class B Members shall have the right, but not the obligation, at any time, to exercise the rights of the Class B Members under the Consent and Agreement.

ARTICLE IX

TRANSFERS

Section 9.1.       Prohibited Transfers. No Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, directly or indirectly (including through a change of Control or merger of such Member, other than as contemplated by Section 9.4), (any such action, a “Transfer”), except as provided in this ARTICLE IX. Any attempted Transfer that does not comply with this ARTICLE IX, shall be null and void and of no force or effect whatsoever.

Section 9.2.       Conditions Applicable to All Transfers. Except as otherwise provided in this ARTICLE IX, all Transfers of Membership Interests, including Transfers of Membership Interests effected through the change of control of a parent of a Member must satisfy the following conditions:

(a)           Except with respect to a change of Control of a Member as provided in Section 9.4, the transferee must execute, adopt and acknowledge this Company LLC Agreement and execute such other agreements as the Managing Member may reasonably deem necessary or appropriate to confirm the undertaking of the transferee to be bound by the terms of this Company LLC Agreement and to assume the obligations of the transferor under this Company LLC Agreement including, to the extent the transferor is to be released from such obligations, the Contribution Agreement.

(b)           Except with respect to a change of Control of a Member as provided in Section 9.4, the prospective transferee makes the representations, warranties and covenants set forth in Section 3.11 and Section 3.12 as of the date of such Transfer.

(c)           Except with respect to a change of Control of a Member as provided in Section 9.4 (other than a merger involving a Member where the Member is not the surviving entity), the prospective transferee shall agree to be bound by the Contribution Agreement.

(d)           The Transfer will not violate any material agreement binding on the Company, the Project Company, or any assets of the Company or the Project Company.

(e)           Except with respect to a change of Control of a Member as provided in Section 9.4, the transferring Member and the prospective transferee must each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to the other Members to effect such Transfer and to confirm the transferor’s intention that the transferee become a Member in its place.

(f)            The Transfer will not result in a termination of the Company under section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner reasonably acceptable to the other Members. The conversion of a Member (or any upper-tier entity whose only asset for federal income tax purposes is the Member) from a corporation, partnership or disregarded entity for United States federal income tax purposes into one of the other forms (corporation, partnership or disregarded entity) will be treated as a Transfer for purposes of this subsection.

(g)           The Transfer will not cause a Recapture Event.

(h)           The Transfer will not cause there to be more than 3 Class B Members or more than 3 Class A Members.

(i)            The Transfer will not violate any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or the Project Company or any of their assets or any material contract, lease, security, indenture or agreement binding on the Company or the Project Company or their assets.

(j)            The Transfer will not cause the Company to be (i) classified as an entity other than a partnership for United States federal income tax purposes or (ii) classified as a Tax-Exempt Person, or cause the Project to become “tax-exempt use property” within the meaning of section 168(h) of the Code.

(k)           The transferee is an Approved Transferee.

(l)            Notwithstanding anything in this Company LLC Agreement to the contrary, if such Transfer would occur prior to the expiration of the Recapture Period, such Transfer shall not be effective unless, prior to the effective date of the proposed Transfer, the transferring Member delivers a written opinion of a nationally-recognized law firm in form and substance satisfactory to the non-transferring Member, if requested by the non-transferring Member, that such Transfer would not result in a Recapture Event;

(m)          Any parent guaranty that is then required to be in full force and effect with respect to obligations of the transferring Member remains in force and effect or is replaced with a guaranty on terms and conditions reasonably satisfactory to a majority of the Class A Members of another entity having a credit rating of not less than the Required Ratings;

(n)           The transferring Member or the proposed transferee shall pay, or reimburse the Company and each other Member for, all reasonable costs and expenses incurred by the Company and the other Members in connection with the Transfer and the admission of the proposed transferee as a Member of the Company, on or before the tenth day after the receipt by that Person of the Company’s or such non-transferring Member’s invoice, together with such documentation of costs and expenses as reasonably requested by such transferring Member or the proposed transferee, for the amount due;

(o)           The Transfer of a Membership Interest shall not effect a release of the transferring Member from any liabilities to the Company or the other Members arising from events occurring prior to or in connection with the Transfer;

(p)           Solely to the extent the following may be applicable to the Projects or the Project Companies, the Transfer shall not result in: (a) any Project Company, as applicable, (i) being in violation of Section 203 of the Federal Power Act; (ii) ceasing to be authorized by FERC to make sales of energy, capacity and ancillary services at market-based rates, being in violation of the terms and conditions of its market-based rate authorization, or otherwise being in violation of Section 205 of the Federal Power Act, or (iii) ceasing to be an exempt wholesale generator under PUHCA; or (b) if applicable, any Project ceasing to be a qualifying small power production facility under the Public Utility

Regulatory Policies Act of 1978 and the FERC implementing regulations or exempt wholesale generator under PUHCA.

(q)           All permits, consents and licenses, including all necessary Governmental Approvals with respect to such Transfer shall have been obtained.

Section 9.3.       Certain Permitted Transfers. Except as otherwise provided in this Section 9.3 or as required by Applicable Law applicable to a Member or its Affiliates, and notwithstanding the provisions set forth in Section 9.2, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:

(a)           The issuance of the Membership Interests by the Company to the Investor pursuant to the Contribution Agreement;

(b)           The grant of any security interest in any Class A Membership Interest pursuant to any security agreement that any Class A Member or any Affiliate of a Class A Member may enter into with lenders; provided, however, that (i) the requirements set forth in Section 9.2(d), (f), (g), (i), (j) and (p) shall be satisfied in respect of any such grant of a security interest, and (ii) the requirements set forth in Section 9.2(a), (c), (d), (e), (f), (g), (i), (j) and (p) shall be satisfied in respect of any Transfer in connection with any foreclosure or other exercise of remedies in respect of any Membership Interest subject to a security interest referred to in this Section 9.3(b);

(c)           The Transfer of any Membership Interest solely to an Affiliate of a Member; provided that the requirements set forth in Section 9.2 are satisfied; and

(d)           Any Transfer in accordance with Section 9.5 (Purchase/Call Option), Section 9.6(Termination Purchase Option) or Section 9.7 (Buyout Events); provided, however, that the requirements set forth in Section 9.2(a), (f), (g), (e), (i), (j) and (p) shall be satisfied in respect of any such Transfer.

Section 9.4.       Upstream Reorganizations.

(a)           Subject to the restrictions in this ARTICLE IX and so long as the provisions of Section 9.2(d), (f), (g), (i), (j) and (p) are complied with (and, for the purposes of this Section 9.4, the term “Transfer” in such clauses of Section 9.2 shall be deemed to include any change of Control or transfer of interests or other transactions described below):

(i)        the approval of the Class B Members will not be required in connection with any (A) internal reorganization of NHC or any of its respective Affiliates; (B) sale of an interest in NHC, or of an upstream interest in any direct or indirect owner of NHC, to an Approved Transferee; (C) any Exempted Event, (D) any event that causes a change of Control of an Affiliate that is not a First Wind Subsidiary, or (E) regulatory approvals related to (A), (B), (C) or (D); provided, however, that this Section 9.4(a)(i) will not apply to a direct transfer of an interest in the Company by NHC.

(ii)       if the ***** is still required to be in full force and effect, provided the ***** or a ***** in form and substance reasonably satisfactory to a majority of the Class A Members is in full force and effect, the approval of the Class A Members will not be required in connection with any (i) internal reorganization of Stanton, ***** or any of their respective Affiliates; (ii) sale of an interest in Stanton, or of an upstream interest in any direct or indirect owner of Stanton, ***** or any of their respective Affiliates, to an Approved Transferee; or (iii) regulatory approval related to (i) or (ii); provided, however, that this Section 9.4(a)(ii) shall not apply to a direct transfer of an interest in the Company by any Class B Member; and provided, further, that any adverse tax consequences caused by a transfer by any Class B Member, or an Affiliate of any Class B Member permitted by this paragraph will be ignored when calculating when the Calculated Amount equals zero.

Section 9.5.       Purchase/Call Option.

(a)           Each Class A Member (or any Affiliate of such Class A Member designated by it) shall have the right, exercisable at any time following the Flip Date, to acquire all (but not less than all) of the Class B Membership Interests (the “Purchase/Call Option”), upon giving the Company and all other Members not less than 60 days’ written notice of an election to exercise the Purchase/Call Option (the “Call Exercise Notice”) during such period. Any other Class A Member may elect to participate in the Purchase/Call Option by giving its own Call Exercise Notice within 10 Business Days after the first Call Exercise Notice is given. Unless a Class A Member has given a Call Exercise Notice within such 10 Business Day period, it may not participate in the Purchase/Call Option. Any Call Exercise Notice, if given, shall be irrevocable; provided, the Class B Member shall not be required to sell its Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(b)           If a Class A Member defaults on its obligation to purchase any Class B Membership Interest pursuant to this Section 9.5, the remaining Class A Members who have given a Call Exercise Notice shall have the right (but not the obligation) to purchase the Class B Membership Interests that were to be transferred to such defaulting Class A Member, (i) first, in a proportion determined by the ratio of its Class A Percentage Interest and the aggregate Class A Percentage Interest of all Class A Members that have given a Call Exercise Notice (other than such defaulting Class A Member) and (ii) second, if any Class B Membership Interests would remain, in such proportions as the participating Class A Members may agree. The Call Price to be paid pursuant to Section 9.5(d) shall be adjusted as necessary to take into account any reallocation of the purchase of the Class B Membership Interests pursuant to this Section 9.5(b);

(c)           The consideration for the Transfer of the Class B Membership Interests to the Class A Members pursuant to the Purchase/Call Option shall be an amount (payable in United States dollars) equal to the greater of (i) the Fair Market Value of the Class B Membership Interests of such Class B Member as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.5 and (ii) an amount sufficient to cause the Class B Member to maintain the Flip Yield, taking into account any tax liability caused by the gain related to minimum gain attributed to the Class B Members as a result of the Class A Member’s purchase of the Class B Interests in connection with such Purchase/Call Option (the “Call Price”). Absent manifest error, such determination of the Call Price shall be final and binding on all Members participating in the Purchase/Call Option.

(d)           If the Purchase/Call Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Call Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any Applicable Law.

(e)           If the Purchase/Call Option is exercised, at the closing of the Transfer, (1) each Class A Member which has given a Call Exercise Notice shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as Class B Members may designate in a written notice to the Company and Class A Members no later than 5 Business Days prior to the closing date for the Transfer pursuant to the Purchase/Call Option) an amount equal to (x) the product of (i) the Call Price (determined in accordance with Section 9.5(c)), multiplied by (ii) the fraction, the numerator of which is the Class A Percentage Interest of such Class A Member and the denominator of which is the aggregate Class A Percentage Interest of all Class A Members that have given a Call Exercise Notice, less (y) the aggregate amounts of any amounts due and not yet paid by the Class B Member transferring its Class B Membership Interests to such Class A Member exercising its Purchase/Call Option in respect of NHC Indemnified Costs or Member Indemnified Costs; provided, that in no event shall such calculation of the amount to be paid upon the closing of the Transfer result in a payment less than zero dollars; and (2) each Class B Member shall take the following actions: (i) following the payment by all (but not less than all) Class A Members who have given a Call Exercise Notice of the amount contemplated in Section 9.5(e)(1) (or, in the event there is a defaulting Class A Member, all Class A Members who have given a Call Exercise Notice and have exercised their rights in the event there is a defaulting Class A Member pursuant to Section 9.5(b)) such that the price for all of the Class B Membership Interests is paid, such Class B Member shall Transfer to each Class A Member entitled to purchase, as provided in Section 9.5(c), all right, title and interest in and to the Class B Membership Interests in proportion to the fraction, the numerator of which is the Class A Percentage Interest of such Class A Member and the denominator of which is the aggregate Class A Percentage Interest of all Class A Members that have given a Call Exercise Notice, free and clear of all Liens other than Permitted Liens created by such Class B Member; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section 9.5. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.6.       Termination Purchase Option.

(a)           In the event that the Second Equity Capital Contribution Date has not occurred on or prior to January 31, 2010, each Class A Member (or any Affiliate of such Class A Member designated by it) shall have the right, exercisable at any time after February 1, 2010, to acquire all (but not less than all) of the Class B Membership Interests (the “Termination Purchase Option”), upon giving the Company and all other Members not less than 15 days’ written notice of an election to exercise the Termination Purchase Option (the “Termination Exercise Notice”) during such period. Any other Class A Member may elect to participate in the Termination Purchase Option by giving its own Termination Exercise Notice within 5 Business Days after the first Termination Exercise Notice is given. Unless a Class A Member has given a Termination Exercise Notice within such 5 Business Day period, it may not participate in the Termination Purchase Option. Any Termination Exercise Notice, if given, shall be irrevocable; provided, the Class B Member shall not be required to sell its Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(b)           If a Class A Member defaults on its obligation to purchase any Class B Membership Interest pursuant to this Section 9.6, the remaining Class A Members who have given a Termination Exercise Notice shall have the right (but not the obligation) to purchase the Class B Membership Interests that were to be transferred to such defaulting Class A Member, (i) first, in a proportion determined by the ratio of its Class A Percentage Interest and the aggregate Class A Percentage Interest of all Class A Members that have given a Termination Exercise Notice (other than such defaulting Class A Member) and (ii) second, if any Class B Membership Interests would remain, in such proportions as the participating Class A Members may agree. The Termination Purchase Price to be paid pursuant to Section 9.6(e) shall be adjusted as necessary to take into account any reallocation of the purchase of the Class B Membership Interests pursuant to this Section 9.6(b).

(c)           The consideration for the Transfer of the Class B Membership Interests to the Class A Members pursuant to the Termination Purchase Option shall be an amount (payable in United States dollars) equal to the greater of (i) the Fair Market Value of the Class B Membership Interests of such Class B Member as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.6 and (ii) an amount sufficient to cause the Class B Member to achieve an internal rate of return on its Capital Contribution equal to *****% (the “Termination Purchase Price”).

(d)           If the Termination Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 15 days after the Termination Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(e)           If the Termination Purchase Option is exercised, at the closing of the Transfer, (1) each participating Class A Member shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Member may designate in a written notice to the Company and Class A Member no later than 5 Business Days prior to the closing date for the Transfer pursuant to the Termination Purchase Option) an amount equal to (x) the product of (i) the Termination Purchase Price (determined in accordance with Section 9.6(c)), multiplied by (ii) the fraction, the numerator of which is the Class A Percentage Interest of such Class A Member and the denominator of which is the aggregate Class A Percentage Interest of all Class A Members that have given a Termination Exercise Notice, less (y) the aggregate amounts of any unpaid indemnification obligations owed by the Class B Member transferring its Class B Membership Interests to such Class A Member exercising its Termination Purchase Option under any Transaction Document; provided, that in no event shall such calculation of the amount to be paid upon the closing of the Transfer result in a payment less than zero dollars; and (2) the Class B Member shall take the following actions: (i) Transfer to each Class A Member entitled to purchase, as provided in Section 9.6(c), all right, title and interest in and to the Class B Membership Interests in proportion to the fraction, the numerator of which is the Class A Percentage Interest of such Class A Member and the denominator of which is the aggregate Class A Percentage Interest of all Class A Members that have given a Termination Exercise Notice, free and clear of all Liens other than Permitted Liens created by such Class B Member; (ii) the Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) the Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section 9.6. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.7.       Buyout Events.

(a)           This Section 9.7 shall apply to any of the following events (each a “Buyout Event”):

(i)        a Member enters Bankruptcy;

(ii)       a Member dissolves and commences liquidation or winding up and such dissolution or liquidation is reasonably expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on the Project or any other Member; or

(iii)       there occurs an event that makes it unlawful for the Member to continue to be a Member.

Upon the occurrence of a Buyout Event, the Affected Member shall give written notice thereof to the Managing Member. Upon receipt of such written notice by the Managing Member, the Managing Member shall promptly give notice thereof to each other Member.

(b)           If a Buyout Event occurs, then each of the other Members shall have the option to acquire the Membership Interest of the Affected Member (or to cause it to be acquired by a third party designated by the other Members) (with the Members exercising such right being referred to herein as “Purchasing Members”) in such proportions as the Purchasing Members may agree or, if they cannot agree, in accordance with the number of Membership Interests held by each such Purchasing Member divided by the total number of Membership Interests held by all of the Purchasing Members together. Each Purchasing Member shall exercise its right to participate in the acquisition of the Affected Member’s Membership Interest by giving notice of such exercise to the Managing Member not more than 20 days following receipt by the Members of the notice from the Managing Member referred to in the final sentence of Section 9.7(a), which notice, if given by a Purchasing Member, shall be irrevocable.

(c)           The purchase price (the “Buyout Price”) for a Membership Interest being purchased pursuant to this Section 9.7 shall be the Fair Market Value of such Membership Interest as to which a Buyout Event specified in this Section 9.7 has occurred; less the aggregate amounts of any unpaid indemnification obligations owed by the Affected Member to the Purchasing Member under any Transaction Document divided by the number of Membership Interests being purchased by such Purchasing Member pursuant to this Section 9.7.

(d)           The Parties acknowledge and agree that the provisions of this Section 9.7(c) (including the provisions relating to the determination of the Buyout Price) are a material inducement to their entering into this Company LLC Agreement.

(e)           If an option to purchase is exercised under this Section 9.7, the closing on such purchase shall occur on the thirtieth day after the determination of the Buyout Price (or, in any event, if later, the 5th Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase). Unless otherwise agreed among the Affected Member and the Purchasing Members, the Buyout Price shall be paid in cash at such closing (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Purchasing Members shall designate in at least five days in advance in writing). The obligations of each Purchasing Member under this Section 9.7 shall be several and not joint.

(f)            Upon the occurrence of a closing under Section 9.7(d), the following provisions shall apply to the Affected Member (now a “Terminated Member”):

(i)        The Terminated Member shall cease to be a Member immediately upon the occurrence of the closing.

(ii)       The Terminated Member shall no longer be entitled to receive any distributions (including liquidating distributions) or allocations from the Company except as directed in Section 5.4, and it shall not be entitled to exercise any voting or consent rights or to receive any further information (or access to information) from the Company (other than any required tax information).

(iii)      The Terminated Member must pay to the Company all amounts owed to the Company by such Terminated Member.

(iv)     The Terminated Member shall remain obligated for all liabilities it may have under this Company LLC Agreement or otherwise with respect to the Company that accrue prior to the closing.

(v)      The Membership Interest, including the Capital Account balance attributable thereto, of the Terminated Member shall be allocated among the Purchasing Members in the proportion of the total Buyout Price paid by each Purchasing Member.

Section 9.8.       Regulatory and Other Authorizations and Consents.

(a)           In connection with any Transfer pursuant to Section 9.5 (the “Designated Transfers”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Authorities and third parties that may be or become necessary for the Designated Transfers, its execution and delivery of, and the performance of its obligations under, this Company LLC Agreement or other Transaction Documents in connection with any such Designated Transfer and will use commercially reasonable efforts to cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Authorities of such financial statements and other publicly available financial information with respect to such Member ***** as such third parties or Governmental Authorities may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents. The Managing Member shall cooperate in making any filing with any Governmental Authority to effect such a Designated Transfer. In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Authorities and the responses of such third parties and Governmental Authorities to requests to provide such consents and waivers.

(b)           Without limiting the generality of Section 9.8(a), each Member shall make such filings as may be required under the HSR Act, the Federal Power Act, as amended, or any state Applicable Law relating to the ownership or control of the Project with the cooperation of the Company, NHC, and the Project Company, to the extent that the participating party’s status, or verification of document is an Applicable Law.

(i)        To the extent required by the HSR Act, each Member involved in a Designated Transfer shall use commercially reasonable efforts to (i) file or cause to be filed, as promptly as practicable but in no event later than the 15th Business Day after the delivery of any Call Exercise Notice with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such Member under the HSR Act concerning the Designated Transfer and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Designated Transfer, in each case so that the initial 30 day waiting period applicable under the HSR Act shall expire as soon as practicable. Each Member involved in a Designated Transfer agrees to request, and to cooperate with the other Members involved in requesting, early termination of any applicable waiting period under the HSR Act. Each of the Class A Members involved in a Designated Transfer shall be responsible for the filing fees incurred by all Members involved in the Designated Transfer in connection with the initial filings required by the HSR Act in connection with the Designated Transfers (pro rata in proportion to the percentage of Class B Membership Interests each such Class A Member will acquire in connection with the Designated Transfer). Except as expressly provided in the prior sentence with respect to filing fees, each Member involved in a Designated Transfer will be responsible for its own fees and expenses, including any fees and expenses of counsel, accountants or other professional advisors.

(ii)       To the extent required by the Federal Power Act, each Member involved in a Designated Transfer shall use commercially reasonable efforts to (i) file or cause to be filed, as promptly as practicable but in no event later than the 21st Business Day after the delivery of any Call Exercise Notice, any required application for approval of the Designated Transfer pursuant to Section 203(a) of the Federal Power Act, and (ii) as promptly as practicable but in no event later than the 10th Business Day after the delivery of any Call Exercise Notice, provide to the Company and the Managing Member information needed for the Company and/or the Managing Member to file an application for approval of the Designated Transfer under Section 203(a) of the Federal Power Act, as may be necessary.

Section 9.9.       Admission. Any transferee of all or part of any Membership Interests pursuant to a Transfer made in accordance with this Company LLC Agreement shall be admitted to the Company as a substitute Member upon its execution of a counterpart to this Company LLC Agreement and compliance with the other requirements of this ARTICLE IX.

Section 9.10.     Security Interest Consent. If any Class A Member grants a security interest in any Class A Membership Interest, upon request by such Class A Member, each Class B Member will execute and deliver to any Person holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such person may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Class A Membership constitutes a Permitted Transfer under this Company LLC Agreement, subject to the condition set forth in Section 9.2(g).

ARTICLE X

DISSOLUTION AND WINDING-UP

Section 10.1.     Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a)           the written consent of all Members to dissolve and terminate the Company; provided, however, that the Company shall not be dissolved and its affairs shall not be wound up solely upon the withdrawal or termination of a Member unless no other Members remain;

(b)           the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(c)           the disposition of all or substantially all of the Company’s business and assets;

(d)           the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or

(e)           at any time there are no members of the Company unless the business of the Company is continued in accordance with the Act.

Section 10.2.     Distribution of Assets.

(a)           The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1. Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for, any or all Company property, including to Members. In no event, without the approval of Members by a Class Majority Vote, will a sale to a Member be for an amount that is less than Fair Market Value.

(b)           The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including the Working Capital Loans and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.

(c)           Any assets of the Company that are not sold by the liquidator will be deemed sold for their Gross Asset Values as defined in subparagraph (b) of the definition of “Gross Asset Value,” and the gain from all dispositions and deemed dispositions, along with any other gross income or other gain for the Tax Year during which the distribution of liquidation proceeds occurs, will be allocated first to Members with deficits in their Capital Accounts (in the ratio of the deficits if more than one Member’s Capital Account is in deficit) until such deficits have been eliminated.

(d)           Remaining items of gross income, gain, expense or deduction will each be allocated,

(i)        in the event of a liquidation of the Company on or prior to December 31, 2009, first among the Class B Members in an effort to set the Capital Account of each Class B Member at a level that would cause it to receive its pro rata portion of any amounts in the Required Reserves and the sum of its Capital Contributions previously made to the Company pursuant to Section 4 hereof, thereafter, to the Class A Members any remaining items after the allocation to the Class B Member in this clause has been made.

(ii)       in the event of a liquidation of the Company after December 31, 2009, first among the Class A Members in an effort to set the Capital Account of each Class A Member at a level that would allow it to receive its pro rata portion of the Special Funded Distribution (if such amount has not already distributed), second among the Class B Members in an effort to set the Capital Account of each Class B Member at a level that would cause the Calculated Amount to equal zero (if such amount has not already been reached), and thereafter in the ratio in Section 5.1(b).

(e)           After the allocations in Section 10.2(c) and 10.2(d) have been made, then cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the Tax Year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

(f)            After giving effect to all allocations, distributions and contributions for all periods, if any Class B Member has a deficit Capital Account balance, such Class B Member shall be obligated to contribute cash to the Company in an amount equal to such deficit balance by the end of the taxable year of the Company during which the liquidation of the Company occurs or if later, within 90 days after the date of such liquidation, except that the restoration obligation of all Class B Members in the aggregate will not be more than $30,000,000 and no Class B Member shall be required to contribute more than its pro rata share of such restoration obligation (based upon the ratio of its Class B Membership Interests to all of the Class B Membership Interests), provided that such Member may eliminate such deficit restoration obligation (in whole or in part) by providing written notice thereof to the Company and the Class A Member so long as, after such elimination, such Member does not then have a deficit Adjusted Capital Account. Each Class B Member will have the right at its option to increase the amount of its restoration obligation in this Section 10.2(g). No Class A Member shall be obligated to contribute cash to restore a deficit in its Capital Account but a Class A Member, may, at its option, agree to assume a deficit restoration obligation by providing written notice to that effect to each other Member.

(g)           The distribution of cash and property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.

Section 10.3.     In-Kind Distributions. There shall be no distribution of assets of the Company in kind without a Class Majority Vote.

Section 10.4.     Certificate of Cancellation.

(a)           When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.

(b)           Upon the filing of the certificate of cancellation, the existence of the Company shall cease.

(c)           All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.

ARTICLE XI

GENERAL INDEMNITY

Section 11.1.     Indemnification by the Members.

(a)           Beginning on the Effective Date (or, with respect to any additional Member that becomes a Member after the Effective Date, on the first date on which such Person becomes a Member hereunder) and continuing thereafter, each Member agrees to indemnify, defend and hold harmless the other Member Parties from and against any and all Member Indemnified Costs.

(b)           No claim for indemnification may be made with respect to any Indemnified Costs (other than fraud, willful misconduct, or failure to pay any amount due to Indemnified Parties under any Transaction Document) until the aggregate amount of such costs for which indemnification is (or previously has been) sought by the Indemnified Party under all Transaction Documents exceeds $100,000 and once such threshold amount of claims has been reached, the relevant Indemnified Party and its Affiliates shall have the right to be indemnified only to the extent the amount of Indemnified Costs claimed exceed such threshold amount. Claims for indemnification under this Company LLC Agreement and the other Transaction Documents shall not be duplicative of one another and shall not allow for duplicative recoveries.

Section 11.2.     Indemnification of Members by the Company. Each Member and any Affiliate of a Member, and each of their respective officers, directors, shareholders, employees and agents (each, a “Member Party”) shall be exculpated from liability for and defended, indemnified and held harmless by the Company from all Claims arising out of the performance by such Member Party of its obligations under this Company LLC Agreement so long as such Member Party acted in good faith and in a manner reasonably believed by it to be in the best interest of or not opposed to the interest of the Company; provided, however, that no Member Party shall be shall be exculpated from liability for and defended, indemnified and held harmless or entitled to the payment of an Indemnity Claim under this ARTICLE XI to the extent such Claim is attributable to willful misconduct, fraud or gross negligence or breach of any of its representations, warranties or covenants or agreements (in each case, if any) under this Company LLC Agreement or the Contribution Agreement.

Section 11.3.     Procedures for Indemnity Obligation.

(a)           All Indemnity Claims by the Indemnified Persons under Section 11.1 shall be asserted and resolved in accordance with this Section 11.3.

(b)           If an Indemnified Person learns of an Indemnity Claim asserted against such Indemnified Person by a Third Person for which such Indemnified Person may seek indemnification under Section 11.1, such Indemnified Person shall promptly notify the indemnifying Member(s) thereof, specifying the nature of and specific basis for such Indemnity Claim and the actual or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Indemnity Claim) (the “Claim Notice”); provided, however, that the failure to provide such notice promptly shall not limit or reduce such Indemnified Person’s right to indemnification under Section 11.1 except to the extent that such failure to provide such notice promptly shall prevent or shall have prevented the indemnifying Member(s) from properly or effectively defending the Indemnity Claim or from recovering reimbursement or other damages to which the indemnifying Member(s) would be entitled.

(c)           The indemnifying Member(s) shall notify the Indemnified Person within the Notice Period whether or not it disputes its obligation to indemnify such Indemnified Person against such Indemnity Claim; provided, however, that the Indemnified Persons are hereby authorized prior to and during such Notice Period to file any motion, answer or other pleading that may be necessary or appropriate to protect their respective interests or those of the indemnifying Member(s) and a copy of such pleading shall be promptly delivered to the indemnifying Member(s).

(d)           If any indemnifying Member notifies such Indemnified Person within such Notice Period that it does not dispute its obligation to Indemnify such Indemnified Person against such Indemnity Claim then, except as hereinafter provided, the indemnifying Member(s) shall have the right, but not the obligation, to defend by all appropriate proceedings, and with counsel of its own choosing that is reasonably acceptable to such Indemnified Person, such right being exercisable only in the same notice in which it notifies such Indemnified Person that it does not dispute its obligation to Indemnify it against the Indemnity Claim.

(e)           If an indemnifying Member elects to defend against such Indemnity Claim, it shall promptly settle such Indemnity Claim or diligently prosecute it to a final conclusion. If such Indemnified Person desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

(f)            If an indemnifying Member disputes its liability with respect to such Indemnity Claim or fails to defend against such Indemnity Claim, whether by not giving timely notice as provided above or otherwise, such Indemnified Person shall have the right but not the obligation to defend against such Indemnity Claim.

(g)           Unless an indemnifying Member has accepted liability for an Indemnity Claim in writing, the indemnifying Member shall not settle any such Indemnity Claim of such Indemnified Person without the prior written consent of such Indemnified Person; provided that in no case shall an indemnifying Member settle or compromise any Indemnity Claim without first demonstrating to such Indemnified Person the ability to pay such Indemnity Claim. The Indemnified Persons shall not settle any Indemnity Claim without the prior written consent of the indemnifying Member unless the indemnifying Member has refused to accept liability for such Indemnity Claim and failed to defend such Indemnified Person against such Indemnity Claim pursuant to the terms of this Company LLC Agreement.

(h)           If requested by the indemnifying Member(s), the Indemnified Persons agree to cooperate with the indemnifying Member(s), its (or their respective) insurers and their respective counsel in contesting any Third Party Claims that the Indemnified Persons elect to contest; provided, however, that the indemnifying Member (i) has furnished the Indemnified Persons with a written opinion of the indemnifying Member’s outside counsel to the effect that a reasonable basis exists to contest such Indemnity Claim and (ii) has agreed to advance to the Indemnified Persons all out-of-pocket costs and expenses (including reasonable attorneys’ fees) that the Indemnified Persons may incur in so cooperating in the contest of such Indemnity Claim.

(i)            If an Indemnified Person shall have an Indemnity Claim against an indemnifying Member(s) hereunder that does not involve an Indemnity Claim or demand being asserted against or sought to be collected from such Indemnified Person by a Third Person, such Indemnified Person shall promptly send a Claim Notice with respect to such Claim to the indemnifying Member(s). If an indemnifying Member does not notify the Indemnified Person within the Notice Period that it disputes such Indemnity Claim, the amount of such Indemnity Claim shall be conclusively deemed a liability of the indemnifying Member(s) hereunder.

Section 11.4.     Member Indemnification Procedures.

(a)           All Claims for indemnification of the Member Parties under Section 11.2 shall be asserted and resolved in accordance with this Section 11.4.

(b)           If a Member Party learns of an actual Claim for which such Member Party may seek indemnification under Section 11.2, such Member Party shall promptly notify the Managing Member thereof, by sending a Claim Notice; provided, however, that the failure to provide such notice promptly shall not limit or reduce such Member

Party’s right to indemnification under Section 11.2, except to the extent that such failure to provide such notice promptly shall prevent or shall have prevented the Company from properly or effectively defending the Claim or from recovering reimbursement or other damages to which the Company would be entitled.

(c)           The Managing Member, on behalf of the Company, shall notify all Indemnified Persons within the Notice Period whether or not it disputes its obligation to Indemnify such Indemnified Person against such Claim; provided, however, that the Indemnified Persons are hereby authorized prior to and during such Notice Period to file any motion, answer or other pleading that may be necessary or appropriate to protect their respective interests or those of the Company and the other Members and a copy of such pleading shall be promptly delivered to the other Members.

(d)           If the Managing Member, on behalf of the Company, notifies such Indemnified Person within such Notice Period that it does not dispute its obligation to Indemnify such Indemnified Person against such Claim then, except as hereinafter provided, the Managing Member, on behalf of the Company, shall have the right, but not the obligation, to defend by all appropriate proceedings, and with counsel chosen by the Managing Member, such right being exercisable only in the same notice in which it notifies such Indemnified Person that it does not dispute its obligation to Indemnify it against the Claim. Such Indemnified Person shall have the right to participate in such defense, using its own counsel at the Company’s expense, to the extent such Claim involves any risk of criminal liability or any conflict of interest between the Company and such Indemnified Person.

(e)           If the Company, pursuant to and in accordance with Section 11.4(g), elects to defend the Claim of such Member Party, it shall promptly settle such Claim or diligently prosecute it to a final conclusion. If the Member Parties desire to participate in, but not control, any such defense or settlement, they may do so at their sole cost.

(f)            If requested by the Managing Member, on behalf of the Company, the Indemnified Persons agree to cooperate with the Managing Member, on behalf of the Company, its insurers and its counsel in contesting any Third Party Claims that the Company elects to contest; provided, however, that the Managing Member (i) has furnished the Indemnified Persons with a written opinion of the Company’s outside counsel, to the effect that a reasonable basis exists to contest such Claim and (ii) has agreed to advance to the Indemnified Persons all out-of-pocket costs and expenses (including reasonable attorneys’ fees) that the Indemnified Persons may incur in so cooperating in the contest of such Claim.

(g)           If the Company disputes its liability with respect to such Claim or fails to defend against such Claim, whether by not giving notice as provided above or otherwise, the Member Party shall have the right but not the obligation to defend against such Claim. Unless the Company has accepted liability for a Claim in writing, the Company shall not settle any such Claim without the prior written consent of the Member Party; provided that in no case shall the Company settle or compromise any such Claim without first demonstrating to such Member Party the ability to pay such Claim. The Member Parties shall not settle any Claim without the prior written consent of the Company unless the Company has refused to accept liability for such Claim and failed to defend the Member Party against such Claim pursuant to the terms of this Company LLC Agreement.

(h)           If a Member Party shall have an Indemnity Claim against the Company under Section 11.2 which does not involve a Claim or demand being asserted against or sought to be collected from such Member Party by a Third Person, such Member Party shall promptly send a Claim Notice with respect to such Claim to the Managing Member. If the Managing Member on behalf of the Company, does not notify such Member Party within the Notice Period that it disputes such Indemnity Claim, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Company hereunder.

Section 11.5.     Gross-Up of Indemnity. To the extent any such indemnification payment is includable as income of an Indemnified Party as determined by agreement of the Indemnified Party and the indemnifying Member or Company, as the case may be, or if there is no agreement, because a nationally-recognized tax counsel selected jointly by the Indemnified Party and the indemnifying Member or Company, as the case may be, opines that such amount is “more likely than not” includable as income of the recipient, the amount of the payment shall be increased by the amount of any federal income tax required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of the indemnification payment, including, for this purpose, the amount of any such Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 11.5, assuming full taxability, using an assumed tax rate equal to 35%. If an opinion is delivered in accordance with the foregoing sentence, the Indemnified Party shall report the relevant indemnification payments as income consistent with such opinion and otherwise act in a manner consistent with such opinion. Any payment made under this ARTICLE XI shall be reduced by the present value of any federal income tax benefit to be realized by the Indemnified Party or its Affiliates by reason of the facts and circumstances giving rise to such indemnification.

ARTICLE XII

MISCELLANEOUS

Section 12.1.     Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, (c) by recognized overnight courier service with charges prepaid or (d) by facsimile transmission, directed to the intended recipient at the address of such Member on Schedule 4.2(d) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 12.1. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the 5th Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the 2nd Business Day following its deposit with a recognized overnight courier service or (iv) the date of receipt of a facsimile or, if such date of receipt is not a Business Day, the next Business Day following such date of receipt, provided the sender can and does provide evidence of successful transmission. Any Notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day shall be deemed to be received on the next Business Day.

Section 12.2.     Amendment. Except for an amendment of Schedule 4.2(d) in accordance with the terms of this Company LLC Agreement, and a Transfer of Membership Interests and the admission of a new Member in accordance with the terms of this Company LLC Agreement, this Company LLC Agreement may be changed, modified or amended only by an instrument in writing duly executed by Members representing a Class Majority Vote.

Section 12.3.     Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 12.4.     Waivers and Modifications. Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Company LLC Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Company LLC Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing duly executed by Members representing a more than 80% of the Members holding the class of Membership Interests affected by such waiver or consent and shall be delivered to the other Members in the manner set forth in Section 12.1.

Section 12.5.     Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Company LLC Agreement is intended to be severable, and if any term or provision of this Company LLC Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Company LLC Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Company LLC Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.

Section 12.6.     Successors; No Third-Party Beneficiaries. This Company LLC Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. Except as provided in Section 3.4(c), nothing in this Company LLC Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Company LLC Agreement shall not be construed as a third-party beneficiary contract. To the full extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Company LLC Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

Section 12.7.     Entire Agreement. This Company LLC Agreement, including the Schedules attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein. This Company LLC Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters, including the Original Operating Agreement.

Section 12.8.     Governing Law. This Company LLC Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Company LLC Agreement to the law of another jurisdiction.

Section 12.9.     Further Assurances. In connection with this Company LLC Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Company LLC Agreement and as are not inconsistent with the terms hereof.

Section 12.10.   Counterparts. This Company LLC Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an executed counterpart of a signature page of this Company LLC Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Company LLC Agreement.

Section 12.11.   Dispute Resolution.

(a)           In the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within ten days after such dispute arises. A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the parties are not successful in resolving a dispute within 21 days (15 days for disputes under Section 8.2 (c), (e) or (g)) the parties will thereafter be entitled to pursue all such remedies as may be available to them.

(b)           If any Class B Member disputes the determination that the Flip Date has occurred (including based on any item or procedure or calculation that affects such determination contained in any notice or report delivered by the Manager to such Class B Member), such Class B Member shall notify the Manager and other Members not more than 30 Business Days after such Class B Member has received written notice from the Manager or the Managing Member that the Flip Date was determined to have occurred. In such event, the Members and the Manager shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement. If notice of dispute is not given by any Class B Member within such period, the determination that the Flip Date has occurred, and the items, procedures and calculations described above relating thereto, will be final and binding on the Members. If the dispute as to the Manager’s calculations is not promptly resolved within 10 Business Days of such notification of the dispute, the Class B Members and the Manager shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute (if applicable, in accordance with the methodology in Section 6.6) and to resolve the dispute promptly, but in no event more than 20 Business Days after having the dispute submitted to it. The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and the Manager and (iii) made in accordance with this Company LLC Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members. Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items. In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by Class A Members (pro rata in proportion to their Class A Percentage Interests). In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations (if more than one, pro rata in proportion to their Class B Percentage Interests).

Section 12.12.   Confidentiality.

(a)           Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, no Member will itself use or intentionally disclose (and will not permit the use or disclosure by any of its Affiliates, or any of the officers, directors or employees of it or its Affiliates or any of its Representatives, directly or indirectly, any of the Material Contracts, the Project Company LLC Agreement or this Company LLC Agreement or information furnished thereunder or hereunder, and will use all reasonable efforts to have all such information kept confidential (consistent with its own practices); provided, that (i) any such Member and its Affiliates and Representatives may use, retain and disclose any such information to any Governmental Authority or as otherwise required by Applicable Law, (ii) any such Member and its Affiliates and Representatives may use, retain and disclose any such information that has been publicly disclosed (other than by such party or any Affiliates and Representatives thereof in breach of this Section 12.12) or has rightfully come into the possession of such Member or any Affiliate or Representative thereof other than from another Member or a Person acting on such other Member’s behalf and under circumstances not involving, to the best of such Member’s knowledge, any breach or any confidentiality obligation, (iii) to the extent that any such Member or any Affiliate or Representative thereof may have received a subpoena or other written demand under color of legal right for such information, such Member or such Affiliate or Representative may disclose such information, but such Member shall first, unless prohibited by Applicable Law, as soon as practicable upon receipt of such demand, furnish a copy thereof to the other Members and, if practicable so long as such Member shall not be in violation of such subpoena or demand or likely become liable to any penalty or sanctions thereunder unless based upon counsel’s opinion, such Member is advised it must disclose such information, afford the other Members reasonable opportunity, at any other

Member’s cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, shall cooperate with any reasonable efforts of the other Members to obtain a protective order or other similar relief, shall keep the other Members informed of any developments with respect to the compulsion or request for information, and shall disclose only so much of the information as, in the opinion of its legal counsel, is legally required, (iv) disclosures to lenders, potential lenders or other Persons providing financing to the Company or any Member and potential purchasers of Membership Interests in the Company or other potential purchasers in connection with a Permitted Transfer, if such Persons have agreed to abide by terms substantially similar to the obligations of the Members under this Section 12.12, (v) any such Member and its Affiliates and Representatives may disclose any such information, and make such filings, as may be required by this Agreement or the Material Contracts, (vi) disclosures required or requested by the IRS or other taxing authority in connection with the Project or Cash Grant or other tax benefits relating thereto, including in connection with the request for a private letter ruling, any determination letter or any audit, and (vii) any such Member which is an insurance company or an Affiliate thereof may disclose such information to the National Association of Insurance Commissioners and any rating agency requiring access to its investment portfolio. Notwithstanding anything herein to the contrary, Members may disclose information to their Affiliates and Representatives in accordance with this Agreement, so long as such Persons agree to comply with the provisions of this Section 12.12.

(b)           A Terminated Member may, subject to the other provisions of this Section 12.12, retain and use information regarding the transactions contemplated in the Transaction Documents and this Agreement for the limited purpose of preparing such Terminated Member’s Tax Returns and defending audits, investigations and proceedings relating thereto and hereto.

(c)           The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 12.12, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 12.12 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

(d)           In the event of a conflict between the terms of this Section 12.12 and the terms of any other Confidentiality Agreement between the Parties related to the transactions contemplated herein, the terms of this Company LLC Agreement shall prevail. The obligations of the Members under this Section 12.12 shall terminate on the 3rd anniversary of the LLC Agreement Termination Date.

Section 12.13.   Joint Efforts. To the full extent permitted by Applicable Law, neither this Company LLC Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Company LLC Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 12.14.   Specific Performance. The Members agree that irreparable damage will result if this Company LLC Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Company LLC Agreement would not be an adequate remedy. Therefore, to the full extent permitted by law, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Company LLC Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Company LLC Agreement, at law or in equity.

Section 12.15.   Survival. All indemnities and reimbursement obligations made pursuant to this Company LLC Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.

Section 12.16.   Effective Date. This Company LLC Agreement shall have no force or effect unless and until the funding of the transactions contemplated by the Contribution Agreement to take place at the Initial Closing occurs, at which time this Company LLC Agreement shall automatically and without any further action become effective simultaneously with such Initial Closing.

Section 12.17.   Recourse Only to Member. The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Member.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties, each a Member, have caused this First Amended and Restated Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

MILFORD NHC, LLC

By:	/s/ Eveyln Lim
	Name:	Eveyln Lim
	Title:	Secretary

STANTON EQUITY TRADING
DELAWARE LLC

By:	/s/ Jerry L Smith
	Name:	Jerry L Smith
	Title:	President

[Signature Page to First Amended and Restated LLC Agreement of Milford Wind Partners, LLC]

ANNEX I

DEFINITIONS

“Accounting Firm” means any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, PriceWaterhouseCoopers, LLP, any of their successors, or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants approved by a Class Majority Vote.

“Accountant’s Certificate” means the independent accountant’s certification attesting to accuracy of all costs as required pursuant to the Guidance.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulations Section 1.704-2(g)(1) and the last sentence of Treasury Regulations Section 1.704-2(i)(5), (b) increased by the amount of any deficit restoration obligation to which the Member has agreed under Section 10.2(f) of the Company LLC Agreement, and (c) decreased by expected items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Administrative Services Agreement” means the Administrative Services Agreement between Project Company and First Wind Energy, LLC dated as of April 22, 2009.

“Administrative Services Provider” means First Wind Energy, LLC and any permitted successor to such Person under the Administrative Services Agreement.

“Affected Member” means a Member with respect to whom a Buyout Event has occurred.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common Control with such first Person.

“Affiliate Material Contractor Cause” means with respect to any First Wind Subsidiary that is a counterparty to any Material Contract, fraud, willful misappropriation of funds, gross negligence, willful misconduct, or a willful violation of a material provision of such Material Contract, in each case of or by such First Wind Subsidiary in its capacity as counterparty to such Material Contract.

“Affiliate O&M Agreement” means the Project O&M Agreement dated as of April 22, 2009, by and between Affiliate Operator and Project Company, and any replacement agreement for such agreement.

“Affiliate Operator” means First Wind O & M, LLC or any successor or assign under the Affiliate O&M Agreement.

“Annual Budget” is defined in Section 7.1(c) of the Company LLC Agreement.

“Applicable Laws” means all laws (including common law), treaties, constitutions, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions, and writs of any Governmental Authority having jurisdiction over NHC, Investor, the Manager, the Administrative Services Provider, the Affiliate Operator, MWCI, the Company, the Project Company or the Project, as applicable.

“Appraiser” means Stone & Webster Management Consultants, Inc., or other mutually agreed upon appraiser.

“Appraisal Method” shall mean one appraiser shall be appointed by the Class A Members and one appraiser shall be appointed by the Class B Members, in each case, within 30 days of a party invoking the procedure described in this definition, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests. Provided that the Class A Members are granted 2 Business Days’ written notice prior to the expiration of the 30 day period referenced in the immediately preceding sentence, if either the Class A Members or the Class B Members do not appoint their appraiser within 5 days after the end of such 30 day period, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the Class A Members and the Class B Members are unable to agree upon the fair market value of the Class B Membership Interests within 45 days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of one independent appraiser differs from the middle determination by more than twice the amount by which the third determination differs from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

“Approved Transferee” means:

(a)                             In the case of a transfer of a Class B Membership Interest, any Person that (i) satisfies the requirements in the Company LLC Agreement for all Transfers of Class B Membership Interests, (ii) for Transfers while any additional Closings remain possible, has the Required Ratings ***** and (iii) is not a person that NHC reasonably determines to be a competitor as defined below. For this purpose, a “competitor” is any person that directly or indirectly, through one or more Subsidiaries, Affiliates or joint ventures, operates, manages or develops commercial wind farms with an aggregate capacity of at least 200 megawatts, or manufactures, constructs or supplies wind turbines; provided that any institution that has an interest or whose Affiliate has an interest in a wind farm similar to the interest owned by the Class B Members will not be considered a competitor solely as a result of owning such an interest; provided further that any such institution that has an Affiliate that otherwise meets the above definition of competitor shall nonetheless not itself be considered a competitor so long as such institution certifies in a manner reasonably acceptable to NHC that sufficient controls have been put in place between such institution and such Affiliate so as to prevent the sharing of confidential information in respect of the Project. For the avoidance of doubt, a transferee of Class B Membership Interests must satisfy all conditions in clauses (i) through (iii).

(b)                            In the case of a Transfer of a Class A Membership Interest, a Person that (i) satisfies the requirements in the Company LLC Agreement for all Transfers of Class A Membership Interests and (ii) is an experienced wind company with a national or international reputation with, together with its Affiliates or through any joint venture to which it or one of its Affiliates thereof is a party, has experience owning and/or operating commercial wind farms with an aggregate capacity of at least 200 megawatts (or undertakes to engage such an experienced wind company to manage the Company).

“Assets” means with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, governmental approvals, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment” means that certain Assignment by Holdings to Investor in substantially the form of Exhibit D attached to the Contribution Agreement.

“Bankruptcy” of a Person means the occurrence of any of the following events: (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Base Case Model” means the financial model agreed to by the Parties on the Initial Closing Date and revised, as agreed by the Parties, as necessary, on the Second Equity Capital Contribution Date and on the Third Equity Capital Contribution Date.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York City are authorized or required to be closed.

“Buyout Event” is defined in Section 9.7(a) of the Company LLC Agreement.

“Buyout Price” is defined in Section 9.6(c) of the Company LLC Agreement.

“Calculated Amount” means, with respect to any Class B Member, and at any time of determination, (other than as set forth in the last sentence of this definition), $*****, minus (a) all cash flows distributed to the Class B Member by the Company, minus (b) the tax savings from tax losses or deductions allocated to the Class B Member including tax savings that have accrued in any Tax Year but have not yet been paid , minus (c) all other cash flows distributed or paid by the Company, the Class A Member or otherwise, to the Class B Member (including proceeds of the Cash Grant) and any other distributions under Section 6.1 of the Company LLC Agreement), minus (d) any indemnity payments made by the Class A Member to the Class B Members that compensate for loss of any item listed in the foregoing clauses (a), (b), and (c), plus (e) the tax detriment from any taxable income or gain allocated to the Class B Member by the Company and any gain recognized by the Class B Member pursuant to section 731(a) of the Code, including any tax detriment or tax gain that have accrued in any Tax Year but have not yet been paid, minus (f) the tax savings from the Utah PTCs allocated to the Class B Member (without duplication of any amounts already accounted for in clause (b) hereof), plus (g) the Total Equity Capital Contribution Amount. Notwithstanding the previous sentence, in the event the Calculated Amount is being determined concurrently with the sale of the Project by the Project Company to SCPPA pursuant to section 2.5(h) of the PPA, the figure “$*****” in the previous sentence shall be reduced (but not below zero) so that, when all distributions and allocations to the Class B Member under ARTICLE V, VI or X, as the case may be, are accounted for as of the date of such sale, the sum of all items in clauses (a) through (f) after subtracting the Total Equity Capital Contribution Amounts is not greater than $***** in the aggregate; provided, however, that the adjustment in this sentence shall not result in the Class B Member receiving aggregate distributions and allocations pursuant to the LLC Agreement in an amount less than 5% of the total distributions and allocations under the LLC Agreement, when measured from the Initial Closing Date through the date on which the Project is sold to SCPPA. The Calculated Amount will be calculated using the assumptions and conventions described in Section 6.6 of the Company LLC Agreement (including the Fixed Tax Assumptions).

“Call Exercise Notice” is defined in Section 9.5(a) of the Company LLC Agreement.

“Call Price” is defined in Section 9.5(b) of the Company LLC Agreement.

“Capital Account” means an account for each Member calculated as described in Section 4.2(b) of the Company LLC Agreement and used to distribute assets at liquidation as described in Section 10.2 of the Company LLC Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member (or by any predecessor of such Member).

“Cash Difference” is defined in Section 6.6(d) of the Company LLC Agreement.

“Cash Grant” means, with respect to the Project, a grant from the US Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Cash Grant Distribution” means the distribution of proceeds of the Cash Grant by the Company to its Members.

“Cash Grant Distribution Date” means the date 3 Business Days following the date on which the Class B Member approves the Cash Grant Distribution Notice by written notice to the Class A Member and the Company.

“Cash Grant Distribution Notice” means a notice prepared by the Managing Member and delivered to the Class B Member 1 Business Day following the date on which proceeds of the Cash Grant are received by the Company that sets forth the amount of the Cash Grant received by the Company and a calculation of the appropriate amounts to be distributed to each of the Members.

“Cash Grant Shortfall” means the excess of (x) the aggregate Estimated Cash Grant Amount portion of the Class B Member’s Capital Contributions to the Company on or prior to such Equity Capital Contribution Date, over (y) the sum of (i) all cash distributed to the Class B Member pursuant to Section 6.1(a)(i) and Section 6.1(b)(i), plus (ii) the reasonably estimated amount of Cash Grant proceeds expected to be received in connection with a future or pending Cash Grant Application. The Parties agree that any or all amounts of Cash Grant Shortfall caused by a Class B Recapture Event shall be deemed to be zero for purposes of this definition.

“Cash Shortfall” is defined in Section 4.3(b) of the Company LLC Agreement.

“Cause” means fraud, willful misappropriation of funds, gross negligence, willful misconduct, or a willful violation of a material provision of the Company LLC Agreement applicable to the Managing Member.

“Certificate of Formation” has the meaning in the preliminary statements of the Company LLC Agreement.

“Claim” means any and all judgments, awards, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental Authority investigations or audits, losses (including amounts paid in settlement of claims), assessments, fines, penalties, administrative orders, injunctions, obligations, costs, expenses, taxes, liabilities and damages (including any loss of profits, consequential, punitive, incidental or special damages recovered by any Third Party, but excluding loss of profits, consequential, punitive, incidental or special damages asserted by any Member or an Affiliate, and including, interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts).

“Claim Notice” is defined in Section 11.3(b) of the Company LLC Agreement.

“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” means membership interests in the Company that are held initially by NHC and have the rights described in the Company LLC Agreement.

“Class A Percentage Interest” the percentage interest of each Class A Member as set forth in Schedule 4.2(d) to the Company LLC Agreement.

*****

“Class B Percentage Interest” the percentage interest of each Class B Member as set forth in Schedule 4.2(d) to the Company LLC Agreement.

“Class B Recapture Event” means any loss of the ability to claim, or recapture of, any part of the Cash Grant that arises directly out of or is directly attributable to (i) a sale, transfer or disposition by a Class B Member of any of its Membership Interests to a Tax-Exempt Person (whether voluntary or involuntary), (ii) the Class B Member becoming a Tax-Exempt Person or (iii) an inaccuracy in any of the Fixed Tax Assumptions unless resulting from a breach of any representation, warranty or covenant of the Class A Member in this Agreement or in the Contribution Agreement. .

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Membership Interests” means membership interests in the Company that were purchased from Holdings, are held initially by Investor, and have the rights described in the Company LLC Agreement.

“Class Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

“Clipper Reserve” is defined in Schedule 8.2(b) to the Company LLC Agreement.

“Closing” means each of the Initial Closing, Second Equity Capital Contribution or Third Equity Capital Contribution, as the context may require.

“Closing Date” means the date of any Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation” is defined in the PPA.

“Commercial Operation Date” is defined in the PPA.

“Company” is defined in the preamble to the Contribution Agreement.

“Company LLC Agreement” is defined in the preamble.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Confidentiality Agreement” means each agreement between Stanton or its Affiliates and NHC regarding confidential treatment of information disclosed between them and their Representatives in relation to the transactions contemplated by the Transaction Documents.

“Consent and Agreement” means that certain Consent and Agreement by and among Class B Member, Project Company, Company and the Royal Bank of Scotland, plc in the form of Exhibit E to the Contribution Agreement.

“Consultation” or “Consult” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person.

“Contribution Agreement” means the Equity Contribution and Purchase Agreement by and among NHC, Holdings, the Company and Investor dated as of September 28, 2009, and all its schedules and exhibits.

“Control” means the possession, directly or indirectly, of either of the following:

(a)                        (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or

(b)                            in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Cost Segregation Report” has the meaning provided in the Contribution Agreement.

“Curative Flip Allocation” is defined in Section 6.6(e) of the Company LLC Agreement.

“Depreciation” means for each Tax Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Tax Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Tax Year, the depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each taxable year shall be determined under a method reasonably selected by the Managing Member and ratified by a Class Majority Vote.

“Designated Affiliate Agreements” means the Administrative Services Agreements, the Management Services Agreement and the Affiliate O&M Agreement, and any replacement of any such agreement with a First Wind Subsidiary (so long as the Class A Member is a First Wind Subsidiary).

“Designated Affiliate Agreement Provider” means the Administrative Services Provider, the Affiliate Operator, or the Manager, as applicable, in their capacity as a party to a Designated Affiliate Agreement.

“Designated Transfers” is defined in Section 9.8 of the Company LLC Agreement.

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments held by the Company or the Project Company as of such date (after any PPA Credit Support reimbursement obligations or operating costs, including scheduling, imbalance and other charges tied to merchant sales, payment of any outstanding Working Capital Loans) less the amounts required to fund the Required Reserves and other reserves as set forth in Schedule 8.2(b), and reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company, the Project Company or the Project consistent with the Prudent Operator Standard (provided that any reserves established by the Managing Member outside of those required by Schedule 8.2(b) will be held in bank accounts separate from those holding reserves described in Schedule 8.2(b)). Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenditures included in the Annual Budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established by a Class Majority Vote, (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the Annual Budget, (v) reasonably necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for the Project, (vi) are required pursuant to any Material Contract, or (vii) one or more additional reserves not referred to in the preceding clauses of this definition of “Distributable Cash” that do not in the aggregate exceed $2,000,000. For all purposes of this definition, Distributable Cash shall not include (i) Capital Contributions made by any Members, (ii) proceeds of the Cash Grant, (iii) proceeds of the Special Funded Distribution, and (iv) the Holdback Amount for Cash Grant Shortfall.

“Distribution Date” means, in respect of any month, the date that falls on the last Business Day of the following calendar month; provided, that in no event shall the first Distribution Date occur prior to the Second Equity Capital Contribution Date.

“Effective Date”, with respect to the Contribution Agreement, has the meaning set forth in the introductory paragraph of the Contribution Agreement, and with respect to the Company LLC Agreement, has the meaning set forth in the introductory paragraph of the Company LLC Agreement.

“Emergency Expenditure” means an expense with respect to the Company or the Project or Project Company that is not included in the Annual Budget and that is incurred, in the reasonable judgment of the Managing Member, to avoid or to mitigate a risk of physical injury to any Person, or a financial loss or damage to the Company or the Project or Project Company, or a violation of law.

“Environmental Consultant” means CH2M Hill, Inc.

“Environmental Laws” means all Applicable Laws pertaining to the environment, human health, safety and natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Authority, as each of the foregoing may amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Estimated Cash Grant Amount” has the meaning provided in the Contribution Agreement.

“Exempt Wholesale Generator” means an “exempt wholesale generator” as defined in Section 1262(6) of PUHCA.

“Exempted Event” means any transaction which, directly or indirectly, results in a change of Control of Milford or Milford’s parents, including (a) an initial public offering of equity securities of Milford or of any Person who Controls Milford and (b) a merger, consolidation, refinancing or recapitalization of Milford or of any Person who Controls Milford.

“Exhibits” means, in the case of the Contribution Agreement, the exhibits attached to the Contribution Agreement and in the case of the Company LLC Agreement, the exhibits attached to the Company LLC Agreement.

“Existing Financing” means the construction loan of up to approximately $376,000,000, made available to the Project Company pursuant to the Existing Financing Credit Agreement and used to fund a majority of the cost of constructing the Project.

“Existing Financing Credit Agreement” means the Credit Agreement, dated April 22, 2009, among the Project Company, the lenders party thereto, The Royal Bank of Scotland plc as Administrative Agent for the lenders thereto, as Collateral Agent to the secured parties thereto and as issuing bank for the letters of credit, RBS Securities Inc. (f/k/a Greenwich Capital Markets Inc.), as lead agent and bookrunner, Banco Espirito Santo De Investmento SA, New York Branch, as syndication agent, joint bookrunner and joint lead arranger, Banco Santander, S.A., New York Branch, BNP Paribas, HSH Nordbank AG, New York Branch, Keybank National Association and Société Générale as co-documentation agents, joint bookrunners and joint lead arrangers, and Cobank, ACB as joint bookrunner and joint lead arranger, as such credit agreement may be amended or restated from time to time.

“Existing Financing Obligations” means the “Obligations” as such term is defined in the Existing Financing Credit Agreement.

“Expansion Parties” means Sponsor, its Affiliates or other successors or permitted assignees that develop, construct, finance, operate and maintain any Expansion Project.

“Expansion Project” is defined in Section 3.4(b) of the Company LLC Agreement.

“Expansion Project Effect” means the net capacity factor loss in the Project that will result from the operation of any Expansion Project.

“Fair Market Value” means the value of the applicable equity interests at any given time, determined by mutual agreement of NHC and the Investor or, if no such agreement can be reached, assessed and appraised by the Appraiser using the Appraisal Method.

“Federal Power Act” means the Federal Power Act of 1935, as amended.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Financing Default Notice” is defined in Section 7.1(d) of the Company LLC Agreement.

“First Wind Subsidiary” means, with respect to any corporation, partnership, limited liability company, joint venture or other entity of which Sponsor owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Final Cash Adjustment” is defined in Section 3.4(b)(ii) of the Company LLC Agreement.

“Final Comparison Model” is defined in Section 3.4(b)(ii) of the Company LLC Agreement.

“Fiscal Year” means a 12 month period ending on December 31st.

“Fixed Tax Assumptions” *****

“Flip Date” is the day on which the Calculated Amount equals zero.

“Flip Yield” means the Internal Rate of Return achieved by the Class B Member as of the date on which the Calculated Amount equals zero. The Internal Rate of Return will be calculated using the assumptions and conventions described in Section 6.5 of the Company LLC Agreement (including the Fixed Tax Assumptions).

“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Gen Lead Substation Assets” has the meaning provided in the Contribution Agreement.

“Governmental Approval” means any permit, license, approval or authorization of, filing with, or notice to any Governmental Authority.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

“Grant Application” means the application (or multiple applications, as the case may be) for a Cash Grant to be filed with the Treasury or other Governmental Authority under Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for United States federal income tax purposes, except as follows:

(a)                            the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution.

(b)                            the Gross Asset Values of all Company assets shall be adjusted to equal their respective Gross Fair Market Values at such times as are described in the first sentence of Section 4.2(c) of the Company LLC Agreement;

(c)                             the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d)                            the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)                             if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by a Class Majority Vote; provided, that the Gross Fair Market Value of the membership interests of MWCI contributed by the Class A Member to the Company shall be the Class A Member’s opening Capital Account balance as set forth in Schedule 4.2(b) plus all liabilities encumbering the assets of the Project Company, minus $600.

“Guidance” means the guidance issued on July 9, 2009 by the Treasury for payments for specified energy property in lieu of tax credits under the American Recovery and Reinvestment Act of 2009 and any clarification, addition or supplement thereto issued by the Treasury or any other Governmental Authority.

“Hazardous Substances” means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, solid wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or asbestos containing material; (C) polychlorinated biphenyls (“PCBs”), or PCB containing materials or fluids; (D) radon; (E) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof; and (F) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability under any Environmental Laws.

“Hedge Support” means the letters of credit, guaranties and other credit support arrangements, and any related reimbursement obligation from such credit support arrangement, that are required to meet the credit support obligations of the Project Company or the Company under any hedge agreements or otherwise other than PPA Credit Support, which in any event would not be deemed a transaction under paragraph (q) of the definition of Major Decisions.

“Holdback Amount for Cash Grant Shortfall” means in connection with the first Grant Application filed by the Project Company the greater of (x) $5,000,000, and (y) the product of (i) 30%, multiplied by (ii) the projected tax basis of the Specified Energy Property described in clause (x)(ii) of the definition of “Estimated Cash Grant Amount” and, with respect to any subsequent Grant Application filed by the Project Company, means the amount stated in clause (y) of this definition.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and the regulations adopted thereunder.

“Indemnified Costs” means Investor Indemnified Costs, NHC Indemnified Costs or Member Indemnified Costs, as the context requires.

“Indemnified Party” means a NHC Indemnified Party, if indemnified by the Investor, or an Investor Indemnified Party, if indemnified by NHC.

“Indemnity Claim” means a Claim for which any Indemnified Person may seek indemnification under Section 11.1 of the Company LLC Agreement.

“Independent Accounting Firm” means an accounting firm that is mutually acceptable to the Class A Members and Class B Members.

“Independent Engineer” means Garrad Hassan America, Inc.

“Initial Closing” is defined in Section 2.3 of the Contribution Agreement.

“Initial Closing Date” means the date described in Section 2.3 of the Contribution Agreement.

“Initial Equity Capital Contribution” means the Capital Contribution to be made by the Investor on the Initial Closing Date.

“Initial Equity Capital Contribution Amount” has the meaning provided in the Contribution Agreement.

“Initial Non-Affiliated Class B Member” is defined in the preamble to the LLC Agreement.

“Insufficient Funds Notice” is defined in Section 7.1(e) of the Company LLC Agreement.

“Interconnection Agreement” means that certain Generator Interconnection Agreement between Intermountain Power Agency and Project Company dated as of May 7, 2008.

“Internal Rate of Return” means, with respect to any Class B Member, the discount rate that sets A equal to B where “A” is the sum of the present values of (a) all cash flows distributed to the Class B Member by the Company, plus (b) the tax savings from tax losses or deductions allocated to the Class B Member, plus (c) all other cash flows distributed or paid by the Company, the Investor or otherwise, to the Class B

Member (including proceeds of the Cash Grant), plus (d) any indemnity payments made by NHC to the Class B Member that compensate for loss of any item listed in the foregoing clauses (a), (b), and (c), minus (e) the tax detriment from any taxable income or gain allocated to the Class B Member by the Company and any gain recognized by the Class B Member pursuant to section 731(a) of the Code; and “B” is the present value of the Total Equity Capital Contribution Amount.

“Investor” is defined in the first paragraph of the Contribution Agreement and includes permitted successors and assigns.

*****

“Investor Indemnified Costs” means, with respect to any Investor Indemnified Party, subject to ARTICLE 5 of the Contribution Agreement, any and all Losses incurred by such Investor Indemnified Parties resulting from or relating to (i) any breach or default by NHC or Holdings of any representation, warranty, covenant, indemnity or agreement under the Contribution Agreement or any other Transaction Document, including any certificates delivered by NHC or Holdings in connection with a Closing or a Transaction Document, including with respect to NHC (a) in its capacity as Managing Member under the Company LLC Agreement in accordance with the terms thereof and (b) in its capacity as Tax Matters Partner under Section 7.7(b) of the Company LLC Agreement (solely to the extent that such breach prejudices any Investor Indemnified Parties) and 7.7(c) of the Company LLC Agreement in accordance with the terms thereof, or (ii) any NHC or Holdings fraud or willful misconduct or failure to pay any amount due to an Investor Indemnified Party under any Transaction Document, including any certificates delivered by NHC or Holdings in connection with a Closing or a Transaction Document.

“Investor Indemnified Parties” means, with respect to Investor, Investor and each of its Affiliates and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“IRS” means the Internal Revenue Service or any successor agency.

“Knowledge of the Managing Member” means the actual knowledge of the senior managers of NHC, any NHC Subsidiary, the Manager (so long as it is an Affiliate of NHC), or the Administrative Services Provider (so long as it is an Affiliate of NHC), including, without limitation, the actual knowledge of Steve Schauer, Evelyn Lim, Michael Alvarez, Paul Gaynor and Jeffrey Levy with respect to the areas of their respective experience.

“Liens” means any liens, pledges, claims, security interests, easements, rights of way, mortgages, deeds of trust, covenants, restrictions, options, rights of first refusal or defects in title.

“Losses” means any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, loss of Tax deductions, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of a single law firm).

“LLC Agreement Termination Date” is defined in Section 2.4 of the Company LLC Agreement.

“Major Decisions” means:

With respect to the Pre-Flip Period, any of the following decisions and with respect to the period after the occurrence of the Flip Date, only the Post Flip Major Decisions:

(a)              Any sale, lease or other voluntary disposition of any membership interest in the Project Company or MWCI or of all or substantially all of the assets of any of the Company, MWCI or the Project Company;

(b)                       Sale, lease or other voluntary disposition of assets of Project Company with a value in excess of $500,000, other than (i) disposition of obsolete or surplus assets, (ii) disposition of assets in the Ordinary Course of Business, (iii) sales of energy in the ordinary course of business, (iv) sales of related environmental attributes (such as renewable energy credits and carbon allowances), related ancillary benefits (such as capacity credits), (v) quitclaims of unused land rights and (vi) disposal or distribution to the Class A Member of Gen Lead Substation Assets and Transmission Line Assets;

(c)                        Any encumbrance or grant of any Lien on the assets or rights of the Company, MWCI or Project Company, to secure an obligation, other than Permitted Liens;

(d)                       Causing or approving the Company, MWCI or Project Company to take actions to (i) cancel, suspend, renew or terminate any Material Contract (other than a termination of the Existing Financing Credit Agreement following the repayment of the Existing Financing Credit Agreement Obligations); (ii) assign, release or relinquish the rights or obligations of any party to, or amend any Material Contract if any of the foregoing items in this clause (ii) would have a Material Adverse Effect; (iii) renew or enter into any replacement Material Contract except to the extent such renewal is on substantially the same terms as the original Material Contract, or on terms that are more beneficial to the Company, MWCI or the Project Company; provided that none of the following will be considered a Major Decision: (w) any of the actions referred to above if the actions are (A) required by any Governmental Authority or (B) actions expressly required or permitted elsewhere under the Company LLC Agreement, (x) the replacement of any permit or any PPA Credit Support with other PPA Credit Support or Hedge Support with other Hedge Support that, in either such case, provides a comparable level of support, (y) the enforcement or management of contracts with suppliers, including settlement of liquidated damage claims with turbine vendors and declarations of substantial and final completion under turbine contracts and balance-of-plant construction contracts, and (z) actions excepted by clause (b) of this definition of Major Decision;

(e)                        Causing or approving the Company, MWCI or Project Company (i) to file any action or institute any proceedings in Bankruptcy, (ii) to admit in writing its inability to pay its debts as they mature, (iii) to give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations or (iv) to make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

(f)                         Merger or consolidation of the Company, MWCI or the Project Company;

(g)                        Causing or approving the Company, MWCI or Project Company to adopt, amend or exceed an annual aggregate budget for the Project, except for: (i) adoption of a budget that is not more than 15% above the annual spending projected in the Base Case Model for such year, (ii) spending up to 115% of the budget for a year and (C) Emergency Expenditures;

(h)                       Incurrence or guarantee of indebtedness for borrowed money, capitalized lease obligations, or Hedge Support by the Company, MWCI or Project Company, other than (i) Working Capital Loans, (ii) other indebtedness in the aggregate not in excess of $250,000 at any one time outstanding, (iii) reimbursement obligations under any letters of credit required by a Material Contract and (iv) other debt incurred in the Ordinary Course of Business;

(i)         Issuance or redemption by the Company, MWCI or Project Company of any Membership Interests or other equity interest of any kind in the Company, MWCI or Project Company, other than as contemplated by the Transaction Documents;

(j)         Approval of new transactions (other than Working Capital Loans and other transactions expressly contemplated by any of the Transaction Documents) between the Company, MWCI or Project Company, as the case may be, and any Member, Sponsor, the Manager, the Administrative Service Provider, the Affiliate Operator or any Affiliates thereof, other than those entered into on an arms length basis;

(k)        Settling claims, litigation or arbitration (other than liquidated damages that are not in dispute) if, as a result, the Company, MWCI or Project Company would be obligated to pay more than $250,000 (if such payment is not covered by insurance) or would be entitled to receive more than $1,000,000;

(l)         Causing or approving the Company, MWCI or Project Company to engage in any business or activity that is not within the purpose of such entity, as described in its organizational documents, or to change such purpose;

(m)       Amendment or termination of the certificate of formation or the operating agreement of the Company, MWCI or Project Company, other than ministerial amendments;

(n)        Admitting any additional member to the Company, MWCI or Project Company, other than admitting an additional member to the Company pursuant to terms of the Company LLC Agreement;

(o)        Entering into any contract that would require the Company, MWCI or Project Company to make payments of more than $500,000 in any calendar year, other than Working Capital Loans (including Working Capital Loans in respect of a Cash Shortfall) and other than as contemplated in an approved budget or contracts for the sale of power or renewable energy credits and commodity hedge agreements;

(p)        Causing or approving the Company, MWCI or Project Company to take any of the following actions: (i) cause the Company, MWCI or Project Company to benefit from any grants, tax-exempt financing, subsidized energy financing or other credits or grants other than the Cash Grant; or (ii) voluntarily and permanently remove any wind turbine from service (other than a removal from service caused by a force majeure event or casualty or in a manner consistent with Prudent Operator Standard);

(q)        Causing or approving the Company, MWCI or Project Company to engage in any speculative operating activities, any speculative energy sales, any speculative hedging arrangements or any similar speculative transactions (which shall not include hedging arrangements undertaken in connection with the PPA);

(r)         Appointment of a new Managing Member or Manager of the Company or managing member or manager of MWCI or Project Company other than pursuant to Sections 8.2(d) and 8.2(e) of the Company LLC Agreement;

(s)        Permitting (i) possession of property of Project Company by any Member (unless such action is taken pursuant to the express terms of any Transaction Document), (ii) the assignment, transfer or pledge of rights of Project Company in specific property of Project Company for other than a Project Company purpose or other than for the benefit of Project Company, or (iii) any commingling of the funds of Project Company with the funds of any other person;

(t)         Making any distribution to any Member or causing any distribution by Project Company, MWCI or the Company except as specified in the Company LLC Agreement;

(u)        Causing or approving the Company, MWCI or Project Company to hire any employees or establish or participate in any employee benefit plans;

(v)        Causing or approving the Company, MWCI or Project Company to make loans to third parties, other than a loan from the Company to the Project Company or MWCI or a loan from MWCI to the Project Company;

(w)       (i) Modifying or approving the Company, MWCI or Project Company to modify the Shared Facilities Plan in any material way or (ii) causing or approving the Company, MWCI or Project Company to enter into any agreements in connection with any Expansion Projects that would (A) violate the provisions of Section 3.4, (B) be materially inconsistent with the Shared Facilities Plan, or (C) be on other than arms-length terms;

(x)        Causing or approving the Company, MWCI or Project Company to enter into any material amendment to a Designated Affiliate Agreement that relate to duties, tenor, compensation or liability standards;

Provided, however, that all dollar thresholds in this definition of Major Decision shall be aggregated between the Company, MWCI and the Project Company unless stated otherwise.

“Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

“Management Services Agreement” means the Management Services Agreement, by and between the Manager, MWCI and the Company, substantially in the form of Exhibit C to the Contribution Agreement and dated as of the Initial Closing Date.

“Manager” means First Wind Energy, LLC or any qualified replacement manager under the Management Services Agreement. The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” is defined in Section 8.2(a) of the Company LLC Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of the Company, MWCI or Project Company, taken as a whole, excluding any effect resulting from (i) any change in industry, market or financial conditions (including changes in the electric generating, transmission or distribution industry, the wholesale or retail markets for electricity, the general state of the energy industry, including natural gas and natural gas liquid prices, the transmission system, interest rates, outbreak of hostilities, terrorist activities or war), whether general or regional in nature or limited to any area in which the Project is located or the Company, MWCI or Project Company operates, (ii) any change in Applicable Law or regulatory policy, (iii) effects of weather or meteorological events, (iv) strikes, work stoppages or other labor disturbances, or (v) the execution or delivery of the Transaction Documents or the transactions contemplated in them or the announcement of such transactions or (b) (i) the validity or enforceability of any Transaction Document or (ii) the ability of any party to a Transaction Document to perform its obligations thereunder.

“Material Contract” means any of the following, as the same may be amended or modified, and any successor agreements thereto (i) the PPA and the Interconnection Agreement and any other contract for the sale or transmission of electric energy or transmission services of the Project for a term of more than 1 year, (ii) any hedge agreement or other hedging arrangements, which shall not be speculative in nature, off-take agreement or renewable energy credit sale agreement and all associated documentation in respect of the electric energy or renewable energy credits generated by the Project, (iii) a contract, lease, indenture or security under which the Company or Project Company (A) has created, incurred, assumed or guaranteed any indebtedness for borrowed money in excess of $1,000,000 or obligations under any lease that, in accordance with GAAP, should be capitalized in excess of $1,000,000 or (B) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by Project Company under the terms of any contract referred to in clause (i) or (ii) above, (iv) the Administrative Services Agreement, the Management Services Agreement, the Affiliate O&M

Agreement or other contract for management, operation or maintenance of the Project, (v) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by Project Company that covers equipment whose fair market value exceeds$1,000,000, (vi) wind energy leases and (vii) any other contract that is expected to require payments by the Company or the Project Company of more than $1,000,000 per calendar year.

“Member” means any Person executing the Company LLC Agreement as of the date of the Company LLC Agreement as a member of the Company or any Person admitted to the Company as a member as provided in the Company LLC Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Indemnified Costs” means, with respect to any Member Party, subject to ARTICLE 11 of the Company LLC Agreement, any and all Losses incurred by such Member Parties resulting from or relating to (i) any breach or default by any other Member of any representation, warranty, covenant, or agreement under the Company LLC Agreement or (ii) any claim for fraud or willful misconduct or failure to pay any amount due to a Member Party by any other Member under any Transaction Document.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Member Nonrecourse Deductions” an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Party” is defined in Section 11.2 of the Company LLC Agreement.

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“Milford” is defined in the recitals to the Company LLC Agreement.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulations Section 1.704(2)(i)(3).

“MWCI” is defined in the recitals to the Company LLC Agreement.

“NHC” is defined in the first paragraph of the Contribution Agreement.

“NHC Indemnified Costs” means, with respect to any NHC Indemnified Party, subject to ARTICLE 5 of the Contribution Agreement, any and all Losses incurred by such NHC Indemnified Parties resulting from or relating to (i) any breach or default by Investor of any representation, warranty, covenant, or agreement under the Contribution Agreement including as contained in any certificate delivered pursuant to the Contribution Agreement or (ii) any Investor fraud, willful misconduct or failure to pay any amount due to a NHC Indemnified Party under any Transaction Document.

“NHC Indemnified Parties” means NHC, Holdings and each of their respective Affiliates, excluding Company, MWCI and Project Company, and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“Nonrecourse Deduction” has the meaning given such term in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning given such term in Treasury Regulations Section 1.704-2.

“Notice” is defined in Section 12.1 of the Company LLC Agreement.

“Notice Period” means a 30 day period beginning upon receipt of a Claim Notice pursuant to Section 11.3(b) or Section 11.4(b) of the Company LLC Agreement.

“O&M Agreement” means the operation and maintenance agreement between the Operator and the Project Company, as such agreement may be amended, supplemented or replaced from time to time.

“O&M Reserve” is defined in Schedule 8.2(b) to the Company LLC Agreement.

“Operator” means the operator of the Turbines selected by the Project Company and party to the O&M Agreement, or any successor thereto.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Original Operating Agreement” is defined in the preliminary statements of the Company LLC Agreement.

“Outside Activities” is defined in Section 3.4(a) of the Company LLC Agreement.

“Party” means, for purposes of the Contribution Agreement, a party to the Contribution Agreement and for purposes of the Company LLC Agreement, a party to the Company LLC Agreement.

“Percentage Interest” means the percentage interest shown for a Member in Schedule 4.2(d) of the Company LLC Agreement as updated from time to time.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investor Service, Inc. or “A-1” (or the then equivalent grade) by Standard & Poor’s Corporation.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialman’s, repairman’s, employees’, contractors’, operators’ or other similar Liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of Project Company or for amounts being contested in good faith and by appropriate proceedings, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of Project Company, (d) inchoate liens, obligations or duties to any Governmental Authority arising in the Ordinary Course of Business (including under licenses and permits held by Project Company and under all Applicable Laws), (e) obligations or duties under easements, leases or other property rights, (f) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which (i) adequate reserves in accordance with GAAP or (ii) bonds or other security reasonably satisfactory to Investor have been provided or (iii) are fully covered by insurance, (g) easements of record, zoning and other land use restrictions that in each such case do not impair the operation or value of the Project, (h) security interests created by the credit support obligations and margin requirements under any Project Company power purchase agreement or hedge agreement or other hedging arrangements, which shall not be speculative in nature, or any other Material Contract which does not cause a default under the PPA, (i) prior to the repayment in full of the Existing Financing Obligations, the liens and security interests securing the Existing Financing Obligations, (j) the liens and security interests contemplated by the PPA, (k) liens to secure the Working Capital Loans which does not cause a default under the PPA, and (1) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of the Project, are not incurred for borrowed money and do not have a Material Adverse Effect.

“Permitted Transfers” is defined in Section 9.3 of the Company LLC Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Phase II” means the approximately 102 megawatt wind generating facility adjacent to the Project (located to the North) in Millard County, Utah.

“Placed in Service” means, with respect to any Turbines, the completion of or the performance of the following activities: (1) obtaining the necessary licenses and permits for the operation and sale of the power to SCPPA, (2) completion of critical tests necessary for proper operation of such property, (3) synchronization of such property onto the electric distribution and transmission system of the utility, and (4) the commencement of daily operation of such property.

“Post Flip Major Decisions” means the decisions in clauses (a), (e), (f), (i), (1) and (s), of the definition of “Major Decisions” except that: (A) clause (a) will be a Major Decision only with respect to the sale, lease or other voluntary disposition of any membership interests in the Project Company or of all or substantially all of the assets of either of the Company, MWCI or the Project Company for a price other than for fair market value, (B) clause (f) will not be a Major Decision to the extent that a merger or consolidation involves only the Company, MWCI and/or the Project Company, (C) clause (i) will be a Major Decision only with respect to an issuance or redemption by the Company, MWCI or Project Company that disproportionately impacts the Class B Member or any other redemption by the Company.

“PPA” means the Power Purchase Agreement, dated March 16, 2007, as amended by its first amendment, dated January 16, 2009 and each subsequent amendment, between the Project Company and SCPPA.

“PPA Credit Support” means the letters of credit, guaranties and other credit support arrangements, and any related reimbursement obligation from such credit support arrangement, that are required to meet the credit support obligations of the Project Company or the Company under the PPA, or any replacement power purchase agreement or any hedge agreements, which in any event would not be deemed a transaction under paragraph (q) of the definition of Major Decisions.

“Pre-Flip Period” means the period commencing on the Initial Closing Date and ending on the Flip Date.

“Preliminary Cash Adjustment” is defined in Section 3.4(b)(i) of the Company LLC Agreement.

“Preliminary Comparison Model” is defined in Section 3.4(b)(i) of the Company LLC Agreement.

“Prepayment” means the prepayment of the Prepayment Amount under the PPA to be made by SCPPA.

“Prepayment Amount” has the meaning given such term in the PPA.

“Pro Rata Shares” means, with respect to any Class B Member, such Class B Member’s Class B Membership Interests divided by the aggregate Class B Membership Interests of all Class B Members.

“Project Company” means Milford Wind Corridor Phase I, LLC, a Delaware limited liability company.

“Project” means, collectively, (i) the approximately 203.5 MW wind power generation plant located in Beaver County, Utah expected to be comprised of thirty-nine (39) 1.5 MW and fifty-eight (58) 2.5 MW wind turbine generators, foundations and towers, together with associated collection lines, an operations and maintenance building and ancillary facilities; (ii) the related interest in a substation; and (iii) and the related interest in an approximately 88-mile long 345kV generator lead line located in Beaver and Millard Counties, Utah.

“Project Completion Excess” means, if the following is a positive number, the amount by which the aggregate total (without double-counting) of all estimated Project Completion Expenses, minus $6,000,000, exceeds the Project Completion Payments.

“Project Completion Expenses” means, as of any Special Funded Distribution Date, the Managing Member’s reasonable projection of expenditures that will be necessary to achieve Completion (as defined in the Existing Financing Credit Agreement) and to pay all punch-list amounts not required to be paid as a condition to Completion.

“Project Completion Payments” means the amount in excess of $6,000,000 expended by the Project Company after the first Special Funded Distribution Date for the purpose of achieving Completion (as defined in the Existing Financing Credit Agreement) and for payment of punch-list amounts after Completion.

“Project Completion Shortfall” means, if the following is a positive number, the amount by which the aggregate total amount of Project Completion Payments exceeds the aggregate total (without double-counting) of all estimated Project Completion Expenses, minus $6,000,000.

“Prudent Operator Standard” means that a Person will (i) perform its duties in material compliance with the requirements of the Material Contracts, (ii) perform the duties in accordance with applicable commercially-reasonable wind energy industry standards during the relevant time period and (iii) use sufficient and properly trained and skilled personnel.

“PUHCA” means the Public Utility Holding Company Act of 2005.

“Purchase” is defined in Section 2.1(a) of the Contribution Agreement.

“Purchase Price” is defined in Section 2.2(a) of the Contribution Agreement.

“Purchase/Call Option” is defined in Section 9.5(a) of the Company LLC Agreement.

“Purchasing Members” is defined in Section 9.7(b) of the Company LLC Agreement.

“Qualified Insurance Consultant” means Moore-McNeil, LLC.

“Quarter” means a calendar quarter.

“Recapture Claim” means a written notice provided by the Class A Member to the Company and the Class B Members with respect to Recapture Damages or by a Class B Member to the Company and the Class A Member with respect to Recapture Damages.

“Recapture Damages” means any damage or loss or liquidated damages, or any cost or expense, excluding, however, any special, incidental, punitive, indirect, exemplary or consequential damages (other than denial or recapture of all or any portion of the Cash Grant), including loss profits and damages for a lost opportunity including as a result of a Class B Recapture Event or a Recapture Event.

“Recapture Event” means an event that causes inability to claim or recapture of any part of the Cash Grant at either the Company, its Subsidiaries, or Member level, but the term does not include any Class B Recapture Event.

“Recapture Period” means the period from the date on which the first Turbine is Placed in Service until the 5th anniversary of the date the last Turbine is Placed in Service for federal income tax purposes or, if an election is made in connection with the Grant Application to treat the Project (or a portion of the Turbines within the Project) as a single unit of property, the date the Project (or such portion of the Turbines) is treated for Cash Grant purposes as having been Placed in Service.

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Required Reserves” means the amounts contemplated in Schedule 8.2(b) of the Company LLC Agreement, including without limitation, the Clipper Reserve and O&M Reserve.

“Required Ratings” means a long-term senior unsecured credit rating of at least A- by Standard & Poor’s Corporation or A3 by Moody’s Investor Service, Inc. or, if either agency is not then in the business of providing ratings, equivalent ratings from any other entity that is then a nationally recognized statistical rating organization.

“Schedules” means, in the case of the Contribution Agreement, the schedules attached to the Contribution Agreement and in the case of the Company LLC Agreement, the schedules attached to the Company LLC Agreement.

“SCPPA” means the Southern California Public Power Authority.

“SCPPA Pre-COD Notice” means the notice from Project Company to SCPPA contemplated by Section 3.1(c) of the PPA, together with the certification accompanying such notice pursuant to the provisions of Section 3.1(c) of the PPA.

“Second Equity Capital Contribution” is defined in Section 2.6 of the Contribution Agreement.

“Second Equity Capital Contribution Amount” has the meaning provided in the Contribution Agreement.

“Second Equity Capital Contribution Date” is defined in Section 2.6 of the Contribution Agreement.

“Shared Facilities” means the specific assets the ownership or use of which may be shared with any Expansion Project.

“Shared Facilities Plan” means the plan attached hereto as Schedule 10 to the Company LLC Agreement, as such plan may be amended in accordance with the provisions of this Company LLC Agreement.

“Special Funded Distribution” means one or multiple cash distributions from the Company to the Class A Investor, distributed on each Special Funded Distribution Date, which distribution amount will be calculated on any date of determination as follows: the excess of (x) the sum of the Total Equity Capital Contribution Amount received by the Company as of such date, plus (ii) the Prepayment Amount received by the Project Company as of such date, plus (iii) the Test Power Profits over (y) the sum of (i) the total amount of Transaction Expenses paid or accrued as of such date, plus (ii) the Holdback Amount for Cash Grant Shortfall, plus (iii) the outstanding balance under the Existing Financing Credit Agreement, plus (iv) all previous payments made by the Project Company or the Company that has reduced the outstanding balance under the Existing Financing Credit Agreement, plus (v) the dollar amount of the Required Reserves, plus, (vi) any proceeds of the Cash Grant previously received by the Company or its Subsidiaries, plus (vii) any unpaid Project Completion Expenses in excess of $6,000,000, plus (viii) the aggregate amount of all prior distributions that were Special Funded Distributions. In addition, any payments received by the Project Company as consideration for the transfer, in substantial accordance with the Shared Facilities Plan, of interests in the Gen Lead Substation Assets and the Transmission Line Assets shall be considered Special Funded Distributions.

“Special Funded Distribution Date” means (A) the later of the date on which (a) the Prepayment has been received by the Project Company and any portion of the Prepayment not used to repay the Existing Financing Obligations or fund the Required Reserves is distributed by the Project Company to MWCI and by MWCI to the Company, (b) the date the liens securing the Existing Financing have been discharged and released and the Existing Financing Obligations have been repaid in full other than customary indemnity obligations which survive any such repayment, and (c) the date the Required Reserves have been funded as required by Schedule 8.2(b) and (B) any subsequent date upon which a Third Equity Capital Contribution is made by the Class B Members which is not used to repay the Existing Financing, provided, however, that the Special Funded Distribution Date shall in no event be prior to January 1, 2010 and (C) the date(s) on which the Project Company receives payment of consideration for the transfer, in substantial accordance with the Shared Facilities Plan, of interests in the Gen

Lead Substation Assets and the Transmission Line Assets shall be considered Special Funded Distributions.

“Specified Energy Property” means all equipment comprising the Project that is eligible for the Cash Grant, as defined by Section 1603 of the American Recovery and Reinvestment Act of 2009 and the Guidance.

“Sponsor” means First Wind Holdings, LLC.

“Stanton” is defined in the preamble to the Company LLC Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Supermajority in Interest” means, with respect to the Class B Members, Class B Members holding at least 60% of the aggregate Class B Membership Interests held by all Class B Members.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(a)          any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible) production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b)         any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax-Exempt Person” means a Person described in Section 1603(g) of the American Recovery and Reinvestment Act of 2009.

“Tax Information” is defined in Section 6.7(b) of the Contribution Agreement.

“Tax Matters Partner” is defined in Section 7.7(a) of the Company LLC Agreement.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including after the Closing any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Year” is defined in Section 7.4(b)(i) of the Company LLC Agreement.

“Terminated Member” is defined in Section 9.7(f) of the Company LLC Agreement.

“Termination Date” means September 29, 2009 or such later date as Investor and NHC may agree in their sole discretion.

“Termination Exercise Notice,” is defined in Section 9.6(a) of the Company LLC Agreement.

“Termination Purchase Option” is defined in Section 9.6(b) of the Company LLC Agreement.

“Termination Purchase Price” is defined in Section 9.6(c) of the Company LLC Agreement.

“Test Power Profits” means the profits earned or accrued by the Company (or the Project Company) from the sale of electricity at any time preceding the Commercial Operation Date as reasonably determined by the Managing Member.

“Third Equity Capital Contribution” is defined in Section 2.9 of the Contribution Agreement.

“Third Equity Capital Contribution Amount” has the meaning provided in the Contribution Agreement.

“Third Equity Capital Contribution Date” is defined in Section 2.9 of the Contribution Agreement.

“Third Party Claim” is defined in Section 5.3 of the Contribution Agreement.

“Total Equity Capital Contribution Amount” means the sum of the Initial Equity Capital Contribution Amount, the Second Equity Capital Contribution Amount and any Third Equity Capital Contribution Amount.

“Tracking Model” means the Base Case Model updated to reflect actual results of the Company, but with both Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) and the assumptions and conventions in Section 6.6 of the Company LLC Agreement remaining unchanged (unless they change as a result of a breach of a representation or a covenant by the Class A Member).

“Transaction Documents” means the Company LLC Agreement, the Contribution Agreement, the Management Services Agreement, the ***** and each of the other documents required to be executed and delivered on the Effective Date or on the Initial Closing Date, individually and collectively.

“Transaction Expenses” means (i) the cost of the title insurance policies, any filing and recording fees, escrow or closing fees and transfer and mortgage taxes; (ii) the reasonable legal fees, expenses and disbursements of counsel to NHC and the Project Company incurred in connection with the transaction; (iii) other reasonable, documented out of pocket expenses of NHC and the Project Company incurred in connection with the Contribution Agreement and the transactions contemplated hereby; (iv) the fees and reasonable out of pocket expenses of the Appraiser, Environmental Consultant, the Independent Engineer and the Qualified Insurance Consultant incurred in connection with the preparation of their respective reports and (vi) such other amounts and expenses as are mutually agreed by the parties.

“Transfer” is defined in Section 9.1 of the Company LLC Agreement.

“Transmission Effect” is defined in Section 3.4(b)(i) of the Company LLC Agreement.

“Transmission Line Assets” has the meaning provided in the Contribution Agreement.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the regulations promulgated under the Code, by the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.

“Turbines” means the fifty-eight (58) Clipper 2.5 Megawatt C99 Liberty wind turbines and thirty-nine (39) GE 1.5 Megawatt XLE wind turbines included in the Project, together with the blades, towers, and pads associated therewith; and any one such turbine, together with its blades, towers, and pads, is a “Turbine”.

“Turbine Supplier” means each of Clipper Turbines Works, Inc., and General Electric Company.

“UCC” means the Uniform Commercial Code, as the same may be in effect in the State of New York or any other applicable jurisdiction.

“Utah PTCs” - means a production tax credit in the amount of $3.50 for each Mw/h of electricity produced by the Project for the first 48 months after the Project is placed in commercial operation.

“Working Capital Loan” is defined in Section 4.3(a) of the Company LLC Agreement.

OTHER DEFINITIONAL PROVISIONS

All terms in the Contribution Agreement and the Company LLC Agreement, as applicable, shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

As used in the Contribution Agreement and the Company LLC Agreement and in any certificate or other documents made or delivered pursuant thereto, accounting terms not defined in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document, and accounting terms partly defined in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document shall control.

The words “hereof”, “herein”, “hereunder”, and words of similar import when used in the Contribution Agreement and the Company LLC Agreement shall refer to the Contribution Agreement or the Company LLC Agreement, as the case may be, as a whole and not to any particular provision of the Contribution Agreement or the Company LLC Agreement. Section references contained in the Contribution Agreement and the Company LLC Agreement are references to Sections in the Contribution Agreement or the Company LLC Agreement, as applicable, unless otherwise specified. The term “including” shall mean “including without limitation”.

The definitions contained in the Contribution Agreement and the Company LLC Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument, statute or regulation or defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute or regulation or as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

Any references to a Person are also to its permitted successors and assigns.

All Article and Section titles or captions contained in the Contribution Agreement or the Company LLC Agreement, as applicable, or in any Exhibit or Schedule referred to therein and the table of contents of the Contribution Agreement and the

Company LLC Agreement are for convenience only and shall not be deemed a part of the Contribution Agreement or the Company LLC Agreement, as the case may be, or affect the meaning or interpretation of the Contribution Agreement or the Company LLC Agreement, as applicable. Unless otherwise specified, all references in the Contribution Agreement or the Company LLC Agreement to numbered Articles and Sections are to Articles and Sections of the Contribution Agreement or the Company LLC Agreement, as applicable, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to the Contribution Agreement or the Company LLC Agreement, as applicable.

Unless otherwise specified, all references contained in the Contribution Agreement or the Company LLC Agreement, in any Exhibit or Schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or “$” shall mean United States dollars.

The Parties to the Contribution Agreement have participated jointly in the negotiation and drafting of the Contribution Agreement. The Parties to the Company LLC Agreement have participated jointly in the negotiation and drafting of the Company LLC Agreement. In the event an ambiguity or question of intent or interpretation arises, the Contribution Agreement and the Company LLC Agreement shall be construed as if drafted jointly by the respective Parties thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the Contribution Agreement or the Company LLC Agreement, as the case may be.

ANNEX II

MEMBERSHIP INTERESTS

Milford NHC, LLC	951 Class A Membership Interests, comprising 100% of the Class A Membership Interests in the Company

Stanton Equity Trading Delaware LLC	49 Class B Membership Interests, comprising 100% of the Class B Membership Interests in the Company

Schedule 3.4(a)

to Company LLC Agreement

Project Site

The real property located in the County of Beaver, State of Utah, more particularly described as follows:

PARCEL 1:

THE SOUTHEAST QUARTER OF SECTION 7, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 2:

THE EAST HALF OF THE NORTHWEST QUARTER AND LOTS 1 AND 2 (BEING THE WEST HALF OF THE NORTHWEST QUARTER), SECTION 7, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 3:

THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 16, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 4:

LOTS 1, 2, 3 AND 4, THE SOUTH HALF OF THE NORTHWEST QUARTER, AND THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 5:

THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 6:

THE SOUTHWEST QUARTER OF SECTION 32, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 7:

INTENTIONALLY DELETED.

PARCEL 8:

THE EAST HALF OF THE NORTHEAST QUARTER OF SECTION 9, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 9:

THE NORTH HALF OF SECTION 36, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 10:

INTENTIONALLY DELETED.

PARCEL 11:

THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 12:

INTENTIONALLY DELETED.

PARCEL 13:

LOTS 1, 3, 4, AND THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 30, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 14:

INTENTIONALLY DELETED.

PARCEL 15:

LOT 3, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHEAST

2

QUARTER OF THE SOUTHEAST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 31, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 16:

THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 5, TOWNSHIP 27 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 17:

LOTS 1, 4, 5, THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF 6, TOWNSHIP 27 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 18:

INTENTIONALLY DELETED.

PARCEL 19:

INTENTIONALLY DELETED.

PARCEL 20:

INTENTIONALLY DELETED.

PARCEL 21:

THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER SECTION 9, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 22:

THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE

3

NORTHWEST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER, AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 10, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 23:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER, THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 11, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 24:

LOTS 1, 2, 4, THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 13, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 25:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER, AND THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 14, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 26:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 16, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

4

PARCEL 27:

THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, AND THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 28:

INTENTIONALLY DELETED.

PARCEL 29:

LOTS 1, 2, THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER, THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER, AND THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 12, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 30:

THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 31:

LOTS 1 AND 2, AND THE EAST HALF OF THE NORTHWEST QUARTER, AND THE NORTHEAST QUARTER OF SECTION 10, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 32:

THE NORTH HALF OF SECTION 19, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

5

PARCEL 33:

LOTS 3 AND 4; THE EAST HALF OF THE SOUTHWEST QUARTER AND THE NORTHEAST QUARTER OF SECTION 7, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 34:

ALL OF SECTION 18, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 35:

LOTS 3 AND 4; THE EAST HALF OF THE SOUTHWEST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 36:

THE EAST HALF AND THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 37:

THE NORTH HALF OF SECTION 31, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 38:

THE WEST HALF OF SECTION 13, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 39:

THE SOUTH HALF OF SECTION 14, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 40:

THE EAST HALF OF SECTION 15, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

6

PARCEL 41:

ALL OF SECTION 23, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 42:

ALL OF SECTION 24, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 43:

ALL OF SECTION 26, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 44:

ALL OF SECTION 27, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 45:

THE EAST HALF OF SECTION 33, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 46:

ALL OF SECTION 34, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 47:

ALL OF SECTION 35, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 48:

LOTS 1, 2, 3 AND 4 AND THE SOUTH HALF OF THE NORTH HALF OF SECTION 2, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 49:

7

ALL OF SECTION 11, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 50:

LOTS 3 AND 4; THE SOUTHEAST QUARTER AND THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 10, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 51:

LOTS 1, 2, 3, AND 7; THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER; THE NORTH HALF OF THE SOUTHWEST QUARTER AND THE SOUTH HALF OF THE NORTHWEST QUARTER OF SECTION 3, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 52:

LOTS 4, 5, 6, 8, 9, 10 AND 11, SECTION 3, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 53:

THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 10, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 54:

THE WEST HALF OF SECTION 17, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 55:

THE WEST HALF OF SECTION 20, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 56:

THE WEST HALF OF THE WEST HALF; THE EAST HALF OF THE NORTHWEST QUARTER AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 29, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

8

PARCEL 57:

LOTS 3 AND 4; THE SOUTH HALF OF THE NORTHWEST QUARTER; THE NORTH HALF OF THE SOUTHWEST QUARTER AND THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 5, TOWNSHIP 27 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 58:

INTENTIONALLY DELETED.

PARCEL 59:

BEGINNING AT THE SOUTHEAST CORNER OF SECTION 22, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN AND RUNNING THENCE WEST 5321.49 FEET; THENCE NORTH 89°37’35” WEST 2649.85 FEET; THENCE NORTH 0°38’18” EAST 2647.25 FEET; THENCE SOUTH 89°51’28” EAST 7979.20 FEET; THENCE SOUTH 0°48’42” WEST 2645.20 FEET TO THE POINT OF BEGINNING. AND ALSO DESCRIBED AS FOLLOWS:

THE SOUTH HALF OF SECTION 22, TOWNSHIP 26, RANGE 10, AND THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 26 RANGE 10, SALT LAKE BASE AND MERIDIAN.

PARCEL 60:

BEGINNING AT THE NORTHEAST CORNER OF SECTION 22, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN AND RUNNING THENCE SOUTH 0°48’42” WEST, A DISTANCE OF 2645.20 FEET; THENCE NORTH 89°51’28” WEST, A DISTANCE OF 7979.20 FEET; THENCE NORTH 0°38’18” EAST, A DISTANCE OF 2657.59 FEET; THENCE SOUTH 89°41’06” EAST, A DISTANCE OF 2669.71 FEET; THENCE SOUTH 89°48’51” EAST A DISTANCE 5317.47 FEET TO THE POINT OF BEGINNING. AND ALSO DESCRIBED AS FOLLOWS:

THE NORTH HALF OF SECTION 22, TOWNSHIP 26, RANGE 10, AND THE NORTHEAST QUARTER OF SECTION 21, TOWNSHIP 26 RANGE 10, SALT LAKE BASE AND MERIDIAN.

PARCEL 61:

THE WEST HALF OF SECTION 15, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

9

EXCEPTING THEREFROM 15/16 INTEREST IN AND TO ALL OIL, GAS AND OTHER MINERALS, TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS FOR THE PURPOSE OF EXPLORING AND/OR REMOVING THE SAME.

PARCEL 62:

SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 27 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN.

10

Schedule 4.2(d)

to Company LLC Agreement

Initial Capital Account

Member Name and Address	Capital Account Balance			Percentage Interest or Pro Rata Share of each Class of Membership Interests
Milford NHC, LLC (Class A)	$	*****	**	100%
Stanton Equity Trading Delaware LLC (Class B)		$2,500,000	**	100%

** The Initial Equity Capital Contribution Amount, plus any previous capital contributions.

Schedule 8.2(b)

to Company LLC Agreement

Required Reserves

The Required Reserves shall initially be funded upon the Second Equity Capital Contribution Closing in an aggregate total amount of $*****, must total such amount upon the close of business on December 31, 2009, and must total $***** immediately following the first Special Funded Distribution Date and the making of such first Special Funded Distribution. Thereafter, the Required Reserves shall be reduced to the extent set forth in this Schedule 8.2(b). The Required Reserves shall be comprised of the Clipper Reserve, the O&M Reserve and the SCPPA Cost Reserve each as set forth below, and subject to adjustment following the Second Equity Capital Contribution Date as provided below:

The following definitions are used in the Schedule 8.2(b):

“Clipper” means Clipper Turbine Works, Inc.

“Completion” has the meaning set forth in the Existing Financing Credit Agreement.

“Investment Grade Credit Rating” means a credit rating of BBB-/Baa3 (or the equivalent) or higher from Standard & Poor’s Corporation or Moody’s Investor Service, Inc.

“Letter of Credit” means an irrevocable letter of credit having commercially customary terms and expressly providing that, in addition to its other drawing rights, if the issuing bank does not provide written notice (an “Expiration Event”) that it will be renewing or extending such letter of credit at least 30 days prior to the expiry date of such the letter of credit, the remaining undrawn balance of the letter of credit may continue to be drawn in full by Project Company, as the beneficiary, during such remaining 30 day period of the term thereof.

“Required Credit Rating” means a credit rating of A- or higher from Standard & Poor’s Corporation or A3 or higher from Moody’s Investor Service, Inc.

“Partial Clipper Credit Enhancement Event” means that Clipper or one or more Affiliate(s) of Clipper has received a U.S. Department of Energy loan guarantee for debt in an aggregate amount (taking into account both the guaranteed and unguaranteed portion) of not less than $100 million, provided that any Partial Clipper Credit Enhancement Event occurring prior to the first Special Funded Distribution Date shall be deemed to have occurred on such first Special Funded Distribution Date.

“Full Clipper Credit Enhancement Event” means that any of the following has occurred: (i) Clipper or one or more Affiliate(s) of Clipper has received a U.S. Department of Energy loan guarantee for debt in an aggregate amount (taking into account both the guaranteed and unguaranteed portion) of not less than $200 million, (ii) Clipper receives an Investment Grade Credit Rating or (iii) all of the obligations of Clipper and its Affiliates to the Project Company are guaranteed by a Person with an Investment Grade Credit Rating through at least the 5th anniversary of the Initial Closing Date, provided that any Full Clipper Credit Enhancement Event occurring prior to the first Special Funded Distribution Date shall be deemed to have occurred on the first Special Funded Distribution Date.

Clipper Reserve

The Clipper Reserve shall be funded upon the Second Equity Capital Contribution Closing in the amount of $***** with proceeds of the Second Equity Capital Contribution, shall be in an amount of not less than $***** upon the close of business on December 31, 2009 and shall be subject to the following use restrictions and adjustment provisions. The Clipper Reserve will not otherwise be subject to any top-up or refunding requirements (except to the extent required in Section (a) immediately below).

a) the Clipper Reserve is to be used solely by the Project Company and only as a reserve for any defects in any of the Turbines provided by Clipper or its Affiliates which are included in the Project, and shall remain in place until the 5th anniversary of the Initial Closing Date, after which time the funds in the Clipper Reserve shall be promptly distributed (unless, and for so long as, the Managing Member determines in its reasonable judgment using the Prudent Operator Standard that it is necessary to retain such funds for the operation of the Project Company), to MWCI and then to the Company for distribution to the Class A Members and Class B Members in equal amounts (50% each); provided, that if after December 31, 2009 there is not adequate cash available to the Project Company (after using all amounts available under the O&M Reserve) to pay operating expenses as and when due and payable, the Clipper Reserve may be used to pay operating expenses of the Project Company and any amounts so withdrawn and applied to operating expenses shall be promptly replenished to re-fund the Clipper Reserve from available cash flow;

b) in the event that a Partial Clipper Credit Enhancement Event occurs, then the required Clipper Reserve shall be reduced to $***** and any funds on deposit in the Clipper Reserve in excess of $***** shall be promptly distributed (unless, and for so long as, the Managing Member determines in its reasonable judgment using the Prudent Operator Standard that it is necessary to retain such funds for the operation of the Project Company), to MWCI and then to the Company for distribution to the Class A Members and Class B Members in equal amounts (50% each). The then remaining Clipper Reserve balance will remain in place until the 5th anniversary of the Initial Closing Date at which time all funds on deposit in the Clipper Reserve shall be promptly distributed (unless, and for so long as, the Managing Member determines in its reasonable judgment using the Prudent Operator Standard that it is necessary to retain such funds for the operation of the Project Company), to MWCI and then to the Company for distribution to the Class A Members and Class B Members in equal amounts (50% each); and

c) in the event that a Full Clipper Credit Enhancement Event occurs, then all funds on deposit in the Clipper Reserve shall be promptly distributed (unless, and for so long as, the Managing Member determines in its reasonable judgment using the Prudent Operator Standard that it is necessary to retain such funds for the operation of the Project Company), to MWCI and then to the Company for distribution to the Class A Members and Class B Members in equal amounts (50% each), and the Clipper Reserve shall no longer remain in existence.

While the Existing Financing Credit Agreement remains in effect, the Clipper Reserve shall be maintained in the Clipper Account (as defined in the Existing Financing Credit Agreement).

O&M Reserve

The O&M Reserve shall be funded upon the Second Equity Capital Contribution Closing in the amount of $***** with proceeds of the Second Equity Capital Contribution, and shall be in an amount of not less than $***** upon the close of business on December 31, 2009. The O&M Reserve shall be subject to the following use restrictions and adjustment provisions:

a) The O&M Reserve is to be used solely by the Project Company and only as a reserve for any O&M/Major Maintenance/Liquidity purposes and shall be used when Project cash flow (including all cash available in the Revenue Account (as defined in the Existing Financing Credit Agreement)) is insufficient to fund then-current operating costs of the Project or Project Company. If at any time after December 31, 2009, the funds specified in the line item in the construction budget labeled “Contingency” has been used in full, up to $***** of this reserve can be used for additional expenditures necessary to achieve Completion

b) Immediately following the first Special Funded Distribution Date and the making of such first Special Funded Distribution, the O&M Reserve shall total at least $***** and any amounts (up to a maximum of $*****) on deposit in the O&M Reserve in excess of $***** at that time shall be distributed to MWCI for further distribution to the Company for inclusion in the Special Funded Distribution to the Class A Member.

c) After December 31, 2009 (except as provided in (b) immediately above), the O&M Reserve requirement shall be $***** (or, if a Full Clipper Credit Enhancement Event has occurred, $***** from the occurrence of such Full Clipper Credit Enhancement Event until the date that is the fifth anniversary of the Commercial Operation Date and $***** thereafter). To the extent drawn below the required level, the O&M Reserve will be replenished prior to any distribution of cash to the Members. Failure to fully fund the O&M Reserve subsequent to the first Special Funded Distribution Date due to lack of available cash flow will not be considered a breach or default under the Project Company’s limited liability company agreement, any Transaction Document or otherwise.

d) If the O&M Reserve requirement is reduced following the occurrence of a Full Clipper Credit Enhancement Event, any amounts credited to the O&M Reserve account in excess of the then-effective O&M Reserve requirement shall promptly be distributed (unless, and for so long as, the Managing Member determines in its reasonable judgment using the Prudent Operator Standard that it is necessary to retain such funds for the operation of the Project Company), to MWCI, for further distribution to the Company and subsequent distribution to the Class A Members and the Class B Members in a ratio equal to 25:75 (Class A:Class B).

e) In addition to the foregoing, after December 31, 2009, the O&M Reserve may be maintained by obtaining a letter of credit (reasonably acceptable to the Class A Members and Class B Members, with such acceptance not to be unreasonably withheld or delayed) from a bank or other financial institution with a Required Credit Rating or other equivalent credit support. In the event that such credit support is instituted, cash on deposit in the O&M Reserve shall be promptly distributed to MWCI for further distribution to the Company and then distributed to the Class A Members (25%) and Class B Members (75%) (except as otherwise provided under the heading “Letter of Credit” below). If at any time such credit support ceases the O&M Reserve will be replenished in cash from available cash flow in accordance with the levels set forth above.

While the Existing Financing Credit Agreement remains in effect, the O&M Reserve shall be in the Liquidity Account (as defined in the Existing Financing Credit Agreement).

Letter of Credit

Notwithstanding the foregoing, at any time after the first Special Funded Distribution Date, if the Class A Member or one of its Affiliates provides, or causes to be provided, a Letter of Credit issued by a U.S. bank or financial institution with a Required Credit Rating (such a bank or financial institution, an “Acceptable LC Bank”), and without recourse to the Company, MWCI, the Project Company or any of their respective assets, to cover the required amounts under the Clipper Reserve and/or the O&M Reserve, in whole or in part, cash shall be released from the Clipper Reserve and/or the O&M Reserve account, as applicable, in an amount equal to the then-effective face amount of such Letter of Credit (but in no event in excess of the cash then on deposit in the applicable Required Reserve account) (“Released Cash”) and shall promptly be distributed by the Company to the Class A Member. The Class A Member’s right to replace cash in the Required Reserves with Letters of Credit shall be limited during each Fiscal Year (when taken together with all other cash distributed to the Class A Member in such Fiscal Year) to an amount equal to the aggregate total of all cash distributions made to the Class B Member in such Fiscal Year. For purposes of this paragraph, the amount of each increase in the face amount of a Letter of Credit (whether automatically in accordance with the terms of such Letter of Credit, or by amendment thereto) shall be treated as if an additional Letter of Credit had been provided in the amount of such increase.

SCPPA Cost Reserve

The SCPPA Cost Reserve will be established as a sub-account of the O&M Reserve upon the Second Equity Capital Contribution Date (if all required consents to the establishment of such sub-account under the Existing Financing Credit Agreement have been obtained. The Managing Member shall include a request for such consents together with the request for consents to the establishment of an escrow account required pursuant to Section 3.14(a) of this Company LLC Agreement. If any such consents required for the establishment of such sub-account under the Existing Financing Credit Agreement have not been obtained, the SCPPA Cost Reserve will be established following the termination of the Existing Financing Credit Agreement. Upon its establishment, the SCPPA Cost Reserve shall be funded at such time with an amount equal to the aggregate total of all reimbursement payments received by the Project Company from SCPPA for Taxes and Operating Insurance premiums (as defined in the PPA) from the Second Equity Capital Contribution Date until the date such sub-account is established.

All reimbursement payments received by the Project Company from SCPPA for Taxes and Operating Insurance premiums (as defined in the PPA) shall be deposited into the SCPPA

Cost Reserve for application to the Taxes and Operating Insurance premiums for which they were received. If at any time there is not adequate cash available to cover amounts due and payable by the Project Company (other than Taxes and Operating Insurance premiums) funds in the SCPPA Cost Reserve may be used for such purposes; provided that they are replenished in the SCPPA Cost Reserve from cash flow of the Project Company as soon as such cash flow is available.

All Required Reserve accounts shall be established and maintained in accordance with the Existing Financing Credit Agreement for so long as it is in effect.

Schedule 8.4

to Company LLC Agreement

Insurance Requirements

ARTICLE I
Insurance Required

Section 1.1.            With respect to the ongoing operations of the Company, MWCI and the Project Company, the Managing Member shall without cost to the Members maintain or cause to be maintained in effect at all times the types of insurance required by the following provisions, together with any other types of insurance that may be required under the Material Contracts or unless, with respect to a Material Contract, otherwise specified in such Material Contract or waived by the appropriate counterparty, with insurance companies rated “A” or better, with a minimum financial size classification of “X,” by A.M. Best, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published):

(a)           Commercial General Liability. Commercial general liability insurance for the Project on an “occurrence” policy form or other similar policy form, including coverage for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, suits brought against the Company, MWCI or the Project Company, from actions of an independent contractor and personal injury, with primary coverage limits of no less than $1,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence and a $2,000,000 annual aggregate limit. Coverage shall include punitive damages to the extent normally available and pollution liability to the extent required under the Interconnection Agreement.

The commercial general liability policy shall also include a severability of interest clause with no exclusions or limitations for cross liability.

(b)           Auto Liability Insurance. Automobile liability insurance, including coverage for owned (to the extent any exposure exists), non-owned and hired automobiles, as well as trailers and semi trailers designed for travel on public roads (to the extent any exposure exists) for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with combined single limits of no less than $1,000,000 per accident.

(c)           Worker’s Compensation. Worker’s compensation insurance providing statutory benefits and including other states’ endorsement, employer’s liability insurance with a primary and excess limit of not less than $1,000,000, and such other forms of insurance which the Company, MWCI or Project Company is required by law to provide.

(d)           Umbrella/Excess Liability Insurance. Umbrella and/or excess liability insurance of not less than $20,000,000 per occurrence and in the aggregate for bodily injury and property damage to third parties arising during transportation, storage, construction and operation of the Project. Such coverages shall be on a an “occurrence” policy form, AEGIS claims-first-made or other similar policy form, over and above coverage provided by the policies described in Section 1.1(a), Section 1.1(b), and Section 1.1(c) (employer’s liability, if applicable) above. The limit applying for the Company, MWCI and the Project Company can be satisfied by insuring multiple projects under one policy, subject to a per project aggregate endorsement. The umbrella and/or excess policies shall not contain endorsements which unreasonably restrict coverages as set forth in the underlying policies noted in Section 1.1(a), Section 1.1(b), and Section 1.1(c)  (employer’s liability, if applicable) above. Coverage shall include punitive damages to the extent normally available and pollution liability to the extent required under the Interconnection Agreement.

If the policy or policies provided under this paragraph contain(s) aggregate limits applying to operations of the Company, MWCI or Project Company, and such limits are diminished below $10,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve, the Managing Member shall take or cause steps be taken to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits.

(e)           Aircraft Liability Insurance. To the extent exposure exist, aircraft liability insurance, in an amount not less than $20,000,000 for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the operation of the Project.

(f)            Transit Insurance. Transit coverage, either included in the builder’s risk policy or under separate policy form (including air, land and ocean cargo where air, land or ocean transit will be required) on an all-risk basis with a per occurrence limit equal to the full insurable value of any single shipment involving Project assets to or from the Project site to another location, plus a separate limit for marine delay in startup, at all times in which the Company, MWCI or Project Company has accepted risk of loss. Coverage shall including loading and unloading and temporary storage (as applicable) and shall apply on a difference in limits and difference in conditions basis for inland and ocean transit shipments when coverage for physical damage is being provided by a third party. Coverage shall be maintained with limits, sublimits, aggregates, deductibles and other terms and conditions consistent with industry practice.

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(g)             Storage Insurance.             Off-site storage insurance, either included in the builder’s risk policy or under separate property all risk policy form (including long term storage where applicable) including earthquake, flood and wind perils with a per occurrence limit equal to not less than the full insurable value of the largest single equipment storage location involving Company, MWCI or Project Company assets, including inland or ocean transit to or from the Project site to another location (unless provided under a separate all-risk transit policy for property and equipment in transit). Coverage shall be maintained with limits, sublimits, aggregates, deductibles and other terms and conditions consistent with industry practice.

(h)             Builders All-Risk Insurance. From the point of groundbreaking for the Project through the Commercial Operation Date, the Managing Member shall maintain, or cause to be maintained, builder’s risk insurance covering all Company, MWCI or Project Company assets on an “all risk basis” including earthquake, flood, and wind perils, all testing and commissioning required to complete construction, machinery breakdown (including resulting damage from design defects, and faulty workmanship or materials), inland and ocean transit (unless provided under a separate all-risk transit policy for property and equipment in transit), off-site storage (unless provided under a separate all-risk property policy for equipment in storage) and delay in start up in an amount equivalent to not less than 12 months of lost profits (including the loss of production tax credits, grossed up for taxes, and renewable energy credits, as applicable) plus debt service and other continuing project expenses and other customary coverages, contingent delay in startup in an amount of not less than $5,000,000 and other sublimits, aggregates, deductibles. Coverage shall be maintained with limits, sublimits, aggregates, deductibles and other terms and conditions consistent with industry practice.

(i)              Property All Risk Insurance. From and after the date the Commercial Operation Date, the Managing Member shall maintain, or cause to be maintained, operational property insurance on an “all risk basis” including earthquake, flood, and wind perils, machinery breakdown (including resulting damage from design defects, and faulty workmanship or materials), inland and ocean transit (unless provided under a separate all-risk transit policy for property and equipment noted above under Section  1.1(f), inland transit, and business interruption in an amount equivalent to not less than 12 months of lost profits (including the loss of production tax credits, grossed up for taxes, and renewable energy credits, as applicable) plus debt service and other continuing project expenses and other customary coverages, contingent business interruption in an amount of not less than $5,000,000. Coverage shall be maintained with limits, sublimits, aggregates, deductibles and other terms and conditions consistent with industry practice. Coverage shall include equipment that has not yet been Placed in Service.

Section 1.2.            Contractor Insurance. The Company, MWCI or Project Company shall cause each applicable contractor to maintain or cause to be maintained, in full force

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and effect, such insurance as the contractor is required to maintain pursuant to its requirements under any applicable contracts with the Company, MWCI or Project Company.

Section 1.3.            General Property Insurance Conditions. All property insurance coverage shall be on a “no coinsurance” policy form with claims adjusted on a “replacement cost” basis.

Section 1.4.            Property Loss Payable Conditions. All policies covering real or personal property of the Company, MWCI or the Project Company shall name the Members as loss payees as their interests may appear.

ARTICLE II
General Policy Conditions.

Section 2.1.            Each policy shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company, MWCI or the Project Company, as applicable) shall operate in the same manner as if there were a separate policy covering each such insured and/or in the case of property policies shall include standard non-vitiation language or an acceptable multiple insureds clause. Each policy shall waive subrogation against the Members, Company, MWCI and Project Company and shall waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Company, MWCI, Project Company, or Members. Each property and liability policy required above (with the exception of workers compensation) shall name the Members as additional insured unless the Members are named as an additional “named” insured under the policy. Property and liability (to the extent commercially available) policies required above shall provide that if any payment or premium or installment is not paid when due, or if such insurance is to be cancelled, terminated or reduced for any reason whatsoever, the insurers (or their representatives) will promptly notify the Managing Member and Members, and any such cancellation, termination or change shall not be effective until 30 days after receipt of such notice by the Members (10 days with respect to non-payment of premium), and that appropriate certification shall be made to the Members by each insurer with respect thereto. All policy deductibles shall be the sole responsibility of the Project Company.

Section 2.2.            Claims Conditions. Members shall, upon request, have the right but not the obligation to receive updates and be involved in meetings and other discussions regarding property and liability claims that exceed $1,000,000 whether insured or not.

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Section 2.3.            Annual Certification of Compliance As soon as practicable and in any event on or before the expiration of any insurance policy required hereunder, the Managing Member shall furnish, or cause to be furnished, to the Members, a certificate signed by a authorized insurance representative of Company, MWCI or the Project Company, showing the insurance then maintained by or on behalf of Company, MWCI or the Project Company pursuant to this Schedule 8.4 and stating that such insurance complies in all material aspects with the terms hereof, is in full force and effect and that all premiums then due have been paid or are not in arrears.

Section 2.4.            Waiver of Insurance Requirements. In the event any insurance (including the limits or deductibles thereof) herein required to be maintained, other than insurance required by law or by Material Contract to be maintained, shall not be available and commercially feasible in the commercial insurance market as confirmed by the Qualified Insurance Consultant to the Members, the Managing Member shall notify the Members as soon as reasonably possible and shall procure, or shall cause to be procured, such insurance with the maximum amount of coverage then commercially feasible. Insurance will be considered not commercially feasible if, among other factors, it is obtainable only at excessive costs that are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Project because of such excessive cost. Should any insurance (including the limits or deductibles thereof) herein required and previously considered to be commercially unfeasible become feasible, the Managing Member upon knowledge of such feasibility shall procure, or shall cause to be procured, such insurance. Insurance required herein that is considered to be commercially unfeasible shall be reevaluated not less than once a year.

Section 2.5.            Conflict with Material Contracts. To the extent that the provisions noted in this Schedule 8.4 conflict with the provisions of any Material Contract and such conflict would cause the Company, MWCI or the Project Company to be non-compliant with such Material Contract, the terms and conditions of the Material Contract shall prevail, but only to the extent required by such Material Contract.

Section 2.6.            Other Insurance. Members shall have the right to make requests for additional or other insurance to the extent that (i) insurance becomes available on commercially reasonable terms which had previously not been available, (ii) Project Company exposures increase necessitating an increase in limits or an additional insurance, all subject to commercial availability, (iii) other operations of a similar nature sustain losses or threats of losses which could happen at the Company, MWCI or the Project Company premises, and (iv) as, under prudent utility practices, are from time to time insured against for property and facilities (as to types of risks covered, policy amounts, deductibles and other terms and conditions) similar in nature, use and location to the Company, MWCI or Project Company.

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Schedule 9

to Company LLC Agreement

Transfer Representations and Warranties

a)                                      [The Class B Member] is a [                    ] duly organized, validly existing and in good standing under the laws of [              ] and has all requisite [              ] power and authority to reconvey the Class B Membership Interests as contemplated by the Company LLC Agreement.

b)                                     [The Class B Member] owns directly [100]% of the Company’s outstanding Class B Membership Interests.

c)                                      [The Class B Member] has absolute record and beneficial ownership and title to all of the Membership Interests held by [the Class B Member] free and clear of any Liens except Permitted Liens.

d)                                     The assignment agreement and the other documents contemplated therein effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] has been duly executed and delivered by [the Class B Member] and constitutes [the Class B Member’s] legal, valid and binding obligation, enforceable against it in accordance with its terms (except as may be limited by Bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

e)                                      The authorization, execution, delivery or performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of [the Class B Member], (B) any contract or agreement to which that [the Class B Member] is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that [the Class B Member] is subject, except in the case of clause (B) and clause (C) to the extent that such conflict, breach, default or violation would not reasonably be expected to have a material adverse effect on [the Class B Member’s] ability to perform its obligations under the Transaction Documents; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

Schedule 10

to Company LLC Agreement

Shared Facilities Plan

The Shared Facilities Plan will govern the relationships of the parties owning and utilizing the substation, operations and maintenance facility and generator lead line. It is anticipated that the following proposed documents will be executed on arms-length, commercially reasonable terms in order to formalize the foregoing, and shall include, without limitation, ownership structure, responsibilities and rights of the parties, use and cooperation, and liabilities.

Substation:

1.               Project Company and Milford Wind Corridor Phase II, LLC, a Delaware limited liability company (“Milford II”) shall enter into a purchase and sale agreement for the sale to Milford II of an approximate 1/3 undivided interest in the substation , a facility shared with the Project;

2.               Project Company and Milford II shall enter into a co-tenancy agreement with respect to their undivided interests in the substation governing, among other things, use, alienation and encumbrance rights with respect to the substation;

3.               Project Company and Milford II shall enter into a shared facilities agreement with a cost sharing mechanism providing for cost sharing on a pro rata basis in relation to the respective ownership of the undivided interests in the substation, unless the sharing of such costs is included in the sharing mechanism as described in the following paragraph 4; and

4.               Project Company, Milford II and First Wind O&M, LLC, a Delaware limited liability company (“First Wind O&M”) shall enter into an operations and maintenance agreement for the substation that will provide for cost sharing on a pro rata basis in relation to the respective ownership of the undivided interests in the substation.

Operations and Maintenance Facility (“O&M Facility”);

1.               Project Company and Milford II shall enter into a shared facilities agreement with respect to their undivided interests in the O&M Facility with a cost sharing mechanism as described above;

2.               Project Company shall grant a sublease or consent to the grant of easement rights to Milford II for the shared use of the access road to the O&M Facility;

3.               Project Company shall sublease to Milford II or provide consent to the direct lease to Milford II of certain portions of the O&M Facility for Milford II operations, including, without limitation, the storage of parts and equipment; and

4.     Project Company, Milford II and First Wind O&M shall enter into an operations and maintenance agreement for the shared facilities with a cost sharing mechanism as described above.

a)              The operations and maintenance agreement shall include a provision for an inventory control system that will keep track of all inventory for each phase of the Project, and facilitate the prevention of the use of inventory for one phase for work on subsequent phases.

Generator Lead Line:

1.               Project Company shall enter into one or more purchase and sale agreements with Milford II, Milford Wind Corridor Phase III, LLC, a Delaware limited liability company (together with its successors, “Milford III”), Milford Wind Corridor Phase IV, LLC, a Delaware limited liability company (together with its successors, “Milford IV”), and Milford Wind Corridor Phase V, LLC, a Delaware limited liability company (together with its successors, “Milford V”) for the sale of undivided interests in the generator lead line which is a shared facility (or may otherwise cause the transfer of such interests to Milford III, Milford IV, Milford V, which may be by way of a distribution to the Class A Member), it being acknowledged that Milford I shall retain an undivided interest of capacity in the generator lead line in accordance with the terms of the PPA;

2.               Project Company shall assign to Milford II, Milford III, Milford IV, and Milford V an undivided interest in (i) the Right-of-Way Grant/Temporary Use Permit Serial Number UTU-82973, dated effective as of April 13, 2009, by and between US BLM and the Project Company, recorded April 23, 2009, as Entry No. 00169395, in Book 501, at Page 893 of official records of Millard County, and recorded April 23, 2009, as Entry No. 239577, in Book 434, at Page 163 of official records of Beaver County; (ii) the private easements, which will be assigned by Milford I to Milford II and the subsequent phase project companies, pursuant to an omnibus assignment agreement to be executed; (iii) the Permanent Nonexclusive Easement Agreement, dated October 2008, by and between Intermountain Power Agency, a political subdivision of the State of Utah and the Project Company, recorded February 10, 2009, as Entry No. 00168678, in Book 498, at Page 329 of official records of Millard County; and (iv) all permits necessary to operate the generator lead line;

3.               The Project Company, Milford II, Milford III, Milford IV, and Milford V shall enter into a co-tenancy agreement with respect to their undivided interests in the generator lead line facilities governing, among other things, use, alienation and encumbrance rights with respect to the generator lead line facilities; and

4.               The Project Company, Milford II, Milford III, Milford IV, and Milford V shall enter into an operations and maintenance agreement with First Wind O&M or an affiliate of First Wind O&M for the generator lead line facilities with a cost sharing mechanism as described above.

Exhibit A

to Company LLC Agreement

Form of Certificate for Class A Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER TRANSFER OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN THE COMPANY AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND THE STATE OF NEW YORK.

No. [ ]	Class A Membership Interests

MILFORD WIND PARTNERS, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [                   ] is the owner of [                 ] Class A Membership Interests in Milford Wind Partners, LLC (the “Company”), which membership interests are subject to the terms of the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of [        ], 2009, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [          ] day of [          ], 2009.

By:
Name:
Title:

Exhibit A-1

[Reverse]

INSTRUMENT OF TRANSFER OF

MEMBERSHIP INTEREST IN

Milford Wind Partners, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint                        as attorney to transfer said interest on the books of Milford Wind Partners, LLC, with full power of substitution in the premises.

Dated as of:

By:
Name:
Title:

Exhibit A-2

Exhibit B

to Company LLC Agreement

Form of Certificate for Class B Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER TRANSFER OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN THE COMPANY AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND THE STATE OF NEW YORK.

No. [ ]	Class B Membership Interests

MILFORD WIND PARTNERS, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [                             ] is the owner of [                           ] Class B Membership Interests in Milford Wind Partners, LLC (the “Company”), which membership interests are subject to the terms of the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of [      ], 2009, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [         ] day of [                   ], 2009.

By:
Name:
Title:

Exhibit B-1

[Reverse]

INSTRUMENT OF TRANSFER OF

MEMBERSHIP INTEREST IN

Milford Wind Partners, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint                        as attorney to transfer said interest on the books of Milford Wind Partners, LLC, with full power of substitution in the premises.

Dated as of:

By:
Name:
Title:

Exhibit B-2

Exhibit C

to Company LLC Agreement

Form of Working Capital Revolving Loan Note

PROMISSORY NOTE

[Working Capital Revolving Loan]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$[ ]	[Date]

FOR VALUE RECEIVED, [                           ], a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [                      ], a [              ] limited liability company (the “Lender”), the principal sum of [         ] dollars $[ ], or so much thereof as may be advanced by or owing to the Lender (each such amount, a “Borrowing”) on a date that is 364 days after the date of this Note (the “Maturity Date”), unless sooner paid as provided herein.

The Borrower also promises to pay interest on the unpaid principal amounts from time to time outstanding hereunder, from the date of each Borrowing until all Borrowings hereunder have been paid in full. Each Borrowing shall bear interest at a rate per annum equal to the LIBOR (as defined below) rate in effect for such Borrowing plus [2.0] percent, calculated on the basis of a 360-day year, such interest to be payable monthly on the last business day of each month (each, a “Payment Date”), commencing, with respect to each Borrowing, on the last business day of the calendar month immediately following the date of such Borrowing. In addition, all accrued and unpaid interest thereon will be due and payable upon the day that all principal is due and payable (whether on the Maturity Date, by acceleration or otherwise). For purposes of this Note, “LIBOR” means the rate per annum quoted on the British Bankers’ Association Website “Historic Libor Rates” page, for 1 month Libor as of 10 London business days before the date of each Borrowing as the rate per annum for deposits in U.S. dollars, or if no rate appears on British Bankers’ Association Website, the one-month London Interbank Offered Rate as published in the Wall Street Journal two London business days prior to the date of each Borrowing.

Payment of both principal and interest on this Note shall be made by wire transfer to the Lender at such bank instructions provided to the Borrower in lawful money of the United States of America in immediately available funds.

To request a Borrowing, Borrower shall notify Lender of such request 10 business days before the date of the proposed Borrowing.

The Borrower shall have the right to prepay any amount borrowed under this Note in whole or in part at any time, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Amounts borrowed under this note may be re-borrowed subject to the terms hereof.

The Lender shall, and is hereby irrevocably authorized by the Borrower to, endorse on Schedule A which forms a part of this Note (and on separate continuations of such Schedule), or otherwise to record on the Lender’s internal records, appropriate notations evidencing the amount of each Borrowing and each payment of principal or interest on any such Borrowing which is received by the Lender; provided, that failure by the Lender to make any such notations or any error therein shall not affect any of the Borrower’s obligations in respect of this Note.

Upon the occurrence of any of the following events, this Note shall become immediately due and payable in full, together with interest accrued thereon:

(i)                                              the Borrower shall fail to make any payment hereunder when due and payable;

(ii)                                           the Borrower shall become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(iii)                                        involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within 60 days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Borrower.

The Borrower waives any and all right to assert any defense (except for the Borrower’s performance under the Note), set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Borrower hereunder in any action or proceeding brought by the Lender to collect this Note, or any portion hereof. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Borrower promises to pay all costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with (i) the enforcement of, or collection of any amounts due under, this Note or (ii) any waiver, extension, amendment or modification of this Note.

This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or obligations hereunder without the prior written consent of the Lender. This Note may be freely assigned by the Lender without the consent of the Borrower.

This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE BORROWER SET FORTH BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

[ ]

By:
Name:
Title:
Address:

Schedule A

to Working Capital

Revolving Loan Note

REVOLVING LOANS AND REPAYMENTS

Date	Amount of Revolving Loans	Amount of Principal of Revolving Loans Repaid	Unpaid Principal Balance of Revolving Loans	Notation Made By

Exhibit D

to Company LLC Agreement

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

MWCI HOLDINGS, LLC

This Amended and Restated Limited Liability Company Agreement (hereinafter referred to as the “Agreement”) is made as of this 31st day of August, 2009, by Milford Wind Corridor, LLC (hereinafter referred to as the “Member”), the sole Member of MWCI Holdings, LLC, a Delaware limited liability company to be formed (hereinafter referred to as “Company”).

PREAMBLE

A.                                            Whereas, the Company was formed on April 9, 2009 and was heretofore governed by the Limited Liability Company Agreement of the Company, dated as of April 9, 2009 (the “Original LLC Agreement”);

B.                                              Whereas, the Member wishes to amend and restate the Original LLC Agreement in its entirety; and

C.                                              Whereas, by entering into this Agreement the Member desires to provide for (i) the purpose for which the Company was formed; (ii) the division of the Company’s net profits and net losses; (iii) the restrictions on the disposition of Company property and Company interests; (iv) the management of the Company’s business, (v) the duration of the Company’s existence; and (vi) various other matters relating to the Company.

ARTICLE I

FORMATION AND PURPOSE

1.1                                          Governing Law and Government Filings. The Company was formed in accordance with and shall be governed by the Delaware Limited Liability Company Act, (as the same may be amended from time to time, the “Act”); except to the extent that the Act permits variation by agreement of the parties and this Agreement provides such variations. The Member shall take such action as is necessary or appropriate from time to time to comply with the requirements for the formation and operation of a limited liability company in the State of Delaware and in all other jurisdictions where the Company conducts its business.

1.2                                          Name. The name of the Company shall be MWCI Holdings, LLC.

1.3                                          Purpose of the Company. MWCI’s purpose and business is limited to (a) owning the Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (the “Project Company”) for the purpose of developing, constructing, owning and operating the (i) approximately 203.5 MW wind power generation plant located in Beaver County, Utah to be comprised of approximately thirty-nine (39) 1.5 MW and fifty-eight (58) 2.5 MW wind turbine generators, foundations and towers, together with associated collection lines, an operations and maintenance building and ancillary facilities; (ii) substation related thereto; and (iii) approximately 88-mile long 345kV generator lead line located in Beaver and Millard

Counties, Utah (collectively, the “Project”), and (c) engaging in any other activity directly or indirectly related or incidental to the foregoing.

1.4                                     Registered Office: Registered Agent. The name of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company. The address of the registered agent of the Company and the address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, Delaware 19801. The Company may change the registered office and registered agent as Member may from time to time deem necessary or advisable.

1.5                                     Principal Place of Business. The Company’s principal place of business shall be c/o First Wind Energy, LLC, 85 Wells Ave., Suite 305, Newton, MA 02459, or at such other place as the Member may select from time to time.

1.6                                     Expenses of Formation. The Company shall bear the expenses incident to its formation. Each Member shall bear its own personal expenses, if any, incurred in connection with its decision to enter into this Agreement.

ARTICLE II

TERM

2.1                                          Term. The term of the Company commenced on April 9, 2009 and shall be perpetual.

ARTICLE III

CAPITAL CONTRIBUTIONS AND COMPANY INTERESTS

3.1                                          Company Capital. The capital of the Company shall be the aggregate sum of the capital contributions made by the Member to the Company in the manner provided for in this Agreement. The Member shall own a share of the total capital of the Company in proportion to that Member’s Company Interest.

3.2                                          Initial Capital Contribution. The initial capital contribution of the Member to the Company shall be as follows:

Name of Member	Amount of Contribution

Milford Wind Corridor, LLC	$100.00

TOTAL:	$100.00

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3.3                                          Payment of Contributions. The Member’s capital contribution shall be made by delivering it to the Company within the thirty (30) day period immediately following the execution of this Agreement.

3.4                                          Company Interest. For purposes of this Agreement, the term “Company Interest” shall mean the Member’s share of the Company’s net profits and net losses, the right to receive distributions of Company property and the rights, powers and liabilities of a Member as defined and described in the Act and this Agreement. The nature of a Company Interest shall be personal property for all purposes.

3.5                                          The Member’s initial Company Interest shall be equal to the number of Units set forth below:

Name of Member	No. of Units

Milford Wind Corridor, LLC	500

TOTAL:	500

The Member’s Company Interest at any given time shall be calculated on the basis of the number of Units owned by that Member to the total number of Units owned by all of the Members.

3.6                                          Form of Contributions. Unless specified otherwise in this Agreement or agreed by the Member, all capital contributions made to the Company shall be made in the form of cash denominated in US dollars or cash equivalents.

(a)                                           Loans from Members. The Member may loan money to the Company for any purpose permitted under this Agreement (hereinafter a “Member Loan”). Loans from the Member to the Company shall be made on reasonable commercial terms.

3.7                                          Additional Capital Contributions. If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional capital contributions, but shall not be required to make any further or additional capital contributions to the Company, except as required by the Act.

3.8                                          Withdrawal of Capital Contributions. Member shall not have the right to withdraw or reduce its capital contributions to the Company. Member shall not have the right to demand and receive any distribution from the Company in any form other than cash Member shall not be entitled to receive any interest on its capital contributions to the Company.

3.9                                          Use of Contributions. The aggregate of all capital contributions made by the Member to the Company shall be available to the Company to carry out the purposes of the Company.

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3.10                                    Ownership of Property. All Company property, whether real or personal, tangible or intangible, shall be owned by the Company. Member shall not have any Interest in any specific Company property.

3.11                                    Composition of Capital Accounts. The Company shall establish and maintain a separate capital account for Member in accordance with applicable federal tax laws. The Member’s capital account shall be determined and maintained as follows:

(a)                                           Contributions, Income and Gains. Member’s capital account shall be increased by: (1) the amount of money contributed by Member; (2) the fair market value at the time of contribution of all property other than money contributed by Member, if any, reduced by any liabilities secured by that property which are assumed or taken subject to by the Company; and (3) Member’s share of Company income and gains, including income and gains which are exempt from or not recognized for federal income tax purposes, as computed for book purposes; and

(b)                                          Distributions, Deductions and Losses. Member’s capital account shall be decreased by: (1) the amount of money distributed to Member; (2) the fair market value at the time of distribution of all property other than money distributed to Member, if any, reduced by any liabilities secured by that property which are assumed or taken subject to by Member; and (3) Member’s share of Company losses and deductions, including Company expenditures which are not deductible or capitalizable for federal income tax purposes, as computed for book purposes.

3.12                                    Transferee’s Capital Account. In the event of a permitted transfer of a Company Interest as provided in this Agreement, the capital account of the transferor shall become the capital account of the transferee to the extent ii relates to the transferred Company Interest.

3.13                                    Compliance with Applicable Federal Tax Laws. The manner in which the capital account of Member is to be maintained pursuant to this Article III of this Agreement is intended to comply with the requirements of all applicable federal tax laws. If in the opinion of Member the manner in which capital accounts are to be maintained pursuant to this Article Ill of this Agreement should be modified in order to comply with the applicable federal tax laws, then notwithstanding anything contained in this Agreement to the contrary, Member shall alter the method in which the capital accounts are maintained and amend this Agreement to reflect any such change in the manner in which capital accounts are maintained.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

4.1                                          Allocation of Company Items. All items of income, gain, loss, deduction or credit of the Company shall be allocated to Member in proportion to its Company Interests; provided, however, that for federal income tax purposes such items of income, gain, loss and deduction or credit with respect to property contributed by Member to the Company shall be allocated to Member so as to take account of the variation between the federal income tax basis

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of the property to the Company and its fair market value at the time of its contribution to the Company in accordance with applicable federal tax laws.

4.2                                          Reallocation on Transfer. In the event that Member’s interest is transferred in accordance with the provisions of this Agreement, the allocations provided in this Article IV of this Agreement shall be further reallocated between the transferor and the transferee in the same ratio as the number of days each of them owned the Company Interest during the fiscal year of the Company for which the allocation is being made, unless the books of the Company permit the allocation of items of income and expense to the periods of time before and after the transfer, in which case the latter allocation shall be made.

4.3                                          Distribution of Net Cash. Following the end of each fiscal year of the Company and the adjustment of Member’s capital accounts for that fiscal year, the Company may distribute the Net Cash of the Company to Member. Distributions of Net Cash shall be made among Member in proportion to Its Company Interests. The term “Net Cash” shall mean cash flow available after normal operating expenses, debt service, and any reasonable reserves set aside for future liabilities as determined by Member.

4.4                                          Draws. At the beginning of each fiscal year, a periodic draw in anticipation of the distribution of Net Cash to Member for that fiscal year may be established. Any amounts so withdrawn during the fiscal year shall be credited against any Net Cash distributable to Member at the end of that fiscal year. To the extent such withdrawals exceed Member’s Net Cash distribution for the same fiscal year, the excess shall be a liability of Member to the Company payable upon demand but without interest. A periodic drawing right once determined may be terminated at any time during the course of the Company’s fiscal year if it appears unlikely that the Net Cash distributable to Member for that fiscal year shall equal or exceed Member’s withdrawals.

ARTICLE V

COMPETITION AND CONFIDENTIALITY

5.1                                          Member may engage in any other business, whether or not the same or similar to the business of the Company, and whether or not such other business is competitive with the Company. The Company shall have no rights in the income or profits of that business.

ARTICLE VI

TAX, FINANCIAL AND ACCOUNTING MATTERS; SEPARATENESS COVENANTS

6.1                                          Fiscal Year and Accounting Method. The fiscal year of the Company for both accounting and income tax purposes shall be the calendar year, and for both accounting and income tax purposes the Company shall report its operations and profits and losses in accordance with the accrual method of accounting, unless a different method of accounting is required by applicable federal tax laws.

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6.2                                          Annual Tax Return and Financial Statements. The accountant for the Company shall prepare all required tax returns for the Company as of the end of each fiscal year, including the balance sheet and statement of income and expenses relating to such fiscal year, and a statement of Member’s distributive share of the items of income, gain, loss, deduction and credit of the Company for tax purposes for such fiscal year. The Company shall furnish Member with a copy of each such tax return and statement on or before the date the Company files its tax returns for such fiscal year.

6.3                                          Tax and Accounting Matters. All elections with respect to the preparation and filing of the Company tax returns, the reporting of items of Company income, gain, loss, deduction and credit, and all other elections which the Company or Member are entitled to make with respect to Company matters, shall be made only by the Company. Member shall be the Tax Matters Member for the Company for income tax purposes. All decisions as to accounting matters shall be made in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Member is still required to make all Member specific elections, as appropriate.

6.4                                          Books and Records. The Company shall maintain a full and accurate set of books and records at its principal place of business. Member and its duly authorized representatives shall have access to and may inspect and copy any such books and records at all reasonable times.

6.5                                          Bank Account. The Company shall, if Member so determines, open and maintain a bank account or bank accounts in the name of the Company at such bank or banks as Member may determine from time to time. All funds of the Company not otherwise invested shall be deposited in and withdrawn from such bank account(s) as Member may determine. Any withdrawals from such bank account(s) shall require such signature or signatures as Member may from time to time determine.

6.6                                          Separateness Covenants. The Company represents and covenants that it:

(a)                                           shall not commingle assets with those of any other entity and shall hold its assets in its own name;

(b)                                          shall conduct its own business in its own name;

(c)                                           shall maintain bank accounts (if any), books, records and financial statements in accordance with generally accepted accounting principles and separate from any other person or entity;

(d)                                          shall observe all Company formalities;

(e)                                           shall pay its own liabilities out of its own funds (which may include payments made or capital contributed by the Member pursuant to Article III);

(f)                                             shall maintain adequate capital in light of its contemplated business operations;

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(g)                                          shall use separate stationery, invoices and checks;

(h)                                          shall maintain an arm’s-length relationship with its affiliates;

(i)                                              shall pay the salaries of its own employees, if any;

(j)                                              shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, other than the Project Company;

(k)                                           shall not make any loans to any other person or entity, other than the Project Company;

(1)                                           shall allocate fairly and reasonably any overhead for shared office space;

(m)                                        shall not pledge its assets for the benefit of any other entity, other than the Project Company or the Project;

(n)                                          shall hold itself out as a separate entity, with the exception that Company shall not be considered as a separate entity from the Project Company or the Member for federal, state, and local income tax purposes, and not fail to correct any known misunderstanding regarding its separate identity;

(o)                                      has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except for the Project Company;

(p)                                      does not have, shall not have and at no time had any assets other than its membership interests in the Project Company and personal property necessary or incidental to its ownership of such membership interests;

(q)                                      has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit any dissolution, winding up, liquidation, consolidation or merger or any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except in each case as permitted by this Company LLC Agreement;

(r)                                         shall not incur any additional debt or contingent liabilities except in the ordinary course of business; and

(s)                                       shall not consent to or permit any amendment of this Agreement or its formation documents or other organizational documents with respect to the matters set forth in this Section 6.6.

Further, the Company shall at all times observe the single purpose entity and separateness covenants set forth in this Agreement.

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ARTICLE VII

MANAGEMENT AND MEMBERS.

7.1                                          Powers of the Member. Member shall have all of the powers of the Company and may exercise all of the rights and powers of a member under the Act. Member shall have full, exclusive and complete discretion in the management of the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts deemed by member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company at the expense of the Company.

7.2                                          Meetings.

(a)                                           Annual and Special Meetings. The annual and special meetings of the Member for the transaction of such business as may properly come before the meeting shall be held at such place, time and date as shall be designated by the Member from time to time.

(b)                                          Actions Without a Meeting. Notwithstanding any provision contained in this Article VII, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

7.3                                          Management Authority of Members and Officers. Member shall have the full and exclusive responsibility for the management of the Company, the operation of the business of the Company, and the performance of the duties described in this Article VII of this Agreement. Member has delegated its power and authority to the following President, Secretary and/or Treasurer as officers of the Company, all of whom could be the same person and who could, but need not, be a Member of the Company and will have the power and authority provided herein, unless otherwise specified by Member:

President:	Paul Gaynor

Secretary:	Evelyn Lim

Treasurer:	Michael Metzner

Assistant Treasurer:	Robert S. Schauer

(a)                                           President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members, shall have general and active management of the business of the Company, and shall execute bonds, mortgages, loans, leases and contracts for the Company, and is authorized to open and sign bank accounts and to authorize other officers or persons to open and sign such accounts. The approval of the form and substance of such documents by the Company and the Members shall be conclusively evidenced by the execution thereof by the President.

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(b)                                          Secretary. The Secretary shall record all the proceedings of the meetings of the Members and notice of all meetings of the Members, and shall perform such other duties as may be prescribed by the President. The Secretary is authorized to execute contracts on behalf of the Company. The approval of the form and substance of such documents by the Company and the Members shall be conclusively evidenced by the execution thereof by the Secretary.

(c)                                           Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the President. The Treasurer shall disburse the funds of the Company as may be ordered by the President taking proper vouchers for such disbursements, and shall render to the President an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer is authorized to execute contracts on behalf of the Company in furtherance of his rights and responsibilities contained herein.

(d)                                          Assistant Treasurer. The Assistant Treasurer shall act under the direction and guidance of the Treasurer.

The foregoing officers shall serve until their respective successors are chosen by Member or Member removes one or more of the officers so that Member may resume exercising the power and authority previously delegated to such officer or officers.

7.4                                          Duties of Loyalty and Care of Member. Member shall devote such time to the operations of the Company as it, in its sole discretion, deems to be reasonably required to conduct the Company business and to operate and manage the Company property in an efficient manner. Member shall use its best efforts to manage the business and affairs of the Company. The doing of any act or failure to do any act which may result in a loss to the Company, if done in good faith and in a manner reasonably believed to be in the best interest of the Company, shall not subject Member to any liability to the Company.

7.5                                          Compensation for Member. Member may be entitled to compensation for personal services rendered by it on behalf of the Company in its capacity as Member. For purposes of this Section 7.5, reimbursement for out-of-pocket expenses shall not be construed as “compensation”. Member shall be fully reimbursed by the Company for all out-of-pocket expenses incurred by them on behalf of the Company.

7.6                                          Indemnification of Member. To the fullest extent permitted by applicable law, Member, any affiliate Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of Member, or their respective affiliates, or any officer, employee or agent of the Company or its affiliates (any such person, a “Covered Person”) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by

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such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 7.6 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 7.6.

7.7                                          Personal Liability of Member. Member shall not have any personal liability for the liabilities or obligations of the Company, except to the extent of the capital contributions made or required to be made by Member to the Company in accordance with the terms of this Agreement.

ARTICLE VIII

ADMISSION AND RESIGNATION OF MEMBER

8.1                                          Initial Members. All persons having executed this Agreement as Members shall be admitted as Members without any further act on the part of the Company or the other Members.

8.2                                          Sole Member. The Company shall at all times be and remain a single member limited liability company, and it shall not have more than one Member at any time; nor shall the Member be entitled to divide or subdivide the Company interest in any manner whatsoever.

8.3                                          Preconditions to Admission. In no event shall a member be admitted as a Member of the Company, unless and until:

(a)                                           such person agrees to execute this Agreement, as then amended, and such other instruments as may be required by the Act or which Member deems necessary or appropriate to confirm and record such person’s undertaking to be bound by the terms of this Agreement; and

(b)                                          such person agrees to pay all the reasonable expenses, including attorney’s fees, incurred by the Company in connection with the transfer, if any, and the admission of such person as a Member.

8.4                                          Assignee of a Member. If a person acquiring a Company Interest is not admitted as a Member of the Company as provided in this Article VIII of this Agreement, then such person’s interest in the Company shall be solely that of a rightful assignee of a Member as provided in the Act.

8.5                                          Resignation of Members. Member shall not resign from the Company prior to the dissolution and winding up of the Company.

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ARTICLE IX

TRANSFER OF COMPANY INTERESTS

9.1                                          Transfers Restricted. Member shall not transfer all or any part of its Company Interest except pursuant to an assignment by way of security or to a successor Member in accordance with Article VIII of this Agreement.

ARTICLE X

DISSOLUTION

10.1                                    Waiver. Member waives and, to the extent that Member cannot waive, agrees not to exercise any right under the Act or any other law to dissolve the Company, except as provided in this Agreement.

10.2                                    Events Causing Dissolution. The Company shall be dissolved upon the occurrence of the earliest of the following events:

(a)                                           by the written consent of Member;

(b)                                          upon the occurrence of any other event causing a dissolution under the Act or this Agreement.

10.3                                    Winding Up. Upon the dissolution of the Company, Member or, if none, the personal representative of Member, shall conclude the business of the Company, wind up its affairs, distribute its assets in liquidation, and file all certificates or notices required by the Act to evidence such dissolution, liquidation and termination. Except as otherwise expressly provided for in the Act, all decisions pertaining to the dissolution of the Company shall be made in the same manner as decisions made in the ordinary course of the Company’s business.

10.4                                    Final Accounting; Deficit Capital Accounts. Upon the dissolution of the Company, a final accounting shall be made of the capital account of Member, adjusted up or down to reflect Member’s proportionate share of the Company’s net profit or net loss from the time of the last previous accounting to the date of the dissolution. In the event Member has a deficit balance inits capital account at the time of the dissolution of the Company, Member shall be required to contribute sufficient capital to the Company within thirty (30) days of the date of the dissolution of the Company to eliminate the deficit balance inits capital account.

10.5                                    Priority of Distributions. Distributions in liquidation of the Company shall be made in the following order:

(a)                                           First, those owing to creditors of the Company, including to Member if it is a creditor of the Company;

(b)                                          Second, those owing to Member other than for capital and profits;

(c)                                       Third, those owing to Member in respect of capital; and

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(d)                                          Fourth, those owing to Member in respect of profits.

10.6                                    Payment of Claims. Upon the dissolution of the Company, the Company shall pay or make reasonable provisions to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company, but for which the identity of the claimant is unknown. If the Company has sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full, If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of the assets available therefore. Any remaining Company assets shall be distributed as provided in Section 10.5 of this Agreement.

ARTICLE XI

GENERAL PROVISIONS

11.1                      Notices. All notices, claims, instructions, requests, demands, consents, or other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given if and when sent by first class United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

If to the Company to:

MWCI Holdings, LLC

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

or to such other address as the person to whom notice is to be given may give notice in the manner set forth above.

11.2                                    Enforceability. The parties agree that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provisions of this Agreement shall be adjudicated to be invalid, illegal or unenforceable, such provision of this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid, illegal or unenforceable, such deletion to apply only with respect to the operation of such provision of this Agreement in the particular jurisdiction in which such adjudication is made.

11.3                      Descriptive Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience of reference only and shall not control or affect in any way the meaning, construction, or interpretation of this Agreement.

11.4                      Governing Law. This Agreement has been executed in the State of Delaware and shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware in all respects.

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11.5                                    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.6                                    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties hereto with respect thereto, including the Original LLC Agreement. No representation, condition or understanding not expressed herein shall be binding upon the parties, unless subsequent to the date hereto and signed by all of the parties hereto. This Agreement may not be amended or modified except by a written instrument signed by a majority in interest of the Members.

11.7                                    Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement by another party hereto must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

11.8                                    Authorship. No questions of interpretation or construction concerning this Agreement shall be construed or interpreted for or against any party based on the consideration of authorship.

11.9                                    Time of the Essence. Time is of the essence of this Agreement.

11.10                              Gender. When used in this Agreement, singular terms include the plural as appropriate in the context, and masculine terms include the feminine and are gender neutral as appropriate in this context.

11.11                              Agreement in Counterparts. This Agreement may be executed in several counterparts and withstanding that all the parties are not signatory to the original or the same counterpart.

11.12                              Tax Status. The parties to this Agreement intend that the Company shall be classified as a partnership for federal, and to the extent applicable, state and local, income tax purposes, and the parties agree that the provisions of this Agreement shall be construed and applied in a manner that will not impair the qualification of the Company as such form of entity under the applicable provisions of the Internal Revenue Code, or to the extent applicable, the laws of any state or local tax authorities.

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Agreement effective as of the 31st day of August, 2009

[remainder of page intentionally left blank]

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MEMBER:

/s/ Evelyn Lim

Milford Wind Corridor, LLC

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Exhibit E

to Company LLC Agreement

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Milford Wind Corridor Phase I, LLC

This Second Amended and Restated Limited Liability Company Agreement (hereinafter referred to as the “Agreement”) of Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (hereinafter referred to as “Company”), is made as of this 22 day of April, 2009 (the “Effective Date”), by Milford Wind Corridor, LLC (hereinafter referred to as the “Member”), as the sole equity Member, and Victor A. Duva, as the Special Member (as defined herein), or such other Persons (as defined herein) who become signatories to this Agreement from time to time in accordance with this Agreement.

PREAMBLE

A.                                   Whereas, Member and Company previously entered into that certain Amended and Restated Limited Liability Company Agreement of Milford Wind Corridor Phase I, LLC dated on or about the 2nd day of April, 2007 (as amended, modified and supplemented from time to time the “LLC Agreement”);

B.                                     Whereas, on or about the date hereof, the Company is contemplating entering into a Credit Agreement (the “Credit Agreement”) among the Company, The Royal Bank of Scotland plc, as administrative agent, collateral agent, letter of credit issuer, and a lender, and the financial institutions from time to time party thereto (the “Lenders”);

C.                                     Whereas, as a condition to closing under the Credit Agreement, the Lenders have required that the Member amend and restate the LLC Agreement as set forth herein;

D.                                    Whereas, the Member and Special Member now wish to amend and restate the LLC Agreement in entirety; and

E.                                      Whereas, by entering into this Agreement the Member desires to provide for (i) the purpose for which the Company is formed; (ii) the division of the Company’s net profits and net losses; (iii) the restrictions on the disposition of Company property and Company Interests; (iv) the management of the Company’s business, (v) the duration of the Company’s existence; and (vi) various other matters relating to the Company.

ARTICLE I

FORMATION AND PURPOSE

1.1                                          Governing Law and Government Filings. The Company was formed in accordance with and shall be governed by the Delaware Limited Liability Company Act, (as the same may be amended from time to time, the “Act”), except to the extent that the

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Act permits variation by agreement of the parties and this Agreement provides for such variations. The Member shall execute such documents and take such action as is necessary or appropriate from time to time to comply with the requirements for the formation and operation of a limited liability company in the State of Delaware and in all other jurisdictions where the Company conducts its business.

1.2                                          Name. The name of the Company shall be Milford Wind Corridor Phase I, LLC.

1.3                                          Purpose of the Company. The purpose and business of the Company shall be limited to developing, constructing, owning and operating a wind farm in the State of Utah and engaging in any other activity directly or indirectly related or incidental to the foregoing.

1.4                                          Registered Office; Registered Agent. The name of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company. The address of the registered agent of the Company and the address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, Delaware 19801. The Company may change the registered office and registered agent as Member may from time to time deem necessary or advisable

1.5                                          Principal Place of Business. The Company’s principal place of business shall be c/o First Wind Energy, LLC, 85 Wells Avenue, Suite 305, Newton, MA 02459, or at such other place as the Member may select from time to time.

1.6                                          Expenses of Formation. The Company shall bear the expenses incident to its formation. Each Member shall bear its own personal expenses, if any, incurred in connection with its decision to enter into this Agreement.

ARTICLE II

TERM

2.1                                          Term. The term of the Company commenced on November 1, 2006, the date the Company’s certificate of formation was first filed with the Office of the Secretary of State of the State of Delaware, and shall be perpetual.

ARTICLE III

CAPITAL CONTRIBUTIONS AND COMPANY INTERESTS

3.1                                          Company Capital. The capital of the Company shall be the aggregate sum of the capital contributions made by the Member to the Company in the manner provided for in this Agreement. The Member shall own a share of the total capital of the Company in proportion to that Member’s Company interest. In accordance with Section 7.2, the Special Member shall not be required to make any capital contributions to the Company.

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3.2                                          Initial Capital Contribution. The initial capital contribution of the Member to the Company shall be as follows:

Name of Member	Amount of Contribution

Milford Wind Corridor, LLC	$100.00

TOTAL:	$100.00

3.3                                          Payment of Contributions. The Member’s capital contribution shall be made by delivering it to the Company within the thirty (30) day period immediately following the execution of this Agreement.

3.4                                          Company Interest. For purposes of this Agreement, the term “Company Interest” shall mean the Member’s share of the Company’s net profits and net losses, the right to receive distributions of Company property and the rights, powers and liabilities of a Member as defined and described in the Act and this Agreement. The nature of a Company Interest shall be personal property for all purposes.

3.5                                          The Member’s initial Company Interest shall be equal to the number of units (“Units”) set forth below:

Name of Member	No. of Units

Milford Wind Corridor, LLC	500

TOTAL:	500

The Member’s Company Interest at any given time shall be calculated on the basis of the number of Units owned by that Member to the total number of Units owned by all of the Members.

3.6                                          Form of Contributions. Unless specified otherwise in this Agreement or agreed by the Member, all capital contributions made to the Company shall be made in the form of cash denominated in US dollars or cash equivalents.

(a)                                           Loans from Members. The Member may loan money to the Company for any purpose permitted under this Agreement (hereinafter a “Member Loan”). Loans from the Member to the Company shall be made on reasonable commercial terms.

3.7                                          Additional Capital Contributions. If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional capital contributions, but shall not be required to make any further or additional capital contributions to the Company, except as required by the Act.

3.8                                          Withdrawal of Capital Contributions. Member shall not have the right to withdraw or reduce its capital contributions to the Company. Member shall not have the

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right to demand and receive any distribution from the Company in any form other than cash. Member shall not be entitled to receive any interest on its capital contributions to the Company.

3.9                                          Use of Contributions. The aggregate of all capital contributions made by the Member to the Company shall be available to the Company to carry out the purposes of the Company.

3.10                                    Ownership of Property. All Company property, whether real or personal, tangible or intangible, shall be owned by the Company. Member shall not have any interest in any specific Company property.

3.11                                    Composition of Capital Accounts. The Company shall establish and maintain a separate capital account for Member in accordance with applicable federal tax laws. The Member’s capital account shall be determined and maintained as follows:

(a)                             Contributions, Income and Gains. Member’s capital account shall be increased by: (1) the amount of money contributed by Member; (2) the fair market value at the time of contribution of all property other than money contributed by Member, if any, reduced by any liabilities secured by that property which are assumed or taken subject to by the Company; and (3) Member’s share of Company income and gains, including income and gains which are exempt from or not recognized for federal income tax purposes, as computed for book purposes; and

(b)                            Distributions, Deductions and Losses. Member’s capital account shall be decreased by: (1) the amount of money distributed to Member; (2) the fair market value at the time of distribution of all property other than money distributed to Member, if any, reduced by any liabilities secured by that property which are assumed or taken subject to by Member; and (3) Member’s share of Company losses and deductions, including Company expenditures which are not deductible or capitalizable for federal income tax purposes, as computed for book purposes.

3.12                                    Transferee’s Capital Account. In the event of a permitted transfer of a Company Interest as provided in this Agreement, the capital account of the transferor shall become the capital account of the transferee to the extent it relates to the transferred Company Interest.

3.13                                    Compliance with Applicable Federal Tax Laws. The manner in which the capital account of Member is to be maintained pursuant to this Article III of this Agreement is intended to comply with the requirements of all applicable federal tax laws. If in the opinion of Member the manner in which capital accounts are to be maintained pursuant to this Article 111 of this Agreement should be modified in order to comply with the applicable federal tax laws, then notwithstanding anything contained in this Agreement to the contrary, Member shall alter the method in which the capital accounts are maintained and amend this Agreement to reflect any such change in the manner in which capital accounts are maintained.

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ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

4.1                                          Allocation of Company Items. All items of income, gain, loss, deduction or credit of the Company shall be allocated to Member in proportion to its Company Interests; provided, however, that for federal income tax purposes such items of income, gain, loss and deduction or credit with respect to property contributed by Member to the Company shall be allocated to Member so as to take account of the variation between the federal income tax basis of the property to the Company and its fair market value at the time of its contribution to the Company in accordance with applicable federal tax laws.

4.2                                          Reallocation on Transfer. In the event that Member’s interest is transferred in accordance with the provisions of this Agreement, the allocations provided in this Article IV of this Agreement shall be further reallocated between the transferor and the transferee in the same ratio as the number of days each of them owned the Company Interest during the fiscal year of the Company for which the allocation is being made, unless the books of the Company permit the allocation of items of income and expense to the periods of time before and after the transfer, in which case the latter allocation shall be made.

4.3                                          Distribution of Net Cash. Following the end of each fiscal year of the Company and the adjustment of Member’s capital accounts for that fiscal year, the Company may distribute the Net Cash of the Company to Member. Distributions of Net Cash shall be made among Member in proportion to its Company Interests. The term “Net Cash” shall mean cash flow available after normal operating expenses, debt service, and any reasonable reserves set aside for future liabilities as determined by Member.

4.4                                          Draws. At the beginning of each fiscal year, a periodic draw in anticipation of the distribution of Net Cash to Member for that fiscal year may be established. Any amounts so withdrawn during the fiscal year shall be credited against any Net Cash distributable to Member at the end of that fiscal year. To the extent such withdrawals exceed Member’s Net Cash distribution for the same fiscal year, the excess shall be a liability of Member to the Company payable upon demand but without interest. A periodic drawing right once determined may be terminated at any time during the course of the Company’s fiscal year if it appears unlikely that the Net Cash distributable to Member for that fiscal year shall equal or exceed Member’s withdrawals.

ARTICLE V

COMPETITION AND CONFIDENTIALITY

5.1                                          Member and Special Member may engage in any other business, whether or not the same or similar to the business of the Company, and whether or not such other business is competitive with the Company. The Company shall have no rights in the income or profits of that business.

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ARTICLE VI

TAX, FINANCIAL AND ACCOUNTING MATTERS; SEPARATENESS

COVENANTS

6.1                                          Fiscal Year and Accounting Method. The fiscal year of the Company for both accounting and income tax purposes shall be the calendar year, and for both accounting and income tax purposes the Company shall report its operations and profits and losses in accordance with the accrual method of accounting, unless a different method of accounting is required by applicable federal tax laws.

6.2                                          Annual Tax Return and Financial Statements. The accountant for the Company shall prepare all required tax returns for the Company as of the end of each fiscal year, including the balance sheet and statement of income and expenses relating to such fiscal year, and a statement of Member’s distributive share of the items of income, gain, loss, deduction and credit of the Company for tax purposes for such fiscal year. The Company shall furnish Member with a copy of each such tax return and statement on or before the date the Company files its tax returns for such fiscal year.

6.3                                          Tax and Accounting Matters. All elections with respect to the preparation and filing of the Company tax returns, the reporting of items of Company income, gain, loss, deduction and credit, and all other elections which the Company or Member are entitled to make with respect to Company matters, shall be made only by the Company. Member shall be the Tax Matters Member for the Company for income tax purposes. All decisions as to accounting matters shall be made in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Member is still required to make all Member specific elections, as appropriate.

6.4                                          Books and Records. The Company shall maintain a full and accurate set of books and records at its principal place of business. Member and its duly authorized representative shall have access to and may inspect and copy any such books and records at all reasonable times.

6.5                                          Bank Account. The Company shall open and maintain a bank account or bank accounts in the name of the Company at such bank or banks as Member may determine from time to time. All funds of the Company not otherwise invested shall be deposited in and withdrawn from such bank account(s) as Member may determine. Any withdrawals from such bank account(s) shall require such signature or signatures as Member may from time to time determine.

6.6                                          Separateness Covenants. The Company covenants that it:

(a)                                  shall not commingle assets with those of any other entity (except as permitted in Section 6.4(f) of the Credit Agreement);

(b)                                 shall hold its assets in its own name;

(c)                                  shall conduct its own business in its own name:

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(d)                                 shall maintain bank accounts, books, records and financial statements in accordance with generally accepted accounting principles and separate from any other individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority (“Person”);

(e)                                  shall observe all Company formalities;

(f)                                    shall not allow any other Person to pay its liabilities (except payments made by or from capital contributed by Member pursuant to Article III or the letters of credit required under any Project Document (as defined in the Credit Agreement) which, as of the Closing Date (as defined in the Credit Agreement), is provided by First Wind Holdings, LLC or any affiliate thereof;

(g)                                 shall maintain adequate capital in light of its contemplated business operations;

(h)                                 shall use separate stationery, invoices and checks;

(i)                                     shall maintain an arm’s-length relationship with its affiliates;

(j)                                     shall pay the salaries of its own employees, if any;

(k)                                  shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

(l)                                     shall not make any loans to any other Person;

(m)                               shall allocate fairly and reasonably any overhead for shared office space;

(n)                                 shall not pledge its assets for the benefit of any other entity; and

(o)                                 shall hold itself out as a separate entity, with the exception that Company shall not be considered as a separate entity from First Wind Holdings, LLC or Member for federal, state, and local income tax purposes, and not fail to correct any known misunderstanding regarding its separate identity.

Further, the Company shall at all times observe the single purpose entity and separateness covenants set forth in this Agreement.

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ARTICLE VII

MANAGEMENT AND MEMBERS

7.1                                          Powers of the Member. Member shall have all of the powers of the Company and may exercise all of the rights and powers of a member under the Act. Member shall have full, exclusive and complete discretion in the management of the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts deemed by member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company at the expense of the Company.

7.2                                          Special Member.

(a)                                  “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to this Section 7.2, Victor A. Duva (or such other Person as designated by the Member and bound by this Agreement), in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

(b)                                 Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 8.3 and 9.1, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Article VIII), Victor A. Duva (or such other Person as designated by the Member and bound by this Agreement) shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. The Special Member may not resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member, appointed by the personal representative of the Person that had been the last remaining Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member pursuant to this Section 7.2, Victor A. Duva (or such other Person as designated by the Member and bound by this Agreement) shall execute a counterpart to this Agreement. Prior to his admission to the Company as Special

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Member, Victor A. Duva (or such other Person as designated by the Member and bound by this Agreement) shall not be a member of the Company. The Member shall at all times designate at least one Person who shall agree to be admitted as the Special Member, to be bound by this Agreement and to comply with this Section 7.2.

7.3                                          Meetings.

(a)                             Annual and Special Meetings. The annual and special meetings of the Member for the transaction of such business as may properly come before the meeting shall be held at such place, time and date as shall be designated by the Member from time to time.

(b)                            Actions Without a Meeting. Notwithstanding any provision contained in this Article VII, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

7.4                                          Management Authority of Members and Officers. Member shall have the full and exclusive responsibility for the management of the Company, the operation of the business of the Company, and the performance of the duties described in this Article VII of this Agreement. Member has delegated its power and authority to the following President, Secretary and/or Treasurer as officers of the Company, all of whom could be the same person and who could, but need not, be a Member of the Company and will have the power and authority provided herein, unless otherwise specified by Member:

President:	Paul Gaynor
Secretary:	Evelyn Lim
Treasurer:	Michael Metzner
Assistant Treasurer:	Timothy Rosenzweig
Assistant Treasurer:	Robert S. Schauer

(a)                                  President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members, shall have general and active management of the business of the Company, and shall execute bonds, mortgages, loans, leases and contracts for the Company, and is authorized to open and sign bank accounts and to authorize other officers or persons to open and sign such accounts. The approval of the form and substance of such documents by the Company and the Members shall be conclusively evidenced by the execution thereof by the President.

(b)                                 Vice President. The Vice President shall act under the direction and guidance of the President.

(c)                                  Secretary. The Secretary shall record all the proceedings of the meetings of the Members and notice of all meetings of the Members, and shall

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perform such other duties as may be prescribed by the President. The Secretary is authorized to execute contracts on behalf of the Company. The approval of the form and substance of such documents by the Company and the Members shall be conclusively evidenced by the execution thereof by the Secretary.

(d)                                 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the President. The Treasurer shall disburse the funds of the Company as may be ordered by the President taking proper vouchers for such disbursements, and shall render to the President an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer is authorized to execute contracts on behalf of the Company in furtherance of his rights and responsibilities contained herein.

The foregoing officers shall serve until their respective successors are chosen by Member or Member removes one or more of the officers so that Member may resume exercising the power and authority previously delegated to such officer or officers.

7.5                                          Duties of Loyalty and Care of Member. Member shall devote such time to the operations of the Company as it, in its sole discretion, deems to be reasonably required to conduct the Company business and to operate and manage the Company property in an efficient manner. Member shall use its best efforts to manage the business and affairs of the Company. The doing of any act or failure to do any act which may result in a loss to the Company, if done in good faith and in a manner reasonably believed to be in the best interest of the Company, shall not subject Member to any liability to the Company.

7.6                                          Compensation for Member. Member may be entitled to compensation for personal services rendered by it on behalf of the Company in its capacity as Member. For purposes of this Section 7.6, reimbursement for out-of-pocket expenses shall not be construed as “compensation”. Member shall be fully reimbursed by the Company for all out-of-pocket expenses incurred by them on behalf of the Company.

7.7                                          Indemnification. To the fullest extent permitted by applicable law, Member, Special Member, any affiliate of Member or Special Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of Member or Special Member, or their respective affiliates, or any officer, employee or agent of the Company or its affiliates (any such Person, a “Covered Person”) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section shall be provided out of and to the extent

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of Company assets only, and no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

7.8                                          Personal Liability. Neither Member nor Special Member shall have any personal liability for the liabilities or obligations of the Company, except, with respect to Member, to the extent of the capital contributions made or required to be made by Member to the Company in accordance with the terms of this Agreement.

ARTICLE VIII

ADMISSION AND RESIGNATION OF MEMBER

8.1                                          Initial Members. All Persons having executed this Agreement as Members shall be admitted as Members without any further act on the part of the Company or the other Members.

8.2                                          Sole Member. The Company shall at all times be and remain a single member limited liability company, and it shall not have more than one Member at any time; nor shall the Member be entitled to divide or subdivide the Company Interest in any manner whatsoever.

8.3                                          Preconditions to Admission. In no event shall a member be admitted as a Member of the Company, unless and until:

(a)                                  Such Person agrees to execute this Agreement, as then amended, and such other instruments as may be required by the Act or which Member deems necessary or appropriate to confirm and record such Person’s undertaking to be bound by the terms of this Agreement; and

(b)                                 Such Person agrees to pay all the reasonable expenses, including attorney’s fees, incurred by the Company in connection with the transfer, if any, and the admission of such Person as a Member.

8.4                                          Assignee of a Member. If a Person acquiring a Company Interest is not admitted as a Member of the Company as provided in this Article VIII of this Agreement, then such Person’s interest in the Company shall be solely that of a rightful assignee of a Member as provided in the Act.

8.5                                          Resignation of Members. Member shall not resign from the Company prior to the dissolution and winding up of the Company; provided, however, that any Member transferring its Company Interest in conformity with the transfer provisions of Article IX of this Agreement, whether to the Company or to a third party, shall be

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deemed to have resigned from the Company without violating this Agreement upon and to the extent of the transfer, whether or not the transferee is admitted as a Member of the Company.

ARTICLE IX

TRANSFER OF COMPANY INTERESTS

9.1                                          Transfers. Member may assign (whether by sale, exchange, gift contribution, distribution or other transfer, including a pledge or other assignment for security purposes) all its Company Interest. The transferee may be admitted as a Member in accordance with Section 8.3.

ARTICLE X

DISSOLUTION

10.1                                    Events Causing Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its Company Interest and the admission of the transferee pursuant to Sections 8.3 and 9.1), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company. For purposes of this Agreement, “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition,

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readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

10.2                                    Winding Up. Upon the dissolution of the Company, Member or, if none, the personal representative of Member, shall conclude the business of the Company, wind up its affairs, distribute its assets in liquidation, and file all certificates or notices required by the Act to evidence such dissolution, liquidation and termination. Except as otherwise expressly provided for in the Act, all decisions pertaining to the dissolution of the Company shall be made in the same manner as decisions made in the ordinary course of the Company’s business.

10.3                                    Final Accounting; Deficit Capital Accounts. Upon the dissolution of the Company, a final accounting shall be made of the capital account of Member, adjusted up or down to reflect Member’s proportionate share of the Company’s net profit or net loss from the time of the last previous accounting to the date of the dissolution. In the event Member has a deficit balance in its capital account at the time of the dissolution of the Company, Member shall be required to contribute sufficient capital to the Company within thirty (30) days of the date of the dissolution of the Company to eliminate the deficit balance in its capital account.

10.4                                    Priority of Distributions. Distributions in liquidation of the Company shall be made in the following order:

(a)                    First, those owing to creditors of the Company, including Members who are creditors of the Company;

(b)                   Second, those owing to Member other than for capital and profits;

(c)                    Third, those owing to Member in respect of capital; and

(d)                   Fourth, those owing to Member in respect of profits.

10.5                                    Payment of Claims. Upon the dissolution of the Company, the Company shall pay or make reasonable provisions to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims and obligations,

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known to the Company and all claims and obligations which are known to the Company, but for which the identity of the claimant is unknown. If the Company has sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of the assets available therefore. Any remaining Company assets shall be distributed as provided in Section 10.4 of this Agreement.

ARTICLE XI

GENERAL PROVISIONS

11.1                                    Notices. All notices, claims, instructions, requests, demands, consents, or other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given if and when sent by first class United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

If to the Company to:

Milford Wind Corridor Phase I, LLC

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

or to such other address as the Person to whom notice is to be given may give notice in the manner set forth above.

11.2                                    Enforceability. The parties agree that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provisions of this Agreement shall be adjudicated to be invalid, illegal or unenforceable, such provision of this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid, illegal or unenforceable, such deletion to apply only with respect to the operation of such provision of this Agreement in the particular jurisdiction in which such adjudication is made.

11.3                                    Descriptive Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience of reference only and shall not control or affect in any way the meaning, construction, or interpretation of this Agreement.

11.4                                    Governing Law. This Agreement has been executed in the State of Delaware and shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware in all respects.

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11.5                                    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.6                                    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties hereto with respect thereto. No representation, condition or understanding not expressed herein shall be binding upon the parties, unless subsequent to the date hereto and signed by all of the parties hereto. This Agreement may not be amended or modified except by a written instrument signed by a majority in interest of the Members.

11.7                                    Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement by another party hereto must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

11.8                                    Authorship. No questions of interpretation or construction concerning this Agreement shall be construed or interpreted for or against any party based on the consideration of authorship.

11.9                                    Time of the Essence. Time is of the essence of this Agreement.

11.10                              Gender. When used in this Agreement, singular terms include the plural as appropriate in the context, and masculine terms include the feminine and are gender neutral as appropriate in this context.

11.11                              Agreement in Counterparts. This Agreement may be executed in several counterparts and withstanding that all the parties are not signatory to the original or the same counterpart.

11.12                              Tax Status. The parties to this Agreement intend that the Company shall be classified as a partnership for federal, and to the extent applicable, state and local, income tax purposes, and the parties agree that the provisions of this Agreement shall be construed and applied in a manner that will not impair the qualification of the Company as such form of entity under the applicable provisions of the Internal Revenue Code, or to the extent applicable, the laws of any state or local tax authorities.

*remainder of page intentionally left blank*

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IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Agreement effective as of the 22nd day of April, 2009.

MEMBER:

MILFORD WIND CORRIDOR, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

Second Amended and Restated

Limited Liability Company Agreement

Milford Wind Corridor Phase I, LLC

SPECIAL MEMBER:

/s/ Victor A. Duva
Victor A. Duva

Second Amended and Restated

Limited Liability Company Agreement

Milford Wind Corridor Phase I, LLC

MEMBER:

MWCI HOLDINGS, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

Second Amended and Restated

Limited Liability Company Agreement

Milford Wind Corridor Phase I, LLC

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is made and entered into as of April 22, 2009 (the “Effective Date”), by and between Milford Wind Corridor, LLC, a Delaware limited liability company (“Assignor”), and MWCI Holdings, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor is the record and beneficial owner of one-hundred percent (100%) of the Company Interests (as defined in the LLC Agreement) (the “Assigned Interests”) of Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (the “Project Company”), formed under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), pursuant to that certain Certificate of Formation filed with the Delaware Secretary of State’s office on November 1, 2006 and subject to the terms and conditions set forth in that certain Second Amended and Restated Limited Liability Company Agreement for Milford Wind Corridor Phase I, LLC dated April 22, 2009 (the “LLC  Agreement”).

WHEREAS, Assignor has agreed to transfer the Assigned Interests to Assignee and Assignee has agreed to accept the Assigned Interests and assume all of the obligations and liabilities with respect to the Assigned Interests from Assignor.

WHEREAS, Assignor now desires to transfer the Assigned Interests to Assignee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

AGREEMENT

1.                                       Assignor hereby transfers, assigns, conveys, and delivers, to Assignee all of Assignor’s right, title and interest in and to the Assigned Interests and Assignee hereby accepts the Assigned Interests.

2.                                       Assignee agrees to execute the LLC Agreement and agrees to comply with and be bound by all terms, covenants and conditions of the LLC Agreement.

3.                                       Assignee agrees to pay all the reasonable expenses, including attorney’s fees, incurred by the Project Company in connection with this Assignment, if any, and the admission of Assignee as a member of the Project Company.

4.                                       Assignor and Assignee covenant and agree that they will at any time and from time to time do, execute, acknowledge and deliver any and all other acts, deeds, assignments, transfers or conveyances or any other documents or amendments that the other party deems reasonably necessary or proper to more effectively carry out the assignment and assumption intended to be made hereunder.

5.                                  This Assignment and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.                                  This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflict of law principles).

7.                                  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

Assignor:

MILFORD WIND CORRIDOR, LLC,
a Delaware limited liability company

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

Assignee:

MWCI HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary